UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Navistar International Corporation

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NAVISTAR®

Notice of 2018 Annual Meeting of Stockholders and Proxy Statement

DRIVING THE FUTURE

February 13, 2018 Lisle, Illinois

NAVISTAR INTERNATIONAL CORPORATION
2701 NAVISTAR DRIVE
LISLE, ILLINOIS 60532

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:    Tuesday, February 13, 2018, 9:00 A.M. — Central Time

Location:    Navistar Corporate Headquarters
2701 Navistar Drive, Lisle, Illinois 60532

December 20, 2017
To our stockholders:

On behalf of the Board of Directors of Navistar International Corporation, you are cordially invited to attend our 2018 Annual Meeting of Stockholders, which will be held on Tuesday, February 13, 2018 at 9:00 A.M. Central Time at our corporate headquarters located at 2701 Navistar Drive, Lisle, Illinois 60532. At our annual meeting, our stockholders will be asked to:

•	Elect as directors the nominees named in the accompanying proxy statement;

•	Act on an advisory vote on executive compensation as disclosed in the accompanying proxy statement;

•	Approve the material terms of the performance measures and goals set forth in our 2013 Performance Incentive Plan;

•	Ratify the appointment of our independent registered public accounting firm; and

•	Act upon any other matters properly brought before the annual meeting.

We plan to send a Notice of Internet Availability of Proxy Materials on or about December 20, 2017. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. The Notice of Internet Availability of Proxy Materials is not a form for voting and presents only an overview of the proxy materials. In order to attend our 2018 Annual Meeting of Stockholders, you must have an admission ticket. Procedures for requesting an admission ticket are detailed in the accompanying proxy statement. Attendance and voting is limited to stockholders of record at the close of business on December 18, 2017.

Your vote is important. Whether or not you plan to attend the 2018 Annual Meeting of Stockholders, please vote your proxy either by mail, telephone, mobile device or over the Internet.

By Order of the Board of Directors,

Richard E. Bond Secretary

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS
MEETING TO BE HELD ON FEBRUARY 13, 2018: THE ANNUAL REPORT AND PROXY STATEMENT
ARE AVAILABLE AT HTTP://WWW.NAVISTAR.COM/NAVISTAR/INVESTORS

2018 Proxy Statement

2018 Proxy Statement

TABLE OF CONTENTS
Proxy Summary	2	Equity Compensation Plan Information	77
Executive Summary	5	PROPOSAL 3 - Approval of the Material Terms of the Performance Measurements and Goals in our 2013 Performance Incentive Plan	79
Frequently Asked Questions Regarding Attendance and Voting	11	PROPOSAL 4 - Ratification of Independent Registered Public Accounting Firm	86
PROPOSAL 1 — Election of Directors	16	Audit Committee Report	86
Corporate Governance	24	Independent Registered Public Accounting Firm Fee Information	87
Corporate Governance Guidelines	24
Related Party Transactions and Approval Policy	24	Other Matters	88
Director Independence Determinations	25	Section 16(a) Beneficial Ownership Reporting Compliance	88
Board Leadership Structure	26	Availability of Form 10-K and Annual Report to Stockholders	88
Risk Oversight	26	Matters Raised at the Meeting not Included in this Proxy Statement	88
Nominating Directors	26
Board Committees and Meetings	28	Admission and Ticket Request Procedure	89
Communication with the Board	29
Code of Conduct	29
Persons Owning More than Five Percent of Navistar Common Stock	31	APPENDIX A — Aon Hewitt’s 2016 U.S. TCM Total Compensation Executive Regression	A-1

Navistar Common Stock Owned by Executive Officers and Directors	33	APPENDIX B — Towers Watson’s 2016 CDB General Industry Executive Compensation Survey Reports — U.S. Surveys	B-1

PROPOSAL 2 - Advisory Vote on Executive Compensation	35	APPENDIX C — 2013 Performance Incentive Plan	C-1

Compensation	36
Compensation Committee Report	36
Compensation Discussion and Analysis	36
Executive Summary	37
Detailed Review of Executive Compensation	40
Executive Compensation Tables	52
Compensation Risk	72
Compensation of Directors	73

2018 Proxy Statement	1

PROXY SUMMARY
This summary highlights information collected elsewhere in this proxy statement or in our corporate governance documents published on our website: http://www.navistar.com/navistar/investors/corporategovernance/

We encourage you to read this proxy statement in its entirety before voting.

How to Vote
Your vote is important. Please exercise your right as a stockholder and submit your proxy as soon as possible. You may vote if you were a stockholder at the close of business on December 18, 2017. Stockholders may vote in person at the meeting, or submit a proxy by the Internet, mail, mobile device or telephone as follows:

Via the Internet:	By Telephone (toll free):
http://www.proxyvote.com	1-800-690-6903

By Mail:	In Person:
Complete, sign and mail the enclosed proxy card.	Stockholders who obtain an admission ticket can attend and vote at the annual meeting.

By Scanning Your QR Code:
Vote with your mobile device.

Annual Meeting Location
February 13, 2018
9:00 A.M. Central Time
Navistar Corporate Headquarters
2701 Navistar Drive, Lisle, Illinois 60532

Stockholder Action
Proposals for Your Vote	Board Voting Recommendation	Page
Proposal 1: Election of Directors	FOR each nominee	16
Proposal 2: Advisory Vote on Executive Compensation	FOR	35
Proposal 3: Approval of the Material Terms of the Performance Measurements and Goals Set Forth in our 2013 Performance Incentive Plan	FOR	79
Proposal 4: Ratification of Independent Registered Accounting Firm	FOR	86

2018 Proxy Statement	2

Director Nominees

We ask you to vote "for" all of the director nominees listed below. Set forth below is summary information about each director nominee, with more detailed information about the qualifications and experience of each director nominee contained under Proposal 1 - Election of Directors beginning on page 16 of this proxy statement.

Nominee and Principal Occupation	Age	Director Since	Independent	Current Committee Membership
Troy A. Clarke
President and Chief Executive Officer of Navistar	62	April 2013
José María Alapont
Former Chairman, President and Chief Executive Officer of Federal-Mogul Corporation	67	October 2016	X	Finance
Stephen R. D'Arcy
Partner, Quantum Group LLC	63	October 2016	X	Audit (Chair)
Matthias Gründler
Chief Financial Officer, Volkswagen Truck & Bus GmbH	52	February 2017	X	Finance
Vincent J. Intrieri
Founder, President and Chief Executive Officer, VDA Capital Management LLC	61	October 2012	X	Finance (Co-Chair) and Nominating & Governance
Daniel A. Ninivaggi
Chief Executive Officer, Icahn Automotive Group LLC	53	August 2017	X	Audit and Compensation
Mark H. Rachesky, M.D.
Founder and President, MHR Fund Management LLC	58	October 2012	X	Finance (Co-Chair) and Nominating & Governance
Andreas H. Renschler
Chief Executive Officer, Volkswagen Truck & Bus GmbH	59	February 2017	X	Compensation and Nominating & Governance
Michael F. Sirignano
Principal, MHR Fund Management LLC	36	March 2014	X	Compensation (Chair) and Audit
Dennis A. Suskind
Retired General Partner, Goldman Sachs & Company	75	October 2016	X	Compensation

2018 Proxy Statement	3

Business Strategy

Our 2017 Accomplishments
●    Consummated the Previously Announced Volkswagen Truck and Bus Alliance
●    Launched Products and Product Features Important to Key Markets
●    Improved Quality and Uptime
●    Delivered on Our Plan to Reduce Costs
●    Built Sales Momentum
●    Sought New Sources of Revenue
ò Evaluated Non-Core Activities

● Realized new sources of revenue

Our Expectations Going Forward
●   Grow the Core Business
●   Drive Operational Excellence
●   Pursue Innovative Technology Solutions
●   Leverage the Volkswagen Truck and Bus Strategic Alliance
●   Enhance Our Winning Culture
●   Improve Our Financial Performance

Corporate Governance Highlights

✓
10 of 11 directors who are expected to continue following the 2018 Annual Meeting of Stockholders are independent under our corporate governance guidelines and the New York Stock Exchange (‘‘NYSE’’) listing standards.

✓	We have an Independent Lead Director.

✓	We have 100% independent Board of Directors (the "Board") standing committees.

✓	We have a declassified Board.

✓	We have stockholder representation on all of our Board committees.

✓	We have a director resignation policy for directors who fail to obtain a majority vote.

✓	We have no super-majority voting provisions to approve transactions, including a merger.

✓	We have a claw-back policy.

✓
We do not provide tax gross-ups for perquisites and other similar benefits to officers who are subject to Section 16 (the ‘‘Section 16 Officers’’) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). Additionally, we do not provide tax gross-ups for any cash or equity awards for any employees.

✓	We have ‘‘double trigger’’ change in control benefits.

✓	Our Named Executive Officers ("NEOs") and directors are subject to stock ownership guidelines and stock retention requirements.

✓	We impose restrictions on short selling, trading in derivatives, pledges, hedges and margin account use by our executives and directors.

2018 Proxy Statement	4

EXECUTIVE SUMMARY

Navistar International Corporation (‘‘we,’’ ‘‘our’’, the ‘‘Company’’ or ‘‘Navistar’’), incorporated under the laws of the State of Delaware in 1993, is a holding company whose principal operating entities are Navistar, Inc. (‘‘Navistar, Inc.’’) and Navistar Financial Corporation (‘‘NFC’’). Navistar’s fiscal year ends October 31 and as such all references to a year refer to the applicable fiscal year unless stated otherwise.

Business Strategy
Our 2017 Accomplishments
We have continued to make substantial progress on our top priorities:
Consummated Volkswagen Truck & Bus Alliance: In February 2017, we consummated our previously announced strategic alliance with Volkswagen Truck & Bus GmbH ("VW T&B") pursuant to a Stock Purchase Agreement dated as of September 5, 2016, by and among us and VW T&B (“the Stock Purchase Agreement”), a License and Supply Framework Agreement and a Procurement JV Framework Agreement. Pursuant to the Stock Purchase Agreement, we issued and VW T&B purchased 16.2 million shares of our common stock for an aggregate purchase price of $256 million at $15.76 per share, equal to a 19.9% stake in the Company (16.6% on a fully-diluted basis).
Launched products and product features: In 2017, we remained committed to focusing on our Core markets and investing in product development to increase customer value. We expect to continue to announce a new or redesigned product, on average, every four to six months through 2018. By the end of 2018, our entire portfolio will consist of newly designed trucks.

•
In February 2017, we introduced our new International® A26 diesel engine, an all-new 12.4L engine design which we believe offers improved fuel economy and will deliver the uptime that our customers demand. In July 2017, we fulfilled customer shipments of our first on-highway vehicles powered by the International® A26 engine.

•
In April 2017, we introduced the International® RH™ Series, our new Class 8 regional haul tractor powered by the new International® A26 engine. The RH Series is designed to deliver further improvements in vehicle uptime and driver productivity.

•	In June 2017, we announced an IC Bus® gas powertrain offering to provide school bus customers additional powertrain options.

•
In July 2017, we made our OnCommand Connection (“OCC”) Telematics solution available for purchase. We also announced OCC Marketplace, a new, open-architecture, cloud-based technology platform; OCC Electronic Driver Log (“EDL”), which automates federal hours of service compliance requirements. During the year, we also introduced electronic Driver Vehicle Inspection Reporting, fuel tax reporting, and over-the-air programming for Cummins engines.

•	In September 2017, we introduced the International® HV™ Series, our new Class 8 severe service truck powered by the new International® A26™ diesel engine.

•
In September 2017, we also announced the launch of an electric medium-duty truck in North America by late 2019 with our partner VW T&B. We also expect to launch an IC electric bus as early as 2019. The IC electric bus chargE™ was unveiled in late 2017.

Improved quality and uptime: We continued our relentless focus on improving quality and uptime in 2017.

•
We have reduced dealer dwell time through improvements in diagnostics and repair procedures. An increasing number of service locations have achieved certification under the Diamond Edge™ certified program, which is a dealer service performance program that is based on rigorous adherence to exacting parts and service metrics.

•
We have made great strides in improving the quality of components manufactured by our supply base. The quality performance of our supply base has improved to the point that over the last four years, there has been a reduction of more than 70% in supplier-related internal defects observed at our manufacturing facilities. We expect that the continued reduction in supplier-related internal defects will have a positive impact on the uptime and performance of our vehicles.

•
Warranty expense continued to decline as a result of our improved product quality and reliability. Excluding pre-existing charges, warranty expense as a percentage of manufacturing revenue was 2.4% in 2017, versus 2.7% in 2016.

2018 Proxy Statement	5

•
Our new product Command Center has been in place since August 2017 focused on new products dwell time improvement. The goal is a maximum 24 hours dwell time for 80% of the vehicles and 48 hours dwell time for 100% of the vehicles.  OCC will support Command Center goals through proactive diagnostics and predictive tools.

Delivered on our plan to reduce costs: In 2017, we continued cost management practices that are improving margins.

•	Procurement and engineering design processes remain focused on lowering material costs.

•	We revised our used truck strategy in the second quarter of 2017 which accelerated our sales and drove lower inventories in the second half of the year.

•	We rationalized 9/10-liter engine production at our plant in Melrose Park, Illinois (the "Melrose Park Facility") and made the decision to cease production beginning in the second quarter of 2018.

•	The VW T&B alliance is on plan to deliver procurement, technology and other synergies.
Built sales momentum: Our Class 6-8 retail market share is gaining momentum, growing by over 150 share points over the course of 2017.

•	Customer acceptance of new heavy duty products is growing steadily compared to 2016.

•	Our share of rental and leasing business is increasing, boosting our share in the Medium truck segment.

•
At the North American Commercial Vehicle ("NACV") show in September 2017, we launched the new International® LoneStar®, International HV™, and the International A26 engine in our International HX™ series.

•	Our all-makes Fleetrite® and remanufactured ReNEWed® parts sales are growing compared to 2016.
Sought New Sources of Revenue: We continue to seek new sources of revenue.

•
In March 2017, we announced that Navistar Defense, LLC ("ND"), was awarded two foreign military contracts by the U.S. Army Contracting Command. Under the first contract, ND will produce and support MaxxPro® Dash DXM™ Mine Resistant Ambush Protected (“MRAP”) vehicles for Pakistan. Under the second contract, ND will reset, upgrade and support MaxxPro® MRAP Excess Defense Article vehicles for the United Arab Emirates (“U.A.E.”). The majority of the work will take place at our West Point, Mississippi assembly plant. Delivery is planned to be completed for Pakistan in calendar year 2017 and for U.A.E. in calendar year 2018.

•	We ramped up contract manufacturing for General Motors Company ("GM") in our Springfield, Ohio plant.

•
We announced a strategic relationship with Education Logistics, Inc. (“Edulog”), a recognized industry leader in pupil transportation solutions, which will offer additional comprehensive telematics solutions to the school bus market using our OCC remote diagnostics and telematics solution for all makes and models.

Evaluated non-Core activities: We also continue to evaluate our portfolio of assets to optimize our cost structure. In May 2017, we completed the sale of a fuel injector business line that had been included in our Parts segment. During August 2017, we also sold our fabrication business in Conway, Arkansas.
Our Expectations Going Forward
Going forward, we will focus on implementing our customer-centric strategy which we believe will enable us to improve sales and market share by offering more value for our customers. Our strategy includes plans to:

•	Grow the Core Business;

•	Drive operational excellence with enhanced focus on quality and reliability;

•	Pursue innovative technology solutions;

•	Leverage the VW T&B strategic alliance;

•	Enhance our winning culture; and

•	Improve our financial performance
Grow the Core Business: We will continue to focus on leveraging our investments and assets to generate revenue growth.

•
New Product Launches - Our product development pipeline is full for 2018. In the first half of 2018, we will launch the International® HX™ series with the International® A26 engine to complete the HX family. We will also launch the RE bus with the Cummins ISL, the International® HV™ Series vocational truck with the A26 engine, the gasoline-powered CE bus and an updated International® LoneStar® truck. In the first half of 2018, we will introduce the International® MV™ series, our new medium-duty truck. To support Greenhouse Gas (“GHG”) emissions requirements, we will continue to introduce features that further improve fuel economy. We will also enter the Class 4/5 market in the second half of 2018 with a vehicle that will be distributed separately through GM and our dealer networks.

2018 Proxy Statement	6

•
Distribution Effectiveness - We will continue to invest in the dealer organization to improve customer reach, sales effectiveness and customer uptime. Recruitment and training of salespeople, improved operating practices, and comprehensive internal sales support are central to this strategy.

•
Focus on the Customer - We will also continue our focus to align around customer needs. We will implement uptime best practices, such as managing repairs in real time to reduce dwell time and utilizing OCC data and its advanced diagnostic and prognostic capabilities. New initiatives in 2018 are targeted to raise uptime to the next level.

•
Parts - Our growth initiatives focus on strengthening sales and dealer capability and loyalty; expansion outside the dealer channel with the continued reach of the successful Fleetrite all makes parts offering, increasing share of late-in-lifecycle products including remanufactured offerings; and leveraging our connected vehicle platform and other technologies to accelerate the growth of parts and services.

Drive Operational Excellence: We will continue to drive improvement of key performance metrics such as product, manufacturing, structural costs, quality, and uptime. We are also continuing our focus to identify and prioritize needed asset sustainment in our manufacturing and engineering facilities. A relentless focus on operational excellence is essential to delivering on our commitment to enhance customer value.
Pursue Innovative Technology Solutions: We plan to leverage our assets and capabilities to pursue innovative technology solutions for our customers.

•
New Technologies - We are well positioned to participate in the three emerging technology themes impacting the North American transportation industry. These include Advanced Driver Assistance ("ADAS") autonomous driving, platooning, the digital supply chain and electrification. We have emerging relationships with first movers in all of these areas. We have announced the planned introduction of the series of electric vehicles in the medium duty and school bus classes.

•
OnCommand Connection - The requirement to use Electronic Logging Devices ("ELDs") starting in the first quarter of 2018 is an opportunity for revenue growth. In addition to remote diagnostics, we have broadened our OCC offering to include cellular telematics, EDLs and driver behavior. OCC product investments in 2018 will focus on new service solutions and tools that will enhance our current offerings as well as differentiate the International brands. In addition, OCC is a ready-to-go alternative as a digital backbone for autonomous driving systems and supply chain digitization efforts.

Leverage the VW T&B Strategic Alliance: The alliance is valuable to us across many areas.

•
Products and Technology - We and VW T&B have a similar vision of the role of technology, including the importance of driver-focused, open architecture solutions. The alliance will be a source of powertrain options and other high-value technologies, including advanced driver assistance systems; connected vehicle solutions, including platooning and autonomous technologies; electric vehicles; and cab and chassis subsystems. We plan to introduce a medium-duty vehicle electric powertrain in North America by late 2019 with our strategic partner, VW T&B. We also expect to launch the IC Electric Bus chargeE™ as early as 2019.

•	Digital Brands - We are also collaborating on fully integrated, next generation diesel big bore powertrains and the convergence of our OCC and VW T&B's RIO digital brands.

•	Market Confidence - The strategic alliance with VW T&B solidifies us as a long term player in North America.

•	Parts - The alliance creates new parts sales and growth opportunities afforded by vertically integrated systems.

•
Costs - The alliance leverages global scale to achieve significant cost reduction synergies and drive more efficient research and development spend. To date, the alliance's procurement joint venture is delivering expected synergies.

Enhance our Winning Culture: We will align our people strategy with our capabilities to ensure we have the skill sets, personnel and organizational structure necessary to take our business to the next level. We will advance a team-based organization, enhance collaborative work environments, and utilize visual management tools.
Improve Financial Performance: Our financial performance continues to improve due to savings from cost reduction actions and revenue growth. The Class 6-8 truck industry has improved in the second half of 2017, a trend that is expected to continue in 2018. We anticipate that 2018 will be a year of further revenue and earnings growth combined with prudent investments to build a solid base for the longer term.

2018 Proxy Statement	7

Volkswagen Truck and Bus Strategic Alliance

On February 28, 2017, pursuant to the terms of the Stock Purchase Agreement, we issued to VW T&B 16,242,012 shares of our common stock, equal to 19.9% of our common stock issued and outstanding as of September 5, 2016 (16.6% on a fully-diluted basis) for a purchase price of $15.76 per share and an aggregate purchase amount of $255,974,109 (the "Share Issuance"). Also on September 5, 2016, we entered into a Stockholder Agreement with VW T&B (the "Stockholder Agreement") which governs the rights and obligations of the parties with respect to VW T&B's holdings in the Company following the Share Issuance, including the right of VW T&B to nominate two directors to serve on our Board (the "VW T&B Nominees"). The Board approved the Share Issuance for purposes of Section 203 of the Delaware General Corporation Law ("DGCL") and the Company and VW T&B entered into an agreement which permits VW T&B to acquire up to 20% of the Company without triggering the restrictions that would otherwise be imposed under Section 203 of the DGCL (the "Section 203 Agreement").

In addition to the agreements governing the Share Issuance, our primary operating subsidiary, Navistar, Inc., concurrently entered into a (i) Framework Agreement Concerning Technology Licensing and Supply (the "License and Supply Framework Agreement") and (ii) a Procurement Joint Venture Framework Agreement (the "Procurement JV Framework Agreement") with VW T&B. Pursuant to the License and Supply Framework Agreement, the parties have entered into individual contracts in respect of the licensing and supply of certain engines and technologies, are conducting feasibility studies in order to investigate the feasibility of sharing certain technologies and are engaging in continuing discussions on possible collaboration with respect to certain power-train combinations and other strategic initiatives. Navistar, Inc. and VW T&B have also formed a joint venture focused on sourcing, evaluating, negotiating and recommending joint procurement opportunities, and the parties may enter into other commercial arrangements.

Changes in the Composition of our Board

Andreas H. Renschler and Matthias Gründler joined the Board on February 28, 2017 as the VW T&B Nominees, filling the vacancies created by the planned retirement from the Board of Michael N. Hammes and James H.Keyes, who did not stand for re-election at our 2017 Annual Meeting of Stockholders. On April 18, 2017, Jeffrey A. Dokho replaced Dennis D. Williams as the UAW's appointed member to the Board. Lastly, on August 14, 2017, Daniel A. Ninivaggi was elected to the Board to fill a vacancy created by the resignation of Samuel J. Merksamer. With these changes, there was a 33% refreshment in the composition of our Board during 2017.

Continued Stockholder Representation on our Board

Pursuant to amendments to settlement agreements (the ‘‘Settlement Agreement Amendments’’) we entered into with two of our largest stockholders, Carl C. Icahn and several entities controlled by him (collectively, the ‘‘Icahn Group’’) and Mark H. Rachesky, MD and several entities controlled by him (collectively, the ‘‘MHR Group’’), we granted each of the Icahn Group and the MHR Group the right to nominate two directors to serve on our Board, effective as of March 10, 2014, the date of our 2014 Annual Meeting of Stockholders (the ‘‘2014 Annual Meeting’’). The Icahn Group’s nominees were Mr. Vincent J. Intrieri and Mr. Samuel J. Merksamer. The MHR Group nominees were Dr. Mark H. Rachesky and Mr. Michael Sirignano. Daniel A. Ninivaggi replaced Mr. Merksamer as an Icahn Group nominee on August 14, 2017. Mr. Intrieri, Mr. Ninivaggi, Dr. Rachesky and Mr. Sirignano currently serve as members of our Board and are nominated for re-election. In addition, pursuant to the Stockholder Agreement, VW T&B was granted the right to nominate two directors to serve on our Board effective as of February 28, 2017, the date of the Share Issuance. The VW T&B Nominees were Andreas H. Renschler and Matthias Gründler. Mr. Renschler and Mr. Gründler currently serve as members of our Board and are nominated for re-election. As a result, three (3) of our largest stockholders have Board representation and collectively hold six (6) seats on our current twelve (12) person Board.

Corporate Governance

During 2017, we strove to maintain effective governance practices and policies, and to solicit and consider input from our stockholders. Beginning with the 2014 Annual Meeting, the Board was declassified and all directors became subject to annual election to one-year terms. In February 2017, upon the election of Troy A Clarke, our Chief Executive Officer, as Chairman, the Board appointed General (Retired) Stanley A. McChrystal as the independent Lead Director.

2018 Proxy Statement	8

In addition to these actions, we believe that the following items, among others, contribute to a strong governance and compensation profile:

•	10 of 11 directors who are expected to continue following the 2018 Annual Meeting of Stockholders are independent under our Corporate Governance Guidelines and the NYSE listing standards.

•	We have an independent Lead Director.

•	We have 100% independent Board standing committees.

•	We have a declassified Board.

•	We have stockholder representation on all of our Board committees.

•	We have a director resignation policy for directors who fail to obtain a majority vote.

•	We have no super-majority voting provisions to approve transactions, including a merger.

•	We have a claw-back policy.

•	We do not have a shareholder rights plan.

•	We do not provide tax gross-ups for perquisites and other similar benefits to Section 16 Officers and we do not provide tax gross-ups for any cash or equity awards for any employees.

•	We have ‘‘double trigger’’ change in control benefits.

•	Our NEOs and directors are subject to stock ownership guidelines and stock retention requirements.

•	We impose restrictions on short selling, trading in derivatives, pledges, hedges and margin account use by our executives and directors.

Stockholder Communication and Compensation Policies

The Company has a robust stockholder outreach and engagement program in place. We engage in regular contact with our stockholders throughout the year. Approximately 72% of our stock is held by five of our stockholders. Three of these stockholders have representation on our Board as discussed in our Executive Summary and Proposal One-Election of Directors. These stockholders, through their representatives on our Board, also are members of our Compensation Committee and are integrally involved in our compensation decisions and policies, with Mr. Sirignano being the Chairman of our Compensation Committee. We also engage in regular dialogue with our two remaining largest stockholders without representatives on our Board. We maintain open lines of communication with corporate governance advisory institutions and with our top 25 stockholders on an annual basis in order to solicit their feedback. We continuously work to improve these efforts and place importance on the feedback provided to us during this process.

We continue to focus on, and are aware of, investor concerns regarding the link between pay and performance.  In 2016, we did not reach our performance targets and, consistent with our pay for performance compensation philosophy, our annual incentive metrics and awards were negatively impacted. In 2017 we met our annual incentive metrics and accordingly, awards will be paid at 119.8% of target.

For a summary of our commitment to best practices in executive compensation and changes made in 2017, please see the Executive Summary section of the Compensation, Discussion and Analysis section of this proxy statement.

Highlights of the changes made in 2017 include:

•
Retained an Annual Incentive ("AI") plan that leverages our scorecard approach, reduced the number of performance metrics, retained the adjusted EBITDA multiplier, and retained the individual performance factor

2018 Proxy Statement	9

•	Added a Total Shareholder Return ("TSR") multiplier to our 2017 Long-Term Incentive ("LTI") plan while retaining a mix of performance-based and time-based equity

Disclosure Regarding Forward-Looking Statements

Information provided and statements contained in this proxy statement that are not purely historical are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this proxy statement and Navistar assumes no obligation to update the information included herein.

Such forward-looking statements often include words such as "may," "will," "believe," "expect," "anticipate," "intend," "plan," "estimate," "future," or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results or financial condition to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause or contribute to differences in our future financial results include, but are not limited to, those discussed in Item 1A, Risk Factors, set forth in Part 1 of our Annual Report on Form 10-K for the year ended October 31, 2017. You should not place undue reliance on forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Available Information

We are subject to the reporting and information requirements of the Exchange Act and as a result, are obligated to file annual, quarterly, and current reports, proxy statements, and other information with the U.S. Securities and Exchange Commission (the "SEC"). We make these filings available free of charge on our website (http://www.navistar.com) as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website does not constitute part of this proxy statement or our Annual Report on Form 10-K for the year ended October 31, 2017. In addition, the SEC maintains a website (http://www.sec.gov) that contains our annual, quarterly, and current reports, proxy and information statements, and other information we electronically file with, or furnish to, the SEC. Any materials we file with, or furnish to, the SEC may also be read and/or copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

2018 Proxy Statement	10

FREQUENTLY ASKED QUESTIONS REGARDING ATTENDANCE AND VOTING

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
Pursuant to the rules of the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the ‘‘Notice’’) because the Board is soliciting your proxy to vote your shares at our 2018 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’). This proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting your shares. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy can be found in the Notice.

Q:	What is the purpose of the Annual Meeting?

A:
The purpose of the Annual Meeting is to have stockholders consider and act upon the matters outlined in the notice of Annual Meeting and this proxy statement, which include (i) Proposal 1 — the election of the nominees named in this proxy statement as directors, (ii) Proposal 2 — an advisory vote on executive compensation, a so-called ‘‘Say-on-Pay’’ proposal, (iii) Proposal 3 — approval of the material terms of the performance measurements and goals set forth in our 2013 Performance Incentive Plan, (iv) Proposal 4 — the ratification of the appointment of KPMG LLP (‘‘KPMG’’), the Company’s independent registered public accounting firm, and (v) any other matters properly brought before the Annual Meeting. In addition, management may report on the performance of the Company and respond to appropriate questions from stockholders.

Q:	How does the Board recommend that I vote?

A.	The Board recommends that you vote:

•	FOR the election of each of the director nominees (Proposal 1);

•	FOR the approval of the advisory vote on executive compensation (Proposal 2);

•	FOR the approval of the material terms of the performance measurements and goals set forth in our 2013 Performance Incentive Plan (Proposal 3); and

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm (Proposal 4).

Q:	Who can attend the Annual Meeting?

A:	Anyone wishing to attend the Annual Meeting must have an admission ticket issued in his or her name. Admission is limited to:

•	Stockholders of record on December 18, 2017;

•	An authorized proxy holder of a stockholder of record on December 18, 2017; or

•	An authorized representative of a stockholder of record who has been designated to present a properly-submitted stockholder proposal.

You must provide evidence of your ownership of shares with your ticket request. The specific requirements for obtaining an admission ticket are specified in the Admission and Ticket Request Procedure section of this proxy statement.

Q:	What is a stockholder of record?

A:
A stockholder of record or registered stockholder is a stockholder whose ownership of our common stock (‘‘Common Stock’’) is reflected directly on the books and records of our transfer agent, Computershare Investor Services (the ‘‘Transfer Agent’’). If you hold Common Stock through a bank, broker or other nominee, you hold your shares in ‘‘street name’’ and are not a stockholder of record. For shares held in street name, the stockholder of record of the shares is your bank, broker or other nominee. The Company only has access to ownership records for stockholders of record. So, if you are not a stockholder of record, for the purpose of requesting an admission ticket to attend the Annual Meeting, you must present us with additional documentation to evidence your stock ownership as of the record date, such as, a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your voting instruction card from your broker, bank or other nominee.

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Q:	When is the record date and who is entitled to vote?

A:
The Board has set December 18, 2017, as the record date for the Annual Meeting. Holders of shares of Common Stock on that date are entitled to one vote per share. As of December 18, 2017, there were approximately 98,449,166 shares of Common Stock outstanding. If you hold shares of our Common Stock as a participant in any of the Company’s 401(k) or retirement savings plans, your proxy card will represent the number of shares of Common Stock allocated to your account under the plan and will serve as a direction to the plan’s trustee as to how the shares in your account are to be voted.

A list of all registered stockholders will be available for examination by stockholders during normal business hours at the place of the Annual Meeting at least ten (10) days prior to the Annual Meeting and will also be available for examination at the Annual Meeting.

Q:	How do I vote?

A:	For stockholders of record: You may vote by any of the following methods:

in person — stockholders who obtain an admission ticket (following the specified procedures) and attend the Annual Meeting in person may cast a ballot received at the Annual Meeting.

by Internet — stockholders may access the internet at www.proxyvote.com and follow the instructions on the proxy card or in the Notice.

by scanning your QR code — to vote with your mobile device.

by phone — stockholders may call toll-free 1-800-690-6903 and follow the instructions on the proxy card or in the Notice.

by mail — if you requested and received your proxy materials by mail, you may complete, sign, date and mail the enclosed proxy card.

For holders in street name: You will receive instructions from your bank or broker that you must follow in order for your shares to be voted.

Q:	How can I change or revoke my proxy?

A:
For stockholders of record:  You may change or revoke your proxy at any time before it is exercised by (i) submitting a written notice of revocation to Navistar c/o the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532, (ii) signing and returning a new proxy card with a later date, (iii) validly submitting a later-dated vote via the Internet, by scanning your QR code or by telephone on or before 11:59 pm EST on February 12, 2018 or (iv) attending the Annual Meeting and voting in person. For all methods of voting, the last vote properly cast will supersede all previous votes.

For holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Q:	Is my vote confidential?

A:
Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Broadridge Financial Solutions, Inc., the independent proxy tabulator appointed by the Company for the Annual Meeting, will count the votes and act as the inspector of elections for the Annual Meeting.

Q:	Will my shares be voted if I do not provide my proxy?

A:
For stockholders of record:  If you are the stockholder of record and you do not vote by proxy card, by telephone or via the internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

For holders in street name:  If your shares are held in street name, under certain circumstances, your shares may be voted even if you do not provide the bank or brokerage firm with voting instructions. Under NYSE rules, your broker may vote shares held in street name on certain ‘‘routine’’ matters without your instruction. NYSE rules consider the ratification of the appointment of KPMG as our independent registered public accounting firm (Proposal 4) to be a routine matter. As a result, your broker is permitted to vote your shares on that matter at its discretion without instruction from you. When a proposal is not a routine matter, such as the election of directors (Proposal 1), the Say-On-Pay proposal (Proposal 2) and the incentive plan performance measures approval proposal (Proposal 3), and you have not provided voting instructions to the bank or brokerage firm with respect to that proposal, the bank or brokerage firm cannot vote the

2018 Proxy Statement	12

shares on that proposal. The missing votes for these non-routine matters are called ‘‘broker non-votes.’’

Q:	What is the quorum requirement for the Annual Meeting?

A:
Under the Company’s Third Amended and Restated By-Laws (the ‘‘By-Laws’’), holders of at least one-third of the shares of Common Stock outstanding on the record date must be present in person or represented by proxy in order to constitute a quorum for voting at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.

Q:	What vote is necessary for action to be taken on proposals?

A:	It will depend on each proposal.

•
Proposal 1 (election of directors) requires a plurality vote of the shares present or represented by proxy at the Annual Meeting and entitled to vote, meaning that the director nominees with the greatest number of affirmative votes are elected to fill the available seats. As outlined in our Corporate Governance Guidelines, any director who receives more ‘‘withheld’’ votes than ‘‘for’’ votes in an uncontested election is required to tender his resignation to the Nominating and Governance Committee for consideration and recommendation to the Board.

•
Proposal 2 (Say-On-Pay proposal) represents an advisory vote and the results will not be binding on the Board or the Company. The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the stockholders’ non-binding approval with respect to our executive compensation programs. Our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

•
Proposal 3 (incentive plan performance measures approval proposal) requires an affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter.

•
Proposal 4 (ratification of the appointment of KPMG as our independent registered public accounting firm) requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote.

With respect to Proposals 2, 3 and 4 you may vote FOR, AGAINST or ABSTAIN. If you abstain from voting on any of these proposals, the abstention will have the same effect as an AGAINST vote. With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. A properly executed proxy card marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than ten directors and stockholders may not cumulate votes in the election of directors. If you abstain from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote. Broker non-votes will not affect the outcome on a proposal that requires a plurality vote (Proposal 1) or on a proposal that requires the approval of at least a majority of the shares present in person or represented by proxy and entitled to vote (Proposal 2, 3 and 4).

Votes submitted by mail, telephone or Internet will be voted by the individuals named on the proxy and/or voting instruction card (or the individual properly authorized) in the manner indicated. If you do not specify how you want your shares voted, they will be voted in accordance with management’s recommendations. If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted.

Q:	What is householding?

A:
If you and other residents at your mailing address own shares of Common Stock in street name, your broker or bank may notify you that your household will receive only one annual report and proxy statement for the Company if you hold shares through that broker or bank. In this practice known as ‘‘householding,’’ you were deemed to have consented to receiving only one annual report and proxy statement for your household. Householding benefits both you and the Company because it reduces the volume of duplicate information received at your household and helps the Company to reduce expenses. Accordingly, the Company and your broker or bank will send one copy of the Notice (or our annual report and proxy statement if you have requested a physical copy) to your address. Each stockholder will continue to be entitled to vote a separate proxy and/or voting instruction card. We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number: Investor Relations, Navistar International Corporation, 2701 Navistar Drive, Lisle,

2018 Proxy Statement	13

Illinois 60532, (331) 332-2143. If you and other residents at your mailing address are receiving multiple copies of the Notice (or our annual report and proxy statement), and you prefer to receive only a single copy of each, you may so request by writing to us or contacting us at the address and phone number referred to above.

Q:	What does it mean if I receive more than one proxy card or more than one Notice?

A:
Whenever possible, shares of Common Stock, including shares held of record by a participant in any of the Company’s 401(k) or retirement savings plans, for multiple accounts for the same registered stockholder will be combined into the same Notice or proxy card. Shares with different, even though similar, registered stockholders cannot be combined, and as a result, the stockholder may receive more than one Notice or proxy card. For example, shares registered in the name of John Doe will not be combined on the same proxy card as shares registered jointly in the name of John Doe and his wife. Shares held in street name are not combined with shares registered in the name of an individual stockholder or for a participant in any of the Company’s 401(k) or retirement savings plans and may result in the stockholder receiving more than one proxy and/or voting instruction card. For example, shares held in street name by a broker for John Doe will not be combined with shares registered in the name of John Doe.

If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted. If you receive more than one proxy and/or voting instruction card for accounts that you believe could be combined because the stockholder is the same, contact our Transfer Agent (for shares held by registered stockholders) or your broker (for shares held in street name) to request that the accounts be combined for future mailings.

Q:	Who pays for the solicitation of proxies?

A:
This solicitation is being made by the Company. Accordingly, the Company pays the cost of soliciting proxies. This solicitation is being made by mail, but also may be made by telephone, e-mail or in person. We have hired Alliance Advisors, LLC (‘‘Alliance Advisors’’) to assist in the solicitation of proxies. Alliance Advisors’ fees for their assistance in the solicitation of proxies are estimated to be $15,000, plus out-of-pocket expenses. Proxies may also be solicited by our directors, officers and employees who will not receive any additional compensation for those activities. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.

Q:	When are stockholder proposals or nominations due for the 2019 Annual Meeting of Stockholders?

A:
In order to be included in the Company’s proxy materials for our 2019 annual meeting of stockholders pursuant to SEC Rule 14a-8 under the Exchange Act, any such stockholder proposal must be received by the Company’s Corporate Secretary no later than August 22, 2018. Any proposal may be included in next year’s proxy statement only if such proposal complies with the Company’s By-Laws and the rules and regulations promulgated by the SEC, specifically Rule 14a-8.

In addition, the Company’s By-Laws require that the Company be given advance written notice of nominations for election to the Board and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). For matters to be presented at the 2019 annual meeting of stockholders, the Company’s Corporate Secretary must receive such notice no earlier than September 16, 2018, and no later than October 16, 2018.

The notice must contain, and be accompanied by, certain information as specified in the Company’s By-Laws. The Company recommends that any stockholder wishing to nominate a director at, or bring any other item before, an annual meeting of stockholders review the Company’s By-Laws, which are available on the Company’s website at http://www.navistar.com/navistar/investors/corporategovernance/documents. All stockholder proposals and director nominations must be delivered to Navistar by mail c/o the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532.

Q:	Are there any matters to be voted on at the Annual Meeting that are not included in the proxy?

A:
We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

2018 Proxy Statement	14

Q:	May stockholders ask questions at the Annual Meeting?

A:
Yes. During the Annual Meeting, stockholders may ask questions or make remarks directly related to the matters being voted on. In order to ensure an orderly meeting, we ask that stockholders direct questions and comments to the Chairman of the meeting. In order to provide the opportunity to every stockholder who wishes to speak, each stockholder’s remarks will be limited to two minutes. Stockholders may speak a second time only after all other stockholders who wish to speak have had their turn.

Q:	How can I find the voting results of the Annual Meeting?

A:
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

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PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, ten directors will be nominated for election. An eleventh director is appointed by the United Automobiles, Aerospace and Agricultural Implement Workers of America (the ‘‘UAW‘‘) pursuant to a 1993 settlement agreement we entered into in connection with the restructuring of our postretirement health care and life insurance benefits and is not elected by the stockholders. A twelfth director position will become vacant as a result of the decision of General (Retired) Stanley A. McChrystal to not stand for re-election at the Annual Meeting. The Board intends to conduct a search process to identify the best candidate to fill this twelfth Board seat. All directors elected at the Annual Meeting will be elected for a one-year term.

If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. We know of no reason why any nominee would be unable to accept nomination or election. All nominees have consented to be named in this proxy statement and to serve if elected.

As discussed in the Executive Summary, during 2014 and pursuant to the Settlement Agreement Amendments we entered into with two of our largest stockholders, (namely, the Icahn Group and the MHR Group) we granted each of the Icahn Group and the MHR Group the right to nominate two directors to serve on our Board effective as of March 10, 2014, the date of our 2014 Annual Meeting. The Icahn Group’s current nominees are Mr. Vincent J. Intrieri and Mr. Daniel A. Ninivaggi. The MHR Group's current nominees are Dr. Mark H. Rachesky and Mr. Michael F. Sirignano. Moreover, in connection with the VW T&B alliance, and pursuant to the terms of the Stockholder Agreement, two persons nominated by VW T&B were elected to our Board effective February 28, 2017 upon consummation of the Share Issuance. The VW T&B nominees were, and continue to be, Mr. Andreas H. Renschler and Mr. Matthias Gründler.

The following summarizes additional information about each of the nominees and the continuing director as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that qualify our nominees and the continuing director to serve as directors of the Company. The nominees were evaluated and recommended by the Nominating and Governance Committee in accordance with the process for nominating directors as found in the Nominating Directors section of this proxy statement.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE NOMINEES PRESENTED IN PROPOSAL 1.

Troy A. Clarke Age: 62 Director since: April 2013
Biographical Information

Mr. Clarke has served as President and Chief Executive Officer of Navistar since April 2013. Prior to this position, Mr. Clarke served as President and Chief Operating Officer of Navistar since August 2012, as President of the Truck and Engine Group of Navistar, Inc. from June 2012 to August 2012, as President of Asia-Pacific Operations of Navistar, Inc. from 2011 to 2012, and as Senior Vice President of Strategic Initiatives of Navistar, Inc. from 2010 to 2011. Prior to joining Navistar, Inc., Mr. Clarke held various positions at General Motors, including President of General Motors North America from 2006 to 2009 and President of General Motors Asia Pacific from 2003 to 2006. Over the course of his career with GM, he held several additional leadership roles, including President and Managing Director of GM de Mexico and Director of Manufacturing for GM de Mexico. On June 1, 2009, General Motors filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Clarke received a bachelor’s degree in engineering from the General Motors Institute in 1978 and a master’s degree in business administration from the University of Michigan in 1982.

Skills and Qualifications

Mr. Clarke’s vast experience in the automotive industry over the past 40 years is invaluable to the Board in evaluating and directing the Company’s future. As a result of his professional and other experiences, Mr. Clarke possesses particular knowledge and experience in a variety of areas, including corporate governance, engineering, manufacturing (international and domestic), mergers and acquisitions, sales (international and domestic) and union/labor relations, which strengthens the Board’s collective knowledge, capabilities and experience and well qualifies him to serve on our Board.

2018 Proxy Statement	16

José María Alapont* Age: 67 Director since: October 2016 Committees: Finance
Biographical Information

Mr. Alapont served as President and Chief Executive Officer of Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, from March 2005 to March 2012, and as its Chairman of the Board from 2005 to 2007, and continued to serve as a director of the company until 2013. He is the former Chief Executive Officer and a director of Fiat Iveco, S.p.A., a leading global manufacturer of commercial trucks and vans, buses, recreational, off-road, firefighting, defense and military vehicles of the Fiat Group, from 2003 to 2005. Mr. Alapont has held executive, Vice President and President positions for more than 30 years at other leading global vehicle manufacturers and suppliers such as Delphi Corporation, Valeo S.A., and Ford Motor Company. He has been a director of Manitowoc Corporation, a public crane manufacturing company, since March 2016 and Hinduja Automotive Limited, a private automotive group, since November 2014. He has been a director of Ashok Leyland, a public commercial trucks, buses and defense manufacturing company since January 2017.

Skills and Qualifications

As a result of these professional and other experiences, including his experience as a member of other public company boards of directors, Mr. Alapont possesses particular knowledge and experience in a variety of areas, including accounting, corporate governance, distribution, engineering, finance, human resources, manufacturing (domestic and international), marketing, mergers and acquisitions, military and government contracting, purchasing, sales (domestic and international), tax and treasury matters and union and labor relations, all of which strengthens the Board’s collective knowledge, capabilities and experience. Likewise, his experience and leadership in serving in executive capacities at several different companies within the automotive manufacturing business for more than 30 years well qualifies him to serve on our Board.

Stephen R. D'Arcy* Age: 63 Director since: October 2016 Committees: Audit (Chair)
Biographical Information

Mr. D'Arcy has been a Partner of Quantum Group LLC, an investment and consulting firm, since 2010. Previously he was a partner at PricewaterhouseCoopers LLP., a multinational professional services firm, for 34 years, serving most recently as Global Automotive Leader from 2002 to 2010. He served on the Board of Directors of Vanguard Health Systems Inc., a company previously listed on the NYSE, from 2011 to 2013 and currently serves as a director of Premier, Inc., a public healthcare improvement company, since October 2013 and Penske Corporation, a private, diversified, on-highway, transportation services company, since 2011.

Skills and Qualifications

Mr. D'Arcy has broad experience as a member of other public and private company boards of directors, including as chairman of an audit committee. He possesses strong skills and experience in accounting, corporate governance, finance and mergers and acquisitions matters, which well qualifies him to serve on our Board.

2018 Proxy Statement	17

Matthias Gründler* Age: 52 Director since: February 2017 Committees: Finance
Biographical Information

Mr. Gründler has been Chief Financial Officer and a member of the board of VW T&B, a leading commercial vehicle manufacturer, since 2015. In 2013, Mr. Gründler was appointed a member of the Divisional Board Daimler Trucks & Buses and Chief Financial Officer of Daimler Trucks & Buses, a commercial vehicle manufacturer. In 2012, he became Chief Financial Officer of Daimler Trucks & Buses at Daimler AG. In 2011, Mr. Gründler was appointed Head of Procurement Trucks and Buses, Business Development Powertrain, and Head of Product Platforms, Sales & Quality Powertrain. From 1999 to 2011, he held various senior positions in Africa and Asia, including Chief Financial Officer at DaimlerChrysler in Bangkok, Thailand and Chief Financial Officer of Mercedes-Benz South Africa. In 2008, he became a member of Mitsubishi Fuso’s Management Board in Tokyo, Japan. In 1986, Mr. Gründler joined Daimler Benz AG, with positions in supply chain management, sales planning and controlling.

Skills and Qualifications

Mr. Gründler has broad experience as a chief financial officer in the automotive manufacturing business and possesses strong skills and experience in accounting, corporate governance, distribution (domestic and international), finance, human resources, compensation, employee benefits, manufacturing (domestic and international), mergers and acquisitions, and treasury matters, which strengthens the Board's collective knowledge, capabilities and experience and well qualifies him to serve on our Board.

2018 Proxy Statement	18

Vincent J. Intrieri* Age: 61 Director since: October 2012 Committees: Finance (Co-Chair) and Nominating & Governance
Biographical Information

In January 2017, Mr. Intrieri founded VDA Capital Management LLC, a private investment firm, where he currently serves as President and Chief Executive Officer. Mr. Intrieri was employed by Icahn related entities from October 1998 to December, 2016 in various investment related capacities. Mr. Intrieri served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds from January 2008 to December 2016. In addition, Mr. Intrieri was a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invests in securities from November 2004 to December 2016. Mr. Intrieri has been a director of: Ferrous Resources Limited, a private iron ore mining company with operations in Brazil, since June 2015; Hertz Global Holdings, Inc., a public company engaged in the car rental business, since September 2014; Transocean Ltd., a public provider of offshore contract drilling services for oil and gas wells, since May 2014 and Conduent Incorporated, a business process services company that was launched on January 3, 2017 following its separation from Xerox, since January 2017. Mr. Intrieri was previously: a director of Chesapeake Energy Corporation, an oil and gas exploration and production company, from June 2012 to September 2016; a director of CVR Refining, LP, an independent downstream energy limited partnership, from September 2012 to September 2014; a director of Forest Laboratories, Inc., a supplier of pharmaceutical products, from June 2013 to June 2014; a director of CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from May 2012 to May 2014; a director of Federal-Mogul Holdings Corporation, a supplier of automotive powertrain and safety components, from December 2007 to June 2013; a director of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) from July 2006 to September 2012, and was Senior Vice President of Icahn Enterprises L.P. from October 2011 to September 2012; a director of Dynegy Inc., a company primarily engaged in the production and sale of electric energy, capacity and ancillary services, from March 2011 to September 2012; chairman of the board and a director of PSC Metals Inc., a metal recycling company, from December 2007 to April 2012; a director of Motorola Solutions, Inc., a provider of communication products and services, from January 2011 to March 2012; a director of XO Holdings, a competitive provider of telecom services, from February 2006 to August 2011; a director of National Energy Group, Inc., a company that was engaged in the business of managing the exploration, production and operations of natural gas and oil properties, from December 2006 to June 2011; a director of American Railcar Industries, Inc., a railcar manufacturing company, from August 2005 until March 2011, and was a Senior Vice President, the Treasurer and the Secretary of American Railcar Industries from March 2005 to December 2005; a director of WestPoint Home LLC, a home textiles manufacturer, from November 2005 to March 2011; and chairman of the board and a director of Viskase Companies, Inc., a meat casing company, from April 2003 to March 2011. Ferrous Resources Limited, CVR Refining, CVR Energy, Federal−Mogul, Icahn Enterprises, PSC Metals, XO Holdings, National Energy Group, American Railcar Industries, WestPoint Home and Viskase Companies each are or previously were indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had non−controlling interests in Hertz, Transocean, Forest Laboratories, Navistar, Chesapeake Energy, Dynegy and Motorola Solutions. Mr. Intrieri graduated in 1984 with distinction, from The Pennsylvania State University (Erie Campus) with a B.S. in Accounting and was a certified public accountant.

Skills and Qualifications

Mr. Intrieri possesses strong skills and experience in accounting, corporate governance, finance, mergers and acquisitions and treasury matters. Mr. Intrieri’s significant experience as a director of various companies enables him to understand complex business and financial issues, which contributes greatly to the capabilities and composition of our Board and well qualifies him to serve on our Board.

2018 Proxy Statement	19

Daniel A. Ninivaggi* Age: 53 Director since: August 2017 Committees: Audit and Compensation
Biographical Information

Mr. Ninivaggi is Chief Executive Officer of Icahn Automotive Group LLC and Managing Director, Icahn Enterprises L.P.’s Automotive Segment. From February 2014 until March 7, 2017, Mr. Ninivaggi served as Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Federal-Mogul Holdings Corporation, and Chief Executive Officer, Federal-Mogul Motorparts, based in Southfield, Michigan. Mr. Ninivaggi joined Federal-Mogul, an $8 billion global supplier of automotive powertrain and safety components, in 2010, initially serving as a member of the Board of Directors. In February 2014, he was appointed Co-Chief Executive Officer and, in May 2015, Co-Chairman of Federal-Mogul. Mr. Ninivaggi previously served as President of Icahn Enterprises L.P. and its general partner, Icahn Enterprises G.P. Inc., from April 2010 to February 2014; as its Chief Executive Officer from August 2010 to February 2014; and as a director from March 2012 until May 2015. From January 2011 until May 2012, Mr. Ninivaggi also served as Interim President and Chief Executive Officer of Tropicana Entertainment Inc., an affiliate of Icahn Enterprises engaged in the business of operating casinos and resorts. Icahn Enterprises is a diversified holding company with over $30 billion in assets engaged in a variety of businesses, including investment management, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion. Icahn Enterprises is listed on NASDAQ and majority-owned by investor, Carl C. Icahn. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, an $18 billion global supplier of automotive seating and electrical power management systems and components, including as General Counsel from 2003 through 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006 to 2009. Prior to joining Lear Corporation, from 1998 to 2003, Mr. Ninivaggi was a partner with the law firm of Winston & Strawn LLP, specializing in corporate finance, mergers and acquisitions, and corporate governance. Mr. Ninivaggi also served as Counsel to Winston & Strawn LLP from July 2009 to March 2010. Mr. Ninivaggi has been a director of numerous public and private companies, including CVR Energy, Inc., an independent petroleum refiner and marketer of high value transportation fuels, from May 2012 to February 2014; CVR GP, LLC, the general partner of CVR Partners LP, a nitrogen fertilizer company, from May 2012 to February 2014; Viskase Companies, Inc., a food packaging company, from June 2011 to February 2014; XO Holdings, a competitive provider of telecom services, from August 2010 to February 2014; Motorola Mobility Holdings, Inc., a provider of mobile communication devices, video and data delivery solutions, from December 2010 to May 2012; Tropicana Entertainment Inc. from January 2011 to December 2015; CIT Group Inc., a bank holding company, from December 2009 to May 2011; and Hertz Holdings Corporation, a rental car, equipment leasing and travel company, from September 2014 to the present. Mr. Ninivaggi received a bachelor of arts degree in history from Columbia University in 1986, a master's degree in business administration from the University of Chicago in 1988, and a law degree from Stanford University Law School in 1991.

Skills and Qualifications

Mr. Ninivaggi possesses vast experience as a CEO and executive officer of multiple companies involved in automotive and commercial vehicle component manufacturing (domestic and international), logistics and marketing. He has a legal background in mergers and acquisitions, corporate finance and corporate governance. In addition, he has significant experience in purchasing and sales (domestic and international). Mr. Ninivaggi's knowledge and skill set well qualify him to serve on our Board.

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Mark H. Rachesky, M.D.* Age: 58 Director since: October 2012 Committees: Finance (Co-Chair) and Nominating & Governance
Biographical Information

Dr. Rachesky is the founder and President of MHR Fund Management LLC, an investing firm that manages approximately $5 billion of assets and utilizes a private equity approach to investing in middle market companies with an emphasis on special situation and distressed investments. Dr. Rachesky is the chairman of the board of directors of Loral Space & Communications Inc., a public satellite communications company, Lions Gate Entertainment Corp., a public entertainment company and Telesat Canada, a private satellite company. He has served as a director of Loral Space & Communications Inc. since 2005, Lions Gate Entertainment Corp. since 2009 and Telesat Canada since 2007. In addition, Dr. Rachesky has served on the Board of Directors of Titan International, Inc., a public wheel, tire and undercarriage systems and components company, since 2014, and Emisphere Technologies, Inc., a public biopharmaceutical company, since 2005. He also served as a member and chairman of the board of Leap Wireless International, Inc., a public digital wireless company, from 2004 until its acquisition by AT&T in March 2014. Dr. Rachesky holds a B.S. in molecular aspects of cancer from the University of Pennsylvania, an M.D. from the Stanford University School of Medicine and an M.B.A. from the Stanford University School of Business.

Skills and Qualifications

Dr. Rachesky brings significant corporate finance and business expertise to our Board due to his background as an investor and fund manager. Dr. Rachesky also has significant expertise and perspective as a member of the boards of directors of private and public companies engaged in a wide range of businesses. Dr. Rachesky’s broad and insightful perspectives relating to economic, financial and business conditions affecting the Company and its strategic direction well qualify him to serve on our Board.

Andreas H. Renschler* Age: 59 Director since: February 2017 Committees: Compensation and Nominating & Governance
Biographical Information

Mr. Renschler has been Chief Executive Officer of VW T&B, a leading commercial vehicle manufacturer, since February 2015. He has also served as a member of the Board of Management of Volkswagen AG since February 2015. He served as a member of the Daimler AG Board of Management in charge of Manufacturing and Procurement at Mercedes-Benz Cars & Mercedes-Benz Vans from April 2013 to January 2014. Mr. Renschler began his career at Daimler-Benz AG in 1988. Following various posts at Daimler-Benz AG, he led the M Class unit, serving as President and CEO of Mercedes-Benz US. Later he served as Senior Vice President, Executive Management Development, at DaimlerChrysler AG and President of smart GmbH in the same year. He was assigned to Mitsubishi Motors in Japan in 2004 and was subsequently named a member of the Daimler AG Board of Management with responsibility for the Daimler Trucks Division.

Skills and Qualifications

Mr. Renschler has broad experience as a CEO, executive officer and board member of other automotive manufacturing companies. He possesses strong skills and experience in accounting, corporate governance, distribution (domestic and international), finance, human resources, compensation, employee benefits, manufacturing (domestic and international), marketing, mergers and acquisitions, purchasing, sales (domestic and international) and union/labor relations matters, which well qualifies him to serve on our Board.

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Michael F. Sirignano* Age: 36 Director since: March 2014 Committees: Audit and Compensation (Chair)
Biographical Information

Mr. Sirignano has served as a Principal at MHR Fund Management LLC, an investing firm that manages approximately $5 billion of assets and utilizes a private equity approach to investing in middle market companies with an emphasis on special situation and distressed investments, since 2012 where he is responsible for sourcing and managing investments and portfolio companies. From 2006 to 2011, Mr. Sirignano was at Owl Creek Asset Management, L.P., a value-oriented investment firm. Mr. Sirignano held various titles, most recently Senior Analyst. Mr. Sirignano was focused primarily on equities and distressed debt in the industrial, housing, metals and mining, telecommunication and technology sectors. Prior to that, Mr. Sirignano was a member of the Rothschild & Co. restructuring group where he worked on restructurings, refinancing transactions and sale processes for distressed companies. Mr. Sirignano holds a B.A. in Economics, with honors, from Williams College.

Skills and Qualifications

Mr. Sirignano brings significant corporate finance and business expertise to our Board due to his experience as an analyst across a number of industries and his focus on equity and debt securities.

Dennis A. Suskind* Age: 75 Director since: October 2016 Committees: Compensation
Biographical Information

Mr. Suskind is a retired general partner of Goldman Sachs & Company, a multinational finance company that engages in global investment banking. Mr. Suskind served as Vice Chairman of NYMEX, Vice Chairman of COMEX, a member of the board of the Futures Industry Association, a member of the Board of International Precious Metals Institute, and a member of the boards of the Gold and Silver Institutes in Washington, D.C. He has been serving as a director of CME Group, Inc., since August 2008 where he Chairs the Risk Committee and also serves on the Audit Committee. Mr Suskind has also served on the Board of Bridge Bancorp Inc. since July 2002 where he is Vice Chairman and Chairs the Governance Committee

Skills and Qualifications

Mr. Suskind has broad experience as a member of other public company boards of directors, including as chairman of a risk committee and a governance committee. He possesses strong skills and experience in accounting, corporate governance, finance, human resources, marketing and mergers and acquisitions matters, which well qualifies him to serve on our Board.

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Jeffrey A. Dokho* ** Age: 43 Director since: April 2017 Committees: Audit and Finance
Additional Director Who Is Not Elected by the Stockholders
                                                                                                                 Biographical Information

Mr. Dokho is currently the Assistant Director of the United Automotive Workers' (UAW) Research Department, where he directs a group of financial analysts and oversees the union’s financial research and analysis. Mr. Dokho has worked on many high-profile contract negotiations between the UAW and large multinational companies and plays a leading role in the development and implementation of profit sharing plans, including those currently in place for UAW members at General Motors Company, Ford Motor Company and Fiat Chrysler Automobiles N.V. Before joining the UAW in 2006, Mr. Dokho was a Senior Analyst at Lear Corporation, a Tier 1 supplier to the automotive industry. While at Lear, Mr. Dokho focused largely in mergers & acquisitions and joint ventures. From 2000 to 2002, Mr. Dokho provided both audit and business risk consulting to clients in a wide range of industries, including defense and manufacturing while at Ernst & Young, a global public accounting firm. Prior to Ernst & Young, Mr. Dokho conducted regulatory compliance audits at the National Futures Association, the self-regulatory organization for the U.S. derivatives industry. Mr. Dokho received a B.A. in Accounting from Michigan State University and is a licensed CPA in the state of Michigan.

Skills and Qualifications

Mr. Dokho possesses a broad range of experience in accounting, financial analysis, business risk consulting, mergers and acquisitions and profit-sharing plan design and implementation, including in the automotive sector.

*	Indicates each director deemed independent in accordance with our Corporate Governance Guidelines and Section 303A of the NYSE Listed Company Manual Corporate Governance Standards.

**
In July 1993, we restructured our postretirement health care and life insurance benefits pursuant to a settlement agreement, which required, among other things, the addition of a seat on our Board. The director’s seat is filled by a person appointed by the UAW. This director is not elected by stockholders at the Annual Meeting.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which are available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. These guidelines reflect the Board’s commitment to oversee the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing stockholder value.

Related Party Transactions and Approval Policy

Our Policy and Procedures with Respect to Related Person Transactions governs the review, approval and ratification of transactions involving the Company and related persons where the amount involved exceeds $120,000. Related persons include our executive officers, directors, director nominees, 5% stockholders and immediate family members of such persons, and entities in which one of these persons has a direct or indirect material interest. Under this policy, prior to entering into any related-person transaction, the General Counsel or Corporate Secretary of Navistar is to be notified of the facts and circumstances of the proposed transaction, including: (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; (iii) the benefits to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The General Counsel or Corporate Secretary then assesses whether the proposed transaction is a related-person transaction for purposes of the policy and SEC rules. If the General Counsel or Corporate Secretary determines that the proposed transaction is a related-person transaction for such purposes, the proposed transaction is then submitted to the Audit Committee of the Board for its consideration. The Audit Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence, in the event a person involved with, or connected to, the proposed transaction is a director; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related-person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee will then make a recommendation to the Board. The Board approves only those proposed transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined by the Board in good faith. In the event that the Company becomes aware of a related-person transaction that has not been previously approved or ratified by the Board or the Audit Committee, a similar process will be undertaken by the Board and the Audit Committee in order to determine if the existing transaction should continue or be terminated and/or if any disciplinary action is appropriate. The General Counsel or Corporate Secretary may also develop, implement and maintain from time to time certain administrative procedures to ensure the effectiveness of this policy.

A copy of our Policy and Procedures with Respect to Related Person Transactions is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents.

Since the beginning of 2017, the following related-person transactions occurred:

•
Carl Icahn. As a 17.0% stockholder of the Company as of December 18, 2017, Carl Icahn is a related person. Mr. Icahn owns 100% of Federal-Mogul Corporation (‘‘Federal-Mogul’’). Navistar purchased goods and services from Federal-Mogul throughout 2017 that amounted to approximately $12,309,992. Navistar received standard terms and conditions and received no unique payment terms or special concessions. Because Mr. Icahn owns Federal-Mogul, Mr. Icahn has an indirect material interest in this transaction. The Audit Committee and the Board considered the factors described above and in December 2017 the Board, upon the recommendation of the Audit Committee, ratified the ongoing transactions with Federal-Mogul on the basis that the Navistar/Icahn/Federal-Mogul relationship is in the best interests of the Company.

•
VW T&B, Andreas H. Renschler and Matthias Gründler. The Company and its subsidiaries have historically had a series of commercial relationships with VW T&B and its subsidiaries, and the parties entered into additional

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transactions during 2017. The total aggregate value of these transactions amounted to approximately $122,133,881 during 2017. As of December 18, 2017, VW T&B is a 16.9% stockholder of the Company and is therefore a related person. Messrs. Renschler and Gründler, who are members of our Board, are also the Chief Executive Officer and Chief Financial Officer, respectively, of VW T&B. By virtue of their positions as officers of VW T&B, Messrs. Renschler and Grűndler are deemed to have an indirect material interest in the Company's transactions with VW T&B. The related person transactions existing between the Company and VW T&B prior to 2017 and continuing during 2017 ("the Pre-Existing Transactions") are as follows:

1. Navistar pays MAN Truck & Bus AG ("MAN"), an indirect subsidiary of VW T&B, a royalty for the use of certain base technology associated with our current A26 diesel engine and our discontinued 13 liter diesel engine. The royalty payment for 2017 was €1,075,400 (US$1,274,327);

2.MWM International Motores, S.A. ("MWM"), one of our Brazil operating subsidiaries, purchases various parts from MAN. In 2017, the amount paid for such parts was R$117,419 (US$36,128);

3.MWM contract manufactures the D08 engine (6.9 and 4.6 liter) for MAN Latin America Indústria e Comérci de Veículos Ltda. ("MAN Latin America"), an indirect subsidiary of VW T&B, sells loose engines to MAN Latin America and sells various spare parts to MAN Latin America and Volkswagen AG. The net revenue associated with this relationship during 2017 was approximately R$385,638,000 (US$118,654,742).

During 2017 and the first two months of 2018, the Company and VW T&B entered into, or are currently proposing to enter into, the following related person transactions (the "New Transactions"):

1.Global Truck & Bus Procurement LLC (the "Procurement JV"), a joint venture entity, was formed and commenced operations. Owned 51% by Volkswagen Truck & Bus LLC ("VW T&B LLC"), a subsidiary of VW T&B, and 49% by International Truck and Engine Investments Corporation ("ITEIC"), an indirect subsidiary of the Company, the purpose of the Procurement JV is to make sourcing recommendations to VW T&B and Navistar. VW T&B LLC and ITEIC made initial capital contributions of $408,000 and $392,000, respectively, and the Procurement JV's annual operating budget is funded on a cost plus basis. In 2017 , the parties each made operating cost payments to the Procurement JV in the amount of $1,084,333.

2.Certain of our subsidiaries have entered into agreements, or are currently proposing to enter into agreements, with certain indirect subsidiaries of VW T&B with respect to the supply to us of D38 diesel engines with aftertreatment, a prototype Battery Electric Vehicle system and certain consulting engineering services in connection with our development and building of a prototype electric school bus, and transmissions for use with A26 engines. No payments were made by us under these agreements in 2017, but we have agreed to pay up to an aggregate of approximately $58 million pursuant to these existing or currently proposed agreements for certain costs associated with the development of these products.

Each of the Pre-Existing Transactions and the New Transactions between the Company and VW T&B was the result of arms-length negotiations with no unique concessions on pricing or other terms and conditions, and certain of the transactions are of long-term strategic importance to the Company. The Audit Committee and the Board considered these factors and in December 2017 the Board, upon the recommendation of the Audit Committee and with Messrs. Renschler and Gründler not participating, approved and ratified the Pre-Existing Transactions and the New Transactions with VW T&B, and in which Messrs. Renschler and Gründler have an indirect material interest, on the basis that the Navistar/VW T&B relationship is in the best interests of the Company.

Director Independence Determinations

We believe that a substantial majority of the members of our Board should be independent non-employee directors. Our Board has affirmatively determined that ten of our eleven directors who are expected to continue following the Annual Meeting, namely Messrs. Alapont, D'Arcy, Dokho, Gründler, Intrieri, Ninivaggi, Rachesky, Renschler, Sirignano and Suskind, qualify as ‘‘independent directors’’ in accordance with the NYSE’s independence requirements and our own internal guidelines for determining director independence. Each of these directors, including the ten nominees, has also been determined to be financially literate. All of the members of our Audit Committee, Compensation Committee, Finance Committee and the Nominating and Governance Committee are independent and financially literate.

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Both the NYSE requirements and our own guidelines include a series of objective tests for determining the independence of a director, such as that the director or his family members is not an employee of Navistar and has not engaged in various types of commercial or charitable relationships with Navistar. A copy of our existing guidelines for determining director independence, as included in our Corporate Governance Guidelines, is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. Our Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by the directors and Navistar with regard to each director’s business and personal activities as they may relate to Navistar, its management and/or its independent registered public accounting firm.

Board Leadership Structure

The Company’s Corporate Governance Guidelines require the Board to select the Chairman of the Board and the CEO and to determine from time to time whether the positions are combined and filled by one person or separated and filled by two persons. Prior to 2013, our CEO served as Chairman and we had an independent Lead Director. Beginning in April 2013, with the appointment of Mr. Clarke as our CEO, our Board decided to select one of our independent directors to serve as Chairman, and as such, elected James H. Keyes to this position. Subsequently, on February 14, 2017 upon Mr. Keyes' retirement at the 2017 Annual Meeting, the Board determined that it was an appropriate time to appoint Mr. Clarke as Chairman. Mr. Clarke would continue to serve as the CEO as well. Accordingly, also on February 14, 2017, General McChrystal was selected as the independent Lead Director. He also serves as the Chairman of the Board's Nominating and Governance Committee. General McChrystal, who has served on our Board for seven years, was previously a senior military leader and has served on the boards of directors of other public companies. The Board believes that this leadership structure is in the best interests of the Company and its stockholders. However, General McChrystal has elected to not stand for re-election at the Annual Meeting. Therefore, the Nominating and Governance Committee and the full Board intend to identify, consider and discuss potential candidates to serve as independent Lead Director and to chair the Nominating and Governance Committee upon General McChrystal's retirement. Also, upon the retirement of Mr. Keyes in February of 2017, the Board appointed Mr. D'Arcy to chair the Board's Audit Committee.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company. Day-to-day risk management is the responsibility of management, which has implemented an Enterprise Risk Management process to identify, assess, manage and monitor risks that our Company faces. Enterprise Risk Management operates within our Internal Audit and Corporate Compliance department and coordinates its efforts with that department. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees. In particular, the Audit Committee is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk management. It also focuses on the management of financial risk exposure and oversees risks related to the Company's financial statement compliance and control environment. The Nominating and Governance Committee oversees risks related to corporate governance, including risk related to the political environment. The Compensation Committee assists our Board in overseeing the management of risks arising from our compensation policies and programs and programs related to assessment, selection, succession planning, training and development of executives of the Company. Finally, the Finance Committee is responsible for overseeing policies with respect to financial risk assessment and financial risk management including, without limitation, risks relating to liquidity/access to capital and macroeconomic trends/environment risks. Each of the Board committees periodically reviews these risks and then discusses the process and results with the full Board.

Nominating Directors

You may recommend any person as a candidate for director for election at our 2019 annual meeting of stockholders by writing to our Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532 and complying with the procedures set forth in the Company’s By-Laws. Your letter must be received by Navistar’s Corporate Secretary no earlier than September 16, 2018, and no later than October 16, 2018, and must include all of the information required by the Company’s By-Laws including, but not limited to, the proposed nominee’s biographical information and principal occupation; the number of shares of capital

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stock of the Company which are owned by the proposed nominee, appropriate information about the proposed nominee that would be required to be included in a proxy statement under the rules of the SEC, the number of shares held by you, information about the relationship between the proposed nominee and you, any pending or threatened litigation in which the proposed nominee is a party and a representation that you intend to appear in person or by proxy at the meeting to nominate the proposed nominee. Your letter must be accompanied by the written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. You may only recommend a candidate for director if you hold shares of Common Stock on the date you give the notice described above, on the record date for the annual meeting of stockholders at which you propose such nominee be elected and on the date of the annual meeting of stockholders at which you propose such nominee be elected.

The Nominating and Governance Committee identifies nominees for directors from various sources, including suggestions from Board members and management, and in the past has used third party consultants to assist in identifying and evaluating potential nominees. The Nominating and Governance Committee will consider persons recommended by the stockholders in the same manner as a committee-recommended nominee. The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	knowledge and contacts in the Company’s industry and other relevant industries;

•	positive reputation in the business community;

•	the highest personal and professional ethics and integrity and values that are compatible with the Company’s values;

•	experiences and achievements that provide the nominee with the ability to exercise good business judgment;

•	ability to make significant contributions to the Company’s success;

•	ability to work successfully with other directors;

•	willingness to devote the necessary time to the work of the Board and its committees which includes being available for the entire time of meetings;

•	ability to assist and evaluate the Company’s management;

•	involvement only in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders;

•
understanding of and ability to meet his or her responsibilities to the Company’s stockholders, including the duty of care (making informed decisions) and the duty of loyalty (maintaining confidentiality and avoiding conflicts of interest); and

•	potential to serve on the Board for at least five years.

The Nominating and Governance Committee believes that consideration should also be given to having a diversity of backgrounds, skills, and perspectives among the directors. In addition, in selecting directors, the Nominating and Governance Committee will consider the need to strengthen the Board by providing a diversity of persons in terms of their expertise, age, gender, race, ethnicity, education, and other attributes which contribute to the Board’s diversity. Our Board diversity policy is contained within our Corporate Governance Guidelines.

The satisfaction of the above criteria is implemented and assessed through ongoing consideration of directors and nominees by the Nominating and Governance Committee and the Board, as well as through the Board’s self-evaluation process. Based upon these activities and its review of the current composition of the Board, the Nominating and Governance Committee and the Board believe that these criteria have been satisfied.

As outlined in our Corporate Governance Guidelines, any director who receives more ‘‘withheld’’ votes than ‘‘for’’ votes in an uncontested election is required to tender his resignation to the Nominating and Governance Committee for consideration and recommendation to the Board. The Board will publicly disclose its decision.

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Board Committees and Meetings

The Board documented its governance practices, policies and procedures in our Corporate Governance Guidelines. These governance standards embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices. In October 2017, the Board conducted an evaluation of the committees and the Board.

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating and Governance Committee. Each of the committees is governed by a written charter, copies of which are available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/ corporategovernance/documents.

In 2017, the full Board met 10 times. In addition, the Board’s independent directors meet regularly in executive session without management present to, among other things, evaluate the performance of the CEO and discuss corporate strategies. The Chairmen of our Audit, Compensation, Nominating and Governance and Finance Committees of the Board each preside as the chair at meetings or executive sessions of independent directors at which the principal items to be considered are within the scope of the authority of his committee.

During 2017 each of the directors attended 75% or more of all the meetings of the Board and the committees on which he serves. The average attendance of all directors at meetings of the Board and the committees on which they served in 2017 was 95%. We encourage all Board members to attend all meetings, including the Annual Meeting. All of our directors who were directors at the time of our 2017 annual meeting of stockholders attended that meeting.

Below is a table indicating committee membership and a description of each committee of the Board.

Committee Membership (as of December 20, 2017)
	Audit	Compensation	Finance	Nominating & Governance
Troy A. Clarke
José María Alapont			✓
Stephen R. D'Arcy	✓*
Jeffrey A. Dokho	✓		✓
Matthias Gründler			✓
Vincent J. Intrieri			✓*	✓
Stanley A. McChrystal¹		✓		✓*
Daniel A. Ninivaggi	✓	✓
Mark H. Rachesky			✓*	✓
Andreas H. Renschler		✓		✓
Michael F. Sirignano	✓	✓*
Dennis A. Suskind		✓

*	Indicates the chair of the committee. Mr. Intrieri and Dr. Rachesky serve as co-chairs of the Finance Committee.

(1)	General McChrystal will not stand for re-election at the Annual Meeting.

Audit Committee — The Audit Committee assists the Board in fulfilling its responsibility for oversight of the Company’s financial reporting process, the Company’s legal and regulatory compliance, the independence, qualifications and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function and corporate compliance function. The Audit Committee reviews the audit plans of the Company’s independent registered public accounting firm and internal audit staff, reviews the audit of the Company’s accounts with the independent registered public accounting firm and the internal auditors, considers the adequacy of the audit scope and reviews and discusses with the auditors and management the auditors’ reports. The Audit Committee also reviews environmental reports and compliance activities for the Company’s facilities and the expense accounts of executive officers and directors. The Audit Committee reviews and decides on conflicts of interest and waivers of compliance with the Company’s Code of Conduct that may affect executive officers and directors and discusses policies and guidelines with respect to risk assessment and risk management. The Audit Committee reviews and recommends to the Board that the Board either approve, ratify, reject or take other action with respect to related person transactions and it prepares and approves the Audit Committee Report

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for inclusion in the Company’s proxy statement. Additional information on the roles and responsibilities of the Audit Committee is provided in the Audit Committee Report section of this proxy statement. All members of the Audit Committee who are expected to continue following the Annual Meeting are independent and the Board designated three of the four Audit Committee members, namely, Mr. Stephen R. D'Arcy, Mr. Jeffrey A. Dokho and Mr. Michael F. Sirignano, each as an ‘‘audit committee financial expert,’’ as defined by applicable law, rules and regulations. In 2017, the Audit Committee held 11 meetings. The Audit Committee conducted an evaluation of its performance in October 2017.

Compensation Committee — The Compensation Committee makes recommendations to the Board with respect to the appointment and responsibilities of all executive officers, reviews and approves the compensation of executive officers who are not also directors of the Company, reviews and approves the Company’s compensation strategy and any associated risks, recommends to the independent members of the Board the compensation of executive officers who also are directors of the Company, administers the Company’s equity and incentive compensation plans, engages the compensation consultants that advise the Compensation Committee and approves the consultants’ fees and terms of engagement, furnishes an annual Compensation Committee Report on executive compensation and reviews and discusses the Compensation Discussion & Analysis (‘‘CD&A’’) with management and recommends to the Board the inclusion of the CD&A in the Company’s proxy statement. Upon management’s recommendation, the Compensation Committee reviews basic changes to non-represented employees’ base compensation and incentive and benefit plans. The Compensation Committee also oversees the development and implementation of succession plans for senior executives (with the exception of our CEO). Additional information on the roles and responsibilities of the Compensation Committee is provided in the CD&A section of this proxy statement. The Compensation Committee held 7 meetings in 2017. The Compensation Committee conducted an evaluation of its performance in October 2017.

Finance Committee — The Finance Committee reviews the Company’s financing requirements, procedures by which projections and estimates of cash flow are developed, dividend policy and investment spending and capital expenditure budgets. The Finance Committee also oversees the Company’s policies with respect to financial risk assessment and financial risk management, including liquidity and access to capital and macroeconomic trends/environment risks. The Finance Committee held 10 meetings in 2017. The Finance Committee conducted an evaluation of its performance in October 2017.

Nominating and Governance Committee — The Nominating and Governance Committee is responsible for the organizational structure of the Board and its committees, recommending to the Board the directors to serve on the standing Board committees, reviewing and making recommendations to the Board concerning nominees for election as directors, CEO succession planning, reviewing and making recommendations to the Board concerning corporate governance practices and policies and changes to our Restated Certificate of Incorporation and our By-Laws and overseeing risks related to corporate governance and the political environment. In addition, the Nominating and Governance Committee leads the Board in its self-evaluation process and monitors compliance with the Corporate Governance Guidelines. The Nominating and Governance Committee held 7 meetings in 2017. The Nominating and Governance Committee conducted an evaluation of its performance in October 2017.

Communication with the Board

Interested parties may communicate with any of our directors, our Board as a group, our non-employee directors as a group or any committees of the Board by sending an e-mail to presiding.director@navistar.com or by writing to the Presiding Director, c/o the Corporate Secretary, at 2701 Navistar Drive, Lisle, Illinois 60532. The Board has given the Corporate Secretary the discretion to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to the duties and responsibilities of the Board. Communications that relate to ordinary business matters that are not within the scope of the Board’s duties and responsibilities will be forwarded to the appropriate employee within the Company. Solicitations, junk email and obviously frivolous or inappropriate communications will not be forwarded. You will receive a written acknowledgment from the Corporate Secretary’s Office upon receipt of your communication.

Code of Conduct

Our Code of Conduct embodies a code of ethics (the ‘‘Code’’) applicable to all of our directors, officers and employees. The Code establishes the principles, policies, standards and conduct for professional behavior in the workplace. Every director, officer and employee is required to read and follow the Code. A copy of the Code is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. Any waiver of the Code for executive officers or directors of the Company requires the approval of the Audit Committee and must be promptly

2018 Proxy Statement	29

disclosed to the Company’s stockholders. We intend to disclose on the Investor Relations section of our website (http://www.navistar.com/navistar/investors/corporategovernance/documents) any amendments to, or waivers from, the Code that is required to be publicly disclosed under the rules of the SEC.

The Audit Committee has established procedures for employees, vendors and other interested parties to communicate concerns with respect to our accounting, internal controls or financial reporting to the Audit Committee, which has responsibility for these matters. Concerns may be reported as follows:

Via the Navistar Business Abuse and Compliance Hotline	Write to the Audit Committee	E-mail the Audit Committee
1-877-734-2548 or via the Internet at https://iwf.tnwgrc.com/navistar/	Audit Committee c/o Corporate Secretary Navistar International Corporation 2701 Navistar Drive Lisle, Illinois 60532	Audit.committee@navistar.com

2018 Proxy Statement	30

PERSONS OWNING MORE THAN FIVE PERCENT OF COMPANY COMMON STOCK

This table indicates, as of December 18, 2017, all persons we know to be beneficial owners of more than 5% of our Common Stock. This information is based, in part, on a review of Schedule 13D, Schedule 13G and Section 16 reports filed with the SEC by persons and entities listed in the table below, as well as on other available information.

Name and Address	Total Amount and Nature of Beneficial Ownership	Percent of Class(A)
Carl C. Icahn c/o Icahn Associates Corp., 767 Fifth Avenue, Suite 4700 New York, NY 10153	16,729,960(B)	17.0%
Volkswagen Truck & Bus GmbH BraWo Park Willy-Brandt-Platz 19 38102 Braunschweig Germany	16,629,667(C)	16.9%
Mark H. Rachesky, M.D. 40 West 57th Street, 24th floor New York, NY 10019	16,279,634(D)	16.5%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	11,763,374(E)	11.9%
GAMCO Investors, Inc. et. al. One Corporate Center Rye, NY 10580-1435	9,529,693(F)	9.7%

(A)	Applicable percentage ownership is based upon 98,449,166 shares of Common Stock outstanding as of December 18, 2017.

(B)
As reported in Amendment No. 22, to the Schedule 13D, as filed with the SEC on March 17, 2017, by High River Limited Partnership (‘‘High River’’), Hopper Investments LLC (‘‘Hopper’’), Barberry Corp. (‘‘Barberry’’), Icahn Partners Master Fund LP (‘‘Icahn Master’’), Icahn Offshore LP (‘‘Icahn Offshore’’), Icahn Partners LP (‘‘Icahn Partners’’), Icahn Onshore LP (‘‘Icahn Onshore’’), Icahn Capital LP (‘‘Icahn Capital’’), IPH GP LLC (‘‘IPH’’), Icahn Enterprises Holdings L.P. (‘‘Icahn Enterprises Holdings’’), Icahn Enterprises G.P. Inc. (‘‘Icahn Enterprises GP’’), Beckton Corp. (‘‘Beckton’’), and Carl C. Icahn (collectively, the ‘‘Icahn Reporting Persons’’). The Icahn Reporting Persons reported the following: High River has sole voting power and sole dispositive power with regard to 3,345,991 shares of Common Stock and each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock; Icahn Master has sole voting power and sole dispositive power with regard to 5,446,990 shares of Common Stock and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock; and Icahn Partners has sole voting power and sole dispositive power with regard to 7,936,979 shares of Common Stock and each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of Icahn Master. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Mr. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Reporting Persons. In addition, Mr. Icahn is the indirect holder of approximately 92.6% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (‘‘Icahn Enterprises’’). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings. See the Schedule 13D/A filed by the Icahn Reporting Persons for certain disclaimers of beneficial ownership.

(C)
As reported in a Schedule 13D filed with the SEC on March 10, 2017 by Volkswagen Truck and Bus GmbH ("VW T&B") and Volkswagen AG ("Volkswagen" and together with VW T&B, the "Reporting Persons") and as further supplemented by reports filed on Form 4 by VW T&B pursuant to Section 16(a) of the Securities Exchange Act of 1934. The Reporting Persons are each the beneficial owners of 16,629,667 shares of Common Stock. VW T&B has sole power to vote and dispose of 16,629,667 shares of Common Stock and Volkswagen has shared power to vote and to dispose of 16,629,667 shares of Common Stock. VW T&B is a wholly-owned subsidiary of Volkswagen.

(D)
As reported in a Schedule 13D/A filed with the SEC on March 3, 2017 by MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC, MHR Holdings LLC and Mark H. Rachesky, M.D. (collectively, the ‘‘MHR Reporting Persons’’), and as further supplemented by reports filed on Form 4 by Dr. Rachesky, pursuant to Section 16(a) of the Securities Exchange Act of 1934. The MHR Reporting Persons reported the following: MHR Institutional Partners III LP and MHR Institutional Advisors III LLC each has sole voting and dispositive power over 14,980,528 shares of Common Stock. MHR Fund Management LLC and MHR Holdings LLC each has sole voting and dispositive power over 16,225,000 shares of Common Stock. Dr. Rachesky has sole voting and dispositive power over 16,274,634 shares of Common Stock, which includes (i) 16,225,000 shares of Common Stock beneficially owned by Dr. Rachesky as the managing member of MHR Advisors LLC, MHR Institutional Advisors III LLC and MHR Holdings LLC; (ii) 22,277 shares of Common Stock held directly by Dr. Rachesky; (iii) 2,357 shares of Common Stock that may be obtained

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upon settlement of phantom stock units granted to Dr. Rachesky in his capacity as a director; and (iv) options to purchase 30,000 shares of Common Stock granted to Dr. Rachesky in his capacity as a director.

(E)
As reported in Schedule 13G/A filed with the SEC on December 11, 2017 by Franklin Resources, Inc. (‘‘FRI’’), Charles B. Johnson, Rupert H. Johnson, Jr. and Templeton Global Advisors Limited. These securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. See the Schedule 13G/A for certain disclaimers of beneficial ownership.

(F)
As reported in a Schedule 13D/A filed with the SEC on March 7, 2017, by Gabelli Funds, LLC, GAMCO Asset Management, Inc., Teton Advisors, Inc., Gabelli & Company Investment Advisers, Inc., Gabelli Foundation, Inc., MJG Associates, Inc., MJG-IV Limited Partnership, GGCP, Inc., GAMCO Investors, Inc., Associated Capital Group, Inc., and Mario J. Gabelli (collectively, the ‘‘Gabelli Reporting Persons’’). The Gabelli Reporting Persons reported the following: Gabelli Funds LLC has sole voting and dispositive power with regard to 2,852,445 shares of Common Stock, GAMCO Asset Management Inc. has sole voting power with regard to 6,175,348 shares of Common Stock and sole dispositive power with regard to 6,548,348 shares of Common Stock, Teton Advisers, Inc. has sole voting and dispositive power with regard to 20,000 shares of Common Stock, Gabelli & Company Investment Advisers, Inc. has sole voting and dispositive power with regard to 4,000 shares of Common Stock, Gabelli Foundation, Inc. has sole voting and dispositive power with regard to 9,000 shares of Common Stock, MJG Associates, Inc. has sole voting and dispositive power with regard to 5,000 shares of Common Stock, MJG-IV Limited Partnership has sole voting and dispositive power with regard to 2,000 shares of Common Stock, GGCP, Inc. has sole voting and dispositive power with regard to 16,500 shares of Common Stock, GAMCO Investors, Inc. has sole voting and dispositive power with regard to 200 shares of Common Stock, and Mario J. Gabelli has sole voting and dispositive power with regard to 72,200 shares of Common Stock. Mr. Gabelli is deemed to have beneficial ownership of the shares of Common Stock owned beneficially by each of the foregoing entities due to the fact that he directly or indirectly controls or acts as chief investment officer for such entities. Gabelli & Company Investment Advisers, Inc. is deemed to have beneficial ownership of the Common Stock owned beneficially by G. research, Inc. Associated Capital Group, Inc. , GAMCO Investors, Inc. and GGCP, Inc. are deemed to have beneficial ownership of the shares of Common Stock owned beneficially by each of the Gabelli Reporting Persons other than Mr. Gabelli and the Gabelli Foundation, Inc. See the Schedule 13D/A filed by the Gabelli Reporting Persons for certain disclaimers of beneficial ownership.

2018 Proxy Statement	32

COMPANY COMMON STOCK OWNED BY EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of November 30, 2017 by: (i) each of our directors or nominees for director; (ii) each of our NEOs; and (iii) all of our directors, nominees for director, and executive officers as a group. In general, ‘‘beneficial ownership’’ includes those shares of Common Stock a director, nominee for director, NEO or other executive officer has the power to vote or transfer, stock units convertible into Common Stock within 60 days and stock options exercisable within 60 days. Except as noted, the persons named in the table below have the sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name/Group	Owned(A)	Number of DSUs, PSUs or RSUs Convertible into Common Stock(B)	Obtainable Through Stock Option Exercise	Total	Percent of Class
José María Alapont - Director	568	—	1,667	2,235	*
Walter G. Borst - EVP & CFO	49,044	10,366	58,789	118,199	*
Troy A. Clarke - Director/President & CEO	79,325	6,113	977,248	1,062,686	1.1
Steven K. Covey - Former SVP & General Counsel	45,098	—	52,895	97,993	*
Stephen R. D'Arcy - Director	812	—	1,667	2,479	*
Jeffrey A. Dokho(C) - Director	—	—	—	—	*
Matthias Gründler - Director	303	—	—	303	*
Vincent J. Intrieri - Director	592	6,677	20,000	27,269	*
William R. Kozek - SVP Strategic Initiatives	14,108	—	27,045	41,153	*
Persio V. Lisboa - EVP & COO	14,772	2,790	44,650	62,212	*
Stanley A. McChrystal - Director	1,508	30,765	25,000	57,273	*
William V. McMenamin - President, Financial Services and Treasurer	16,426	1,681	17,465	35,572	*
Daniel A. Ninivaggi - Director	—	88	—	88	*
Mark H. Rachesky(D) - Director	16,247,277	2,357	20,000	16,269,634	16.5
Andreas Renschler - Director	303	—	—	303	*
Michael Sirignano - Director	18,959	3,296	10,000	32,255	*
Samara A. Strycker - SVP & Corporate Controller	3,281	—	—	3,281	*
Dennis A. Suskind - Director	812	—	1,667	2,479	*
All Directors and Executive Officers as a Group (19 persons)(E)	16,451,869	64,133	1,210,804	17,726,806	18.0

*	Percentage of shares beneficially owned does not exceed one percent.

(A)
The number of shares shown for each NEO (and all directors and executive officers as a group) includes the number of shares of Common Stock owned indirectly, as of November 30, 2017, by such executive officers in our Retirement Accumulation Plan, as reported to us by the Plan trustee.

(B)	For additional information on deferred share units (‘‘DSUs’’), premium share units (‘‘PSUs’’) and restricted stock units (‘‘RSUs’’) see below.

(C)	At the request of the UAW, the UAW representative director, Jeffrey Dokho, does not receive stock or stock option grant awards.

(D)
As reported in various Form 4’s filed with the SEC during 2017 by MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC, MHR Holdings LLC and Dr. Rachesky. See also Footnote D to the section Persons Owning More Than Five Percent of Navistar Common Stock in this proxy statement.

(E)	Includes all current directors and executive officers (including Section 16 Officers) as a group.

2018 Proxy Statement	33

DSUs PSUs and RSUs

Under our Executive Stock Ownership Program in effect for 2013 and prior years, executives may defer their cash bonus into DSUs. If an executive officer elects to defer a cash bonus, the number of shares shown for such NEO (and for all Executive Officers included in all Directors and Executive Officers as a group) includes these DSUs. These DSUs vest immediately. The number of shares shown as owned for each NEO (and for all Executive Officers included in all Directors and Executive Officers as a group) also includes PSUs that were awarded pursuant to the Executive Stock Ownership Program. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded. Effective November 1, 2013, our Executive Stock Ownership Program was amended and restated to, among other things, eliminate an executive’s ability to earn PSUs or defer their cash bonus into DSUs.

Under our Non-Employee Directors Deferred Fee Plan, directors may defer all or a portion of their annual retainer into DSUs. If a director elected to defer a portion of his annual retainer into DSUs, these DSUs are shown as owned for such director (and included in all Directors and Executive Officers as a group).

Certain of our executives have been awarded share settled RSUs under the 2013 Performance Incentive Plan. The RSUs vest in equal installments on each of the first three anniversaries of the date of grant or cliff vest as to 100% of the shares granted on the third anniversary of the date of grant, and are converted into our Common Stock on a one to one basis at time of vesting.

2018 Proxy Statement	34

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2017 annual meeting of stockholders, a majority of our stockholders voted in favor of holding a non-binding advisory vote on executive compensation on an annual basis. In light of those results, our Board determined that the Company will continue to hold a non-binding advisory vote on executive compensation on an annual basis. The next required non-binding advisory vote regarding the frequency interval will be held at our 2023 annual meeting of stockholders.

The Company places importance on the feedback of our stockholders regarding our compensation practices. We are focused on continuously reviewing and improving such practices in order to best align executive pay with Company performance. At our 2016 and 2017 annual meeting of stockholders, our stockholders expressed their support of our executive compensation programs by approving our non-binding advisory vote on our executive compensation by approximately 98% and 97% of those voting, respectively. Since that time we have continued our stockholder outreach initiatives and our continuous efforts to best align executive pay with Company performance.

As described more fully in our Compensation, Discussion and Analysis ("CD&A"), our executive compensation programs for our NEOs, as well as other executives, are designed to closely align executive rewards with the total return to stockholders and both corporate and individual performance. As evidence of our commitment to align executive pay with Company performance:

•	For the 2015 LTI plan, one of the four metrics on Revenue Growth was met and the Adjusted EBITDA margin was below target but above threshold.

•	The 2016 LTI performance targets are projected to be below threshold for the performance-based portion of the award.

•	The 2017 LTI performance targets are projected to be below target for Adjusted EBITDA and above target for Market Share.

•	The 2017 AI awards will be paid out at 119.8% of target percentage due to our achievements.

The Board urges our stockholders to read the CD&A, which describes in more detail the changes made to the executive compensation programs and how the executive compensation programs are designed to support our Company and our business strategies in concert with our culture, compensation philosophies and guiding principles. We believe that the Company’s executive compensation programs appropriately align pay and performance and enable the Company to attract and retain talented executives within our industry.

We are asking our stockholders to indicate their support for our executive compensation as described in this proxy statement, as required pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a ‘‘say-on-pay’’ proposal, gives you as a stockholder the opportunity to express your views on our 2017 executive compensation policies and procedures described in this proxy statement.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs as described in this proxy statement. Accordingly, we ask our stockholders to vote ‘‘FOR’’ the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company's proxy statement for the Annual Meeting.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote, as we did last year. The Compensation Committee will consider our stockholders’ concerns and take into account the outcome of ‘‘say-on-pay’’ votes when designing future executive compensation programs. The Board recommends that you indicate your support for the Company’s executive compensation in 2017, as outlined in the above resolution.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ PROPOSAL 2.

2018 Proxy Statement	35

COMPENSATION

Compensation Committee Report

The Compensation Committee reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management, and based upon this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement. The independent members of the Board reviewed and discussed the compensation of the CEO.

The Compensation Committee	Independent Board members (non-Compensation Committee members)
Michael F. Sirignano, Chairman	Jose Maria Alapont
Stanley A. McChrystal	Stephen R. D'Arcy
Daniel A. Ninivaggi	Jeffrey A. Dokho
Andreas H. Renschler	Matthias Gründler
Dennis A. Suskind	Vincent J. Intrieri
Mark H. Rachesky

(Approved by the members of the Compensation Committee and the other independent members of the Board on December 12, 2017.)

Compensation Discussion and Analysis (the "CD&A")

The Compensation Committee has the responsibility to approve and monitor all compensation and benefit programs for our executive officers (for purposes of this proxy statement, the term "executive officer" means the senior leadership of the Company, including Section 16 Officers and NEOs) and makes recommendations for the compensation and benefits of our CEO, which is then reviewed and approved by the independent members of our Board. As part of its responsibilities, the Compensation Committee reviews the performance of our executive officers and approves compensation based on the overall successes of the individual executive and the organization as a whole. The Compensation Committee is governed by a written charter, a copy of which is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/ corporategovernance/documents.

The following table lists our 2018 NEOs that will be discussed throughout the CD&A.

NEO	Title
Troy A. Clarke	President and Chief Executive Officer
Walter G. Borst	Executive Vice President and Chief Financial Officer
Persio V. Lisboa	Executive Vice President and Chief Operating Officer
William V. McMenamin	President Financial Services and Treasurer
Samara A. Strycker	Senior Vice President and Corporate Controller
William R. Kozek(1)	Senior Vice President Strategic Initiatives and Former President, Truck and Parts
Steven K. Covey(2)	Former Senior Vice President and General Counsel

(1)	Mr. Kozek was previously a NEO as President, Truck & Parts. Due to a change in his role, Mr. Kozek is no longer an executive officer.
(2) Mr. Covey had a termination date of March 31, 2017.

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This Compensation section is organized into the following main categories:

Executive Summary	37
Compensation Philosophy and Objectives	38
Detailed Review of Executive Compensation	40
Executive Compensation Tables	52
Compensation Risk	72
Compensation of Directors	73

Executive Summary

During 2017, we continued to focus on our business strategy which includes consummating our previously announced strategic alliance with VW T&B, launching new products and product features, improving quality and uptime, delivering on our plan to reduce costs, building sales momentum, seeking new sources of revenue and evaluating non-Core activities. We continue to make strong financial progress and are optimistic about 2018.

The Company has a robust stockholder outreach and engagement program in place. We engage in regular contact with our stockholders throughout the year. Approximately 72% of our stock as of December 18, 2017 is held by five of our stockholders. Three of these stockholders currently have representation on our Board as discussed in our Executive Summary and Proposal One-Election of Directors. These stockholders, through their representatives on our Board, also are members of our Compensation Committee and are integrally involved in our compensation decisions and policies, with Mr. Sirignano being the Chairman of our Compensation Committee. We also engage in regular dialogue with our two remaining largest stockholders who do not have representatives on our Board. We maintain open lines of communication with corporate governance advisory institutions and with our top 25 stockholders on an annual basis in order to solicit their feedback. We continuously work to improve these efforts and place importance on the feedback provided to us during this process.

An overall objective of our executive compensation program is to maintain a linkage between pay and performance, both long-term and short-term. Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") is a key pay component linked to pay for performance and our short and long-term incentives. In 2017 the Company saw an incremental improvement of approximately $74M in adjusted EBITDA. Also in 2017:

•	The Company approved 2017 long-term equity awards ("LTI") for each executive based on an assessment of such executive's performance and scope of the executive's role.

•	Based on 2017 results, the 2017 LTI awards based on performance measures are projected to be below target for adjusted EBITDA and above target for Market Share.

•	Based on 2017 performance measures of our short-term annual incentive ("AI") plan, 2017 AI awards will be paid at 119.8% of target.

•
For 2018, AI performance goals as determined by our Compensation Committee will include Market Share, Cost, Liquidity and Quality with both an adjusted EBITDA multiplier and an individual performance factor.

In 2017, the Compensation Committee took the following actions with respect to the Company’s executive compensation program:

•
Maintained our clawback policy, which enables the Company to recover incentive-based compensation in the event of an accounting restatement due to material non-compliance with financial reporting requirements, as well as intentional misconduct; and

•	Continued to exclude pro-rata bonus from the calculation of any pension/retirement benefit under our Executive Severance Agreements

2018 Proxy Statement	37

Compensation Governance Measures

What We Do	What We Don't Do
We use multiple performance measures in our short-term and long-term incentive plans. These performance measures link pay to performance and stockholder interests.
The Company maintains policies that eliminate all tax gross-ups for perquisites and other similar benefits to Section 16 Officers, and prohibit tax gross-ups for any cash or equity awards for all employees.

The Compensation Committee reviews external market data when making compensation decisions.	We do not reprice stock options.
The Compensation Committee selects and engages its own independent advisor, Pay Governance LLC.
We have an anti-hedging policy, whereby employees and directors are prohibited from trading in puts, calls, options or other similar securities related to our common stock. We also restrict short selling, pledges and margin accounts used by executive officers and directors.

We maintain a clawback policy to recoup incentive-based compensation in the event of an accounting restatement.	We do not accelerate the vesting of long-term incentive awards, except in certain situations upon death.
Change in Control severance benefits are payable only upon a Change in Control (also referred to throughout as "CIC") with termination of employment ("double trigger").	We do not grant extra pension service with the exception of CIC as outlined in our Executive Severance Agreements.
To aid in aligning the interest of our shareholders and officers, all officers are subject to stock ownership requirements, ranging from 6x base pay for the CEO to 3x base pay for other senior executives - including a retention requirement.

Our 2017 long-term incentive plans includes both absolute and relative performance metrics.

Compensation Philosophy and Objectives

We believe the compensation of our executives should be closely tied to the performance and growth of the Company, so that their interests are aligned with the long-term interests of our stockholders. Consistent with this philosophy, the following guiding principles provide a framework for the Company’s executive compensation program:

•	Competitive Positioning: Total remuneration is designed to attract and retain the executive talent necessary to achieve our goals through a market competitive total remuneration package.

•
Pay-for-Performance:  A substantial portion of each named NEO's compensation is performance-based with a direct link to Company as well as individual performance. It is designed to align the interests of executives and stockholders.

•
Ownership and Responsibility:  Compensation programs are designed to recognize individual contributions as well as link NEO and stockholder interests through programs that reward our NEOs, based on the financial success of the Company and increases to stockholder value.

The Company actively engages stockholders in Say-On-Pay discussions. Three of the largest stockholders are represented on the Board as well as the Compensation Committee. Other stockholder opinions are solicited in discussions throughout the year and the Company continues to align pay with performance throughout the organization based on best practices.

Pay for Performance

We continue to take actions that we believe will improve our efficiency and performance and continue to evaluate additional opportunities to enhance value to our customers. We had many accomplishments in 2017, including consummating our alliance with VW T&B, launching products desired by our customers, improving quality and uptime, and delivering on our plan to reduce costs while building sales momentum. For 2017, AI awards will be paid out at 119.8% of target.

2018 Proxy Statement	38

With respect to LTI, the 2015 LTI plan was 100% performance-based. After a review of the competitive peer data, internal ownership requirements and an assessment by our Compensation Consultant, the 2016 and 2017 LTI plans were 50% performance-based and 50% time-based. Based on Company results:

•	For the 2015 LTI plan, one of the four metrics on Revenue Growth was met and the Adjusted EBITDA margin was below target but above threshold, resulting in a payout of 41%.

•	The 2016 LTI performance targets are projected to be below threshold for the performance-based portion of the award.

•	The 2017 LTI performance targets are projected to be below target for Adjusted EBITDA and above target for Market Share.

The following table outlines the LTI awards granted to our NEOs for 2015, 2016 and 2017, and for our CEO in 2016 and 2017, along with the actual performance of those awards as of October 31, 2017.

		Performance Options	Performance Share Units
FY2015	Exercise Price/Closing Price on Grant	$27.67
	Stock Price as of October 31, 2017	$42.31
	% Equity Award	50%	50%
	Adjusted EBITDA Margin Met?	Below Target	Below Target
	Revenue Growth Met?	1 of 4 metrics met	1 of 4 metrics met
		Performance Cash Plan	Time-Based RSUs
FY2016	Exercise Price/Closing Price on Grant	$7.17
	Stock Price as of October 31, 2017	$42.31
	% Equity Award	50%	50%
	Adjusted EBITDA Met?	Below Threshold	N/A
	Market Share Met?	Below Threshold	N/A

		Performance Cash Plan	Time-Based RSUs
FY2017	Exercise Price/Closing Price on Grant	$27.48
	Stock Price as of October 31, 2017	$42.31
	% of Equity Award	50%	50%
	Adjusted EBITDA and Relative TSR Met?	Below Target	N/A
	Market Share and Relative TSR Met?	Above Target	N/A

In 2017,we continued to align pay with performance throughout the organization through:

•	50% performance-based LTI awards for the NEOs and the CEO, with grant sizes adjusted based on the performance of the individual and their scope within the organization.

•	An AI program designed to align with key Company performance targets which resulted in a payout at 119.8% of target.

Pay Mix

A key goal of our compensation philosophy and objectives, is the alignment of the pay mix for our CEO and top executives compared to the market. By pursuing that alignment, we can be assured that not only are the elements appropriate, but the overall package is properly designed. Although recommendations relative to each of these compensation elements are made

2018 Proxy Statement	39

separately, the Compensation Committee considers the total compensation and benefits package when making any compensation decision.

Working with an independent compensation advisor, we developed the charts below which illustrate the alignment of Navistar’s executive pay and the external marketplace.

The below charts present Navistar’s total direct compensation ("TDC") mix (excluding special grants) for the CEO and NEOs relative to the peer group mix, with the Navistar mix on the left and the peer group mix on the right.

Detailed Review of Executive Compensation

Compensation Consultant

The Compensation Committee engages the services of an independent compensation consultant to assist with decisions regarding executive compensation plans and programs. The independent compensation consultant reports solely to the Compensation Committee. The Compensation Committee uses Pay Governance, LLC. to render the following services:

•	Attend committee meetings at the request of the Compensation Committee;

•	Advise the Compensation Committee on market trends, regulatory issues and developments and how these could impact our executive compensation programs;

•	Review the compensation strategy and executive compensation programs for alignment with our strategic business objectives;

•	Advise on the design of executive compensation programs to ensure the linkage between pay and performance;

2018 Proxy Statement	40

•	Provide market data analysis to the Company;

•	Advise the Compensation Committee and the Board on setting the CEO pay;

•	Review the annual compensation of the other NEOs as recommended by the CEO; and

•	Perform such other activities as requested by the Compensation Committee.

The Compensation Committee has the sole authority to approve the terms of Pay Governance's engagement. Pay Governance did not provide any services to the Company other than executive compensation consulting services during 2017.

In compliance with SEC and NYSE requirements regarding the independence of compensation consultants, Pay Governance provided the Compensation Committee with information regarding any personal, financial, or business relationships between Pay Governance and the Company, its management, or the members of the Compensation Committee that could impair its independence or present a conflict of interest. Based on its review of this information, the Compensation Committee determined that there were no relationships that impair the independence or create a material conflict of interest between Pay Governance, the Company and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.

Compensation Peer Group

Annually, we conduct a peer company review to determine whether our comparator companies continue to meet our criteria for inclusion. For 2017, management recommended and the Compensation Committee approved two changes to our peer group. SPX Corp spun off a wholly-owned subsidiary into a separate publicly traded company and was removed from our peer group. Meritor, Inc. meets several of our criteria and was added to our peer group.

We continue to select companies similar in overall size to Navistar with consideration being given to companies that meet one or more of the following criteria:

•	Included in Navistar’s primary Global Industry Classification Standard (GICS®) sub-industry (Construction & Farm Machinery & Heavy Trucks — 20106010);

•	Midwest location;

•	Names Navistar as a peer group company;

•	Similar gross margins; or

•	Was included in the prior year’s peer group.

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Navistar’s 2017 peer group consists of the following 20 companies:

Company Name	Trailing 4Q Net Revenue ($ mil.)	Latest Quarter Total Assets ($ mil.)	9/30/17 Enterprise Value ($ mil.)	Composite Percentile Rank
PACCAR Inc	$17,262	$22,053	$31,031	95%
Cummins Inc.	$18,357	$16,260	$28,723	89%
Illinois Tool Works Inc.	$13,964	$15,922	$56,478	86%
Delphi Automotive PLC	$17,014	$13,056	$29,927	80%
The Goodyear Tire & Rubber Company	$14,973	$17,646	$13,780	76%
Parker-Hannifin Corporation	$12,029	$15,490	$28,265	71%
Textron Inc.	$13,773	$15,775	$17,329	71%
Lear Corporation	$19,292	$11,237	$12,618	69%
Dover Corporation	$7,292	$10,292	$17,463	56%
BorgWarner Inc.	$9,270	$9,289	$12,725	52%
Masco Corporation	$7,470	$5,489	$14,577	45%
Navistar International Corporation	$8,035	$6,080	$8,628	42%
AGCO Corporation	$7,648	$7,693	$7,481	41%
Trinity Industries, Inc.	$3,998	$9,452	$7,496	36%
Tenneco Inc.	$8,860	$4,881	$4,610	30%
Oshkosh Corporation	$6,622	$5,093	$6,634	29%
Dana Incorporated	$6,372	$5,597	$5,466	28%
Terex Corporation	$4,220	$3,760	$4,462	16%
Joy Global (nka Komatsu Mining Corp.)	$2,343	$3,446	$0	5%
Visteon Corporation	$3,170	$2,246	$3,653	5%
Meritor, Inc.	$3,153	$2,712	$3,103	3%
75th Percentile	$14,216	$15,561	$22,864
Mean	$9,854	$9,869	$16,096
Median	$8,254	$9,370	$12,725
25th Percentile	$5,834	$5,040	$6,050
Navistar Rank	49%	38%	40%

With respect to the above table:

—	All financial and market data are taken from Standard & Poor’s Capital IQ database.

—	All data is as of September 30, 2017 unless otherwise noted.

—	All data shown as reviewed by the Compensation Committee at the time of the peer group approval.

External Market Compensation Review

The Compensation Committee reviews various components of our executive compensation program to ensure that (i) pay opportunities are competitive with the external market, (ii) there is an appropriate link between performance and pay, and (iii) the program supports our stated compensation philosophy.

In 2017 our Compensation Committee reviewed total compensation levels and mix relative to the above-described peer group and broader industry surveys published by Aon Hewitt and Towers Watson. Survey market pay data has been size-adjusted to Navistar's revenues (corporate and unit-specific) and updated to January 1, 2018. Please refer to Appendices A and B of this proxy statement for a list of survey participants in Aon Hewitt’s 2016 U.S. Total Compensation Measurement

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(‘‘TCM’’) Executive Regression and Towers Watson’s 2016 CDB General Industry Executive Compensation Survey Report — U.S. Surveys.

We maintain our compensation philosophy of targeting the 50th percentile (market median) for base salary, short-term incentives, and long-term incentives, using a combination of peer group and market surveys. We consider a NEO to be within the competitive range if the NEO's base salary is within 80 to 120 percent of the market median. Under special circumstances, when we are recruiting for critical roles, we may target an NEO’s salary to a higher level.

Elements of Total Direct Executive Compensation

Pay Element	What it Does	Performance Measures
Base Salary	Provides competitive base salary, typically reviewed annually, and balances risk-taking concerns with stockholder interests	Job scope, experience, performance and market data
Short-term Annual Incentive or AI	Provides a competitive incentive opportunity and aligns individual, business unit and company performance	The goals established for 2017 include EBIT, Market Share, Cost and Liquidity
Long-Term Equity Incentives or LTI (including stock option grants)	Aligns executive and stockholder interests by tying compensation to share price appreciation, builds long-term stockholder value, and cultivates stock ownership	The sizing of the 2017 LTI awards were adjusted for each executive based upon an evaluation of both individual performance in addition to the scope of the position within the organization

Chief Executive Officer Total Direct Compensation or "TDC"

Troy A. Clarke was named as the President and CEO in April 2013. The Board, with the assistance of the independent compensation advisor, reviewed CEO pay levels of our peer group, as well as those of other manufacturing organizations with similar revenues. Consistent with our compensation philosophy and the market review for other company chief executive officers, the Compensation Committee targeted total compensation at the market median but believed the pay for the President and CEO should be weighted with the greatest emphasis on performance.

Mr. Clarke’s compensation is specifically structured to focus on performance over the longer term and was negotiated with significant input from our stockholder-nominated directors.

In general, our practice excludes the use of employment contracts for NEOs, except with respect to the Company's CEO. Previously, in connection with Mr. Clarke's appointment to President and CEO in April 2013, we entered into a three-year employment and services agreement with him (the "Employment Agreement"). Based on the Compensation Committee's evaluation of the performance of Mr. Clarke and the Company over this period, the Employment Agreement was renewed in April 2016 for another two years. The following table summarizes certain material terms of the 2016 Employment Agreement as well as certain other benefits received by Mr. Clarke.

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Pay Element	Contractual Terms
Annual Base Salary	$1,000,000
Short-term Annual Incentive or AI(1)	Target AI of 125% of Base Salary Maximum AI of 250% of Base Salary
Long-Term Incentive or LTI	Value of $4,500,000 in 2017 Eligible to participate in such grants in future years
Total Direct Compensation	$6,750,000
Other Benefits
Eligible to participate in the Company plans, policies, perquisites and arrangements that are applicable to other senior officers of the Company, including life insurance equal to five times base salary and vacation equal to four weeks

Severance Provisions
In the event that Mr. Clarke's employment is involuntarily terminated without Cause or due to constructive termination other than in connection with a CIC, he would receive severance of: (i) two times Mr. Clarke's base salary plus target AI award, (ii) a pro-rated portion of the AI award that would have been paid to Mr. Clarke had he remained employed at the time such payments are made to the employees generally, (iii) 12 months continued health care coverage with an option to purchase an additional 12 months at the cost of coverage rate, and (iv) continued life insurance for 24 months after termination.

In the event that Mr. Clarke's employment is involuntarily terminated without Cause or due to constructive termination within either 90 days prior to a CIC or within 24 months after a CIC, he would receive severance of: (i) two times Mr. Clarke's base salary plus target AI award, (ii) a pro-rated portion of the target AI award, (iii) 12 months continued health care coverage with an option to purchase an additional 12 months at the cost of coverage rate, and (iv) continued life insurance for 24 months after termination.

(1)	Actual payout at 85% of target for 2015; 43.8% of target for 2016 and 119.8% of target for 2017.

CEO Performance Evaluation

Traditionally, each year in December, the Compensation Committee and the independent members of the Board evaluate the CEO’s performance for the prior year. This review is based on the CEO’s achievement of goals set for the start of that year. The CEO presents information on the achievement of such goals solely to the independent members of the Board, who then discuss it in executive session without the CEO present. The independent members’ evaluation of the CEO’s performance then forms the basis for the decision on the CEO’s short-term incentive award under our AI plan for the prior year. The Chairman of the Compensation Committee then informs the CEO of the performance evaluation and any compensation decisions resulting from that evaluation.

In December 2017, the independent members of the Board discussed and evaluated Mr. Clarke's accomplishments as CEO. These accomplishments include:

•	The VW T&B alliance and GM commercial relationships
•	The successful launch of new products and quality improvements
•	The continued growth of OnCommand Connection
•	Continued cost reductions
•	Senior leadership growth and development

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Based upon the Compensation Committee's determination of Mr. Clarke's and the Company's performance against the applicable AI goals, the Compensation Committee recommended that Mr. Clarke receive an AI award in the amount of 119.8% of target or $1,497,500. Mr. Clarke's base salary remained unchanged under the 2016 Employment Agreement.

Mr. Clarke's primary goals for 2018 include the following:

•	Implement the VW T&B alliance
•	Improve the Company's financial performance
•	Successful product launches and quality improvements
•	Continued cost reductions
•	Continued senior leadership growth and development

In December 2017, the Compensation Committee approved Mr. Clarke's CEO goals for 2018 as noted above. The initiatives supporting the above goals include improving market share, pursuing strategic opportunities, strengthening the Company's balance sheet and focusing on the development of Navistar leadership.

Summary of the Executive Salary Planning Approval Process

•
The CEO makes base salary recommendations for the NEOs and most Section 16 Officers to the Compensation Committee. The CEO does not recommend nor is he involved in decisions regarding his own compensation.

•
The Compensation Committee reviews the salary for the CEO and reviews, approves and/or adjusts the CEO’s base salary recommendations for the other NEOs and Section 16 Officers included in the CEO's recommendation.

•	The Compensation Committee then recommends, and the independent members of the Board approve or adjust, the salary recommendation for the CEO.

Consistent with pay-for-performance principles, in 2017, base salary performance increases were based upon NEO and Company performance. The table below summarizes the base salaries for our NEOs in 2017 as well as their previous base salaries.

NEO 2017 Base Salary

NEO	Current Base Salary	Effective Date	Previous Base Salary	Effective Date
Troy A. Clarke (1)	$1,000,000	April 22, 2016	$900,000	April 15, 2013
Walter G. Borst	$749,840	February 1, 2016	$721,000	February 11, 2015
Persio V. Lisboa(2)	$675,000	March 1, 2017	$551,250	February 1, 2016
William V. McMenamin(3)	$460,000	September 1, 2017	$386,650	February 1, 2016
Samara A. Strycker	$342,875	February 1, 2016	$325,000	August 4, 2014
William R. Kozek(4)	$598,000	February 1, 2016	$575,000	February 11, 2015
Steven K. Covey(5)	$615,940	February 1, 2016	$598,000	February 11, 2015
.

(1)	Mr. Clarke received a base salary increase upon renewal of his Employment Agreement in April 2016.

(2)	Mr. Lisboa received a base salary increase in 2017 due to his promotion to Executive Vice President and Chief Operating Officer.
(3) Mr. McMenamin received a base salary increase effective September 1, 2017 due to performance.
(4) Due to the role change described above, Mr. Kozek is no longer an executive officer, as of June 20, 2017.
(5) Mr. Covey had a termination date as of March 31, 2017.

Goal Setting For Incentive Plans

On an annual basis, the Board reviews a multi-year strategic plan developed and presented by the management team. Based on that plan, an operating plan is developed for the subsequent year and reviewed by the Board. The Compensation Committee approves the AI and LTI plan targets on the basis of the annual operating plan.

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The operating plan is based upon the goals of returning the Company to profitability and competitiveness with the market and the strategic plan incorporates long-term growth targets.

Annual Incentive

Navistar provides its executives with an annual incentive compensation opportunity through the AI plan, a short-term incentive plan designed to align a significant portion of their total cash compensation with the overall financial performance of the Company. Each executive’s target award is determined based on a percentage of their base pay and organization level. For 2017, Mr. Clarke’s target annual incentive opportunity is 125% of base salary. For other NEOs, target awards range from 55 to 75 percent of base salary.

2017 Annual Incentive

The AI plan for 2017 was based on the attainment of 100% corporate goals established and approved by the Compensation Committee. The AI plan was authorized under our stockholder approved 2013 Performance Incentive Plan (the "2013 PIP"). The AI plan has threshold, target, and distinguished goal ranges for NEOs from 40% to 125%. AI payout targets for NEOs ranged from 55% to 125% of base salary. Consolidated financial results between performance levels were interpolated on a straight-line basis to determine payment amounts.

•	Each AI financial performance metric is independent. Eligibility for payout is based on the attainment of each individual metric.

•
We use two design features: an adjusted EBITDA multiplier which scales the annual incentive up or down from the target level based upon actual financial performance of Navistar, and an individual performance factor.

•	We continue to leverage our AI scorecard using multiple performance metrics. This allows the NEOs to see how their individual achievements contribute to the overall effort and success of the Company.

Below is a summary of the 2017 AI performance goals, associated performance metrics, and level of goal achievement.

2017 Performance Goal	Metric	% Allocation	Level Achieved
EBIT	Parts EBIT	10%	Below Threshold
Market Share	Weighted Average Market Share	30%	Distinguished
Cost	Total Cost Reduction	30%	Above Target
Liquidity	Free Cash Flow	30%	Distinguished

2017 Annual Incentive Target Award Percentages and Amount Earned

As seen in the table above, Navistar met or exceeded the 2017 AI plan targets for many of the performance goals while the Company was below target on other goals, yielding an overall payout percentage of 119.8% of target. Below are the NEO payment amounts.

Named Executive Officer	Target as % of Base Salary	2017 AI Amount Earned
Troy A. Clarke	125%	$1,497,500
Walter G. Borst	75%	$673,731
Persio V. Lisboa	75%	$606,488
William V. McMenamin	60%	$330,648
Samara A. Strycker	55%	$225,920
William R. Kozek	75%	$537,303
Steven K. Covey (1)	65%	$199,847

(1) Mr. Covey received a prorated bonus for 2017.

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2018 Annual Incentive

In 2018, we intend to build on our progress and expect to achieve profitability by leveraging the VW T&B alliance, investing in high-quality products, and continuing to deliver and pursue innovative technology solutions. Our strategic direction continues to focus on our customer-centric strategy, new product launches, financial performance and profitable improvements in market share.

Due to our success in driving business results in 2017, we created an AI plan that enables our strategy and drives results for our employees, customers and shareholders. The table below illustrates the 2018 AI performance goals and metrics.

2018 Annual Incentive Targets

2018 Performance Goal	Weighting	Description	Target
Market Share	35%	Weighted Average (Heavy, Medium, Bus and Severe)	FY17 Actual +0.5%
Cost	35%	Total Cost Reduction	Break-Even
Liquidity	20%	Operating Cash Flow	$100 Million
Quality	10%	First Time Quality	FY17 Actual +4.0%

2018 AI design features include:

•	Continuing to use Market Share and Cost metrics;

•	Replacing Free Cash Flow with Operating Cash Flow;

•	Adding a quality metric; and

•	Continuing the use of the adjusted EBITDA multiplier and an individual performance factor.

The final payout as a percent of target will be calculated based upon level of attainment of the performance metrics multiplied by the adjusted EBITDA multiplier and the individual performance factor. Payout levels will be interpolated on a straight line basis between threshold, target, and distinguished levels.

Long-Term Incentives or "LTI"

Our objectives for including long-term incentives as part of our executive officer’s total compensation package include:

•	Aligning NEO and stockholder interests by tying compensation to share price appreciation;

•	Building long-term stockholder value; and

•	Cultivating stock ownership.

LTI awards are governed by the 2013 PIP, which is an omnibus plan that allows for various awards such as cash, time and performance based stock options, stock appreciation rights, time and performance-based RSUs, restricted cash units ("RCUs"), PSUs, DSUs and performance shares.

The Compensation Committee approved LTI awards under the 2013 PIP for 2017 for eligible plan participants in February 2017. LTI awards granted to NEOs in 2017 were comprised of performance-based RCUs, based on adjusted EBITDA and market share goals, time-based RSUs, and time-based stock options as indicated in the following table. The value of each NEO's LTI awards was split 50% in RCUs, 30% in RSUs and 20% in stock options.

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2017 LTI Plan	Vesting	Performance Measures	Goals	Performance Vesting Criteria
Performance-Based RCUs(1)	3 year cliff	Adjusted EBITDA (80%)	(1) 2017 - $600M (2) 2018 - $700M (3) 2019 - TBD(2)	Based on the Company's annual EBITDA goals and TSR Modifier(3): Goal 1/3 - payout of 97%
		Market Share (20%)	(1) 2017 - 16.3% (2) 2018 - 18.1% (3) 2019 - TBD(2)	Based on the Company's annual market share goals and TSR Modifier: Goal 1/3 - payout of 108%
Time-Based Restricted Stock Units(4)	3 year cliff	N/A	N/A	N/A

Time-Based Stock Options	Ratably over 3 years	N/A	N/A	N/A

(1) The RCUs represent a cash plan with each RCU representing $1. Vesting and/or payment is subject to service and performance conditions.
(2) The performance targets for 2018 and 2019 are established by the Compensation Committee of the Board of Directors within the first 90 days of each fiscal year.
(3) In 2017 we added a 3-Year Relative Total Shareholder Return (TSR) "wrapper" around the annual goals in order to measure Navistar's stock price against our proxy peer group.
(4) These awards are share-settled.

2017 Long-Term Incentive Awards

The following table summarizes our 2017 long-term incentive grant for our NEOs.

NEO	Restricted Stock Units	Performance-Based RCUs	Time-Based Stock Options	Targeted Economic Value
Troy A. Clarke (1)	49,126	$2,250,000	68,233	$4,500,000
Walter G. Borst (1)	22,925	$1,050,000	31,842	$2,100,000
Persio V. Lisboa (1)	17,380	$800,000	24,147	$1,600,000
William V. McMenamin (1)	5,458	$250,000	7,581	$500,000
Samara A. Strycker (1)	5,458	$250,000	7,581	$500,000
William R. Kozek (1)	15,283	$700,000	21,228	$1,400,000
Steven K. Covey (1)(2)	—	—	—	—
(1) Long-term incentive awards for all NEOs were granted in February 2017; additionally, Mr. Lisboa received an additional grant in March 2017 on account of his promotion; the performance-based awards are set forth at target.
(2) Mr. Covey did not receive any long-term incentive awards in 2017 because his departure was planned prior to the LTI grant.

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2015 Long Term Incentive - Performance Awards
The two tables below provide details on the performance equity awards our NEO's were granted in 2015 and the actual number of shares that were earned upon the attainment of certain performance metrics as certified by the Compensation Committee in December 2017. The right to the awards are subject to service conditions being met.

Type of Award	Performance Measure	Performance Result	Payout as % of Target
Stock Option	EBITDA Margin	Above Threshold	30%
Stock Option	Revenue Growth	1 of 4 Goals Met	25%
Performance Unit	EBITDA Margin	Above Threshold	60%
Performance Unit	Revenue Growth	1 of 4 Goals Met	50%

NEO (1)	Target Shares Awarded	Shares Earned	Payout as % of Target
Walter G. Borst	137,737	48,318	35%
Persion Lisboa	91,838	32,212	35%
William V. McMenamin	19,023	6,672	35%
Samara A Strycker	15,415	5,407	35%
William R. Kozek	91,838	32,212	35%
Steven K. Covey (2)	65,599	20,249	31%
         (1) Mr. Clarke did not receive long term incentive awards in FY 2015.
         (2) The number of performance units Mr. Covey received reflects a pro-rata amount based on the number of days actually worked during the performance period.

Executive Benefits and Perquisites

The following table summarizes the executive benefits and perquisites we provide to our NEOs:

NEO	Life Insurance(1)	Executive Flexible Perquisite Program(2)	Pension/Retirement/401(k) Plans(3)					Retiree Medical Benefits and Retiree Life Benefits(4)
			SEPP	MRO	RAP	SRAP	SERP
Troy A. Clarke	•	•			•	•	•
Walter G. Borst	•	•			•	•	•
Persio V. Lisboa	•	•			•	•	•
William V. McMenamin	•	•			•	•	•
Samara A. Strycker	•	•			•	•	•
William R. Kozek	•	•			•	•	•
Steven K. Covey	•	•	•	•	•	•	•	•

(1)	Life Insurance. We provide our executives Company-paid life insurance equal to five times base salary. The beneficiary of each individual policy is as designated by the executive.

(2)
Executive Flexible Perquisites. This provides a cash stipend to each of our NEOs, the amount of which varies by executive, based upon the executive’s organization level and is set forth in the table below. A spouse may accompany an NEO while he or she is traveling on Company business. Although this occurs on a limited basis, the spouse’s travel expense is included in taxable compensation of the NEO.

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Executive Flexible Perquisite — 2017

Named Executive Officer	Annual Flexible Perquisite Payment ($)
Troy A. Clarke	46,000
Walter G. Borst	37,000
Persio V. Lisboa	37,000
William V. McMenamin	20,000
Samara A. Strycker	20,000
William R. Kozek	37,000
Steven K. Covey(5)	—

(3)	Pension/Retirement/401(k) Plans
We began transitioning to defined contribution/401(k) plans as the primary retirement income program for all non-represented employees hired on or after January 1, 1996. These plans are as follows:

•
Salaried Employees Pension Plan (“SEPP”). This is our tax-qualified defined benefit pension plan for salaried employees hired prior to January 1, 1996 who were former participants in the Navistar, Inc. Retirement Plan for Salaried Employees. The SEPP is a new funded and tax-qualified defined benefit pension plan. The SEPP was established effective December 30. 2016 to accept the transfer of certain net sets and accumulated benefits applicable to non-represented participants spun off from the Retirement Plan for Employees of IC Bus, LLC. Immediately upon the beginning of the SEPP plan year that began January 1, 2017, the Navistar, Inc. Retirement Plan for Salaried Employees or "RPSE" merged with the SEPP.

•
Managerial Retirement Objective Plan (‘‘MRO’’). The MRO is our unfunded non-qualified defined benefit pension plan designed primarily to restore the benefits that executives, including our NEOs, would otherwise have received if the Internal Revenue Code ("IRC") limitations had not applied to the SEPP.

•
Retirement Accumulation Plan (‘‘RAP’’). This is our tax-qualified defined contribution/401(k) plan for salaried employees. Our NEOs receive age-weighted contributions and/or matching contributions depending on their eligibility for other retirement income programs and retiree medical coverage.

•
Supplemental Retirement Accumulation Plan (‘‘SRAP’’). This is our non-qualified deferred compensation plan designed primarily to restore the contributions that participants would otherwise have received if the IRC limitations had not applied to the RAP.

•	Supplemental Executive Retirement Plan (‘‘SERP’’). This is designed as a pension supplement to attract and retain key executives. The SERP is unfunded and is not qualified for tax purposes.

Additional information on the pension/401(k) plans are provided in the Pension Benefits, Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation sections of this proxy statement.

(4)
Retiree Medical Benefits and Retiree Life Insurance Coverage. Certain represented and non-represented employees, including certain NEOs, are eligible for retiree medical benefits and retiree life insurance coverage as part of a 1993 court approved settlement restructuring of our postretirement health care and life insurance benefits. Non-represented employees hired on or after January 1, 1996, including all of our NEOs other than Mr. Covey, are not eligible for retiree medical benefits or retiree life insurance coverage under the 1993 settlement agreement or any other program.

(5)	Mr. Covey did not receive his perquisite payment due to his departure from Navistar.

Executive Stock Ownership Program

Our stock ownership guidelines are designed to increase an executive’s equity stake in Navistar and more closely align his or her financial interests with those of the Navistar’s stockholders. At year end 2017, our stock ownership guidelines applied to 32 executives, all of whom hold the title of vice president and above, including all of our NEOs.

Our Executive Stock Ownership Program requires stock ownership guideline multiples of six times salary for the President and CEO and three times salary for other senior executives and has the following features:

•
A requirement that an executive retain a certain amount of shares received pursuant to Company executive compensation programs (75% for the CEO and 50% for other executives) until the executive satisfies the stock ownership guideline multiples described above and;

•
A one-year holding period (75% for the CEO and 50% for other executives) of shares received pursuant to Company executive compensations programs after the executive satisfies the stock ownership guideline multiples described above.

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Hedging and Pledging

The Company considers it improper and inappropriate for executives to engage in short-term or speculative transactions in Company securities. Navistar’s policy on transactions in securities prohibits executives from short selling and trading in derivatives. All pledges, hedges, and margin account use must be pre-cleared through the Corporate Secretary or the General Counsel.

Recoupment (Clawback) Policy

The Company maintains a clawback policy. Under this policy, the Company may recover incentive-based compensation from an executive officer in the event of an accounting restatement due to material non-compliance with financial reporting requirements, as well as intentional misconduct.

Employment Contracts and Executive Severance Agreements

Except for our President and CEO, Troy A. Clarke, we do not have employment contracts with our executive officers. Employment with each of them is "at will." However, like many companies, to ensure stability and continuity of management, we provide our executive officers with an Executive Severance Agreement (an "ESA"), which provides for severance benefits in the event of a specified termination event such as an involuntary termination not for cause or a termination in connection with a change in control. Please refer to the Potential Payments Upon Termination or Change-in-Control section of this proxy statement for more information. A summary of Mr. Clarke’s Employment Agreement appears in the Chief Executive Officer Compensation section of this proxy statement.

Tax and Accounting Implications

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code ("IRC") provides that a public company generally may not deduct the amount of non-performance based compensation paid to certain executive officers that exceeds $1 million in any one taxable year. However, this provision does not apply to performance-based compensation that satisfies certain legal requirements, including income from certain stock options and certain formula-driven compensation. In general, the Compensation Committee has considered the effect of the IRC limitation and has structured AI plan awards and LTI plan awards to NEOs in a manner intended to be exempt from the limitation. However, under certain circumstances, the Compensation Committee may decide to grant compensation that is outside of the limits.

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Executive Compensation Tables

The table below summarizes the total compensation paid to or earned by each of our NEOs for the years ending October 31 for 2017, 2016 and 2015:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Comp ($)(3)	Change in Pension Value & Non- Qualified Deferred Comp Earnings ($)(4)	All Other Comp ($)(5)	Total ($)
Troy A. Clarke President and Chief Executive Officer	2017	1,000,000	—	1,349,982	904,087	1,497,500	615,235	181,594	5,548,398
	2016	950,000	—	1,963,667	—	547,500	1,299,928	134,758	4,895,853
	2015	900,000	—	—	—	688,500	334,546	159,605	2,082,651
Walter G. Borst Executive Vice President and Chief Financial Officer	2017	749,840	—	629,979	421,907	673,731	54,965	130,173	2,660,595
	2016	742,630	—	537,750	—	246,322	77,855	135,564	1,740,121
	2015	715,750	—	1,049,994	1,052,996	459,638	219,993	141,668	3,640,039
Persio V. Lisboa President, Operations	2017	633,750	—	479,972	321,407	606,488	209,173	107,585	2,358,375
	2016	544,688	—	358,500	—	181,086	424,669	84,758	1,593,701
	2015	525,000	—	699,996	701,998	334,688	179,996	76,331	2,518,009
William V. McMenamin President Financial Services and Treasurer	2017	398,875	—	149,986	100,448	330,648	147,201	69,456	1,196,614
Samara A. Strycker Senior Vice President and Corporate Controller	2017	342,875	—	149,986	100,448	225,920	20,705	53,437	893,371
William R. Kozek President, Truck and Parts	2017	598,000	—	419,977	281,271	537,303	80,379	112,401	2,029,331
	2016	592,250	—	358,500	—	196,443	238,079	87,992	1,473,264
	2015	575,000	—	699,996	701,998	366,563	570	107,830	2,451,957
Steven K. Covey(6) Former Senior Vice President and General Counsel	2017	256,642	—	—	—	199,847	570	1,827,873	2,284,932
	2016	611,455	—	256,069	—	175,358	144,319	85,644	1,272,845
	2015	592,250	—	499,996	501,431	330,395	438	94,027	2,018,537

(1)
The amounts reported in this column reflect the aggregate fair value of stock-based awards (other than stock options) granted in the year computed in accordance with FASB ASC Topic 718. Generally the aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award's vesting schedule and does not correspond to the actual value that will be realized by the officers. The fair values of stock-based awards are estimated using the closing price of our stock on the grant date. Stock-based awards settle in common stock on a one-for-one basis, or the cash equivalent of the common stock. The grant date fair values of each individual stock based award in 2017 are set forth in the 2017 Grant of Plan Based Awards table on page 59. Additional information about these values is included in Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2017.

(2)
The amounts reported in this column reflect the aggregate fair value of stock options granted in the year computed in accordance with FASB ASC Topic 718. These amounts reflect the Company's accounting expense and do not correspond to the actual value that will be realized by the officers. Assumptions used in the calculation of these values are included in Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended October 31, 2017. A description of stock options appears in the narrative text on page 60 following the 2017 Grants of Plan-Based Awards table.

(3)	The amounts reported in this column represent the 2017 AI plan award payment based on an actual payout at 119.8% of target. Awards are projected to be paid in February 2018.

(4)
These amounts represent the difference in the market interest rate under the IRC and the interest credit rate of 7.5% per annum compounded on a daily basis on the SRAP. The 7.5% is the rate used to design the SRAP as a comparable replacement for the MRO. The interest credit rate constitutes an ‘‘above-market interest rate’’ under the IRC. These amounts also represent the change in actuarial present value of the SERP for Messrs. Clarke, Borst, Lisboa, McMenamin and Kozek as well as Ms. Strycker. The change in actuarial present value of Mr. Covey's SEPP and MRO is negative $222,209 and is reflected as $0 in the above table. Mr. Covey did not accrue any additional benefits under those plans and the discount rate increased making the actuarial present value on October 31, 2017 less than the actuarial present value on October 2017, providing a negative change in the actuarial present value from last year to this year.

(5)
"All Other Compensation" reflects the following items: flexible perquisite cash allowances; Company-paid life and accidental death and disability ("AD&D") insurance premiums; Company contributions to the RAP and the SRAP; taxable spouse travel; and in the case of Mr. Covey, other compensation related to a termination from the Company.

2018 Proxy Statement	52

(6) Mr. Covey's "NQDC Earnings" is through his termination date of March 31, 2017. The Change in PV for Mr. Covey is negative $222,209.

NEO	Flexible Perquisites	Company Paid Life and AD&D Insurance	RAP	SRAP	Taxable Spouse Travel	Other Comp	Total
Clarke	$46,000	$25,770	$19,242	$90,516	$66		$181,594
Borst	$37,000	$10,868	$21,070	$61,235	—		$130,173
Lisboa	$37,000	$6,708	$23,658	$40,219	—		$107,585
McMenamin	$20,000	$6,672	$23,724	$19,060	—		$69,456
Strycker	$20,000	$2,048	$19,973	$11,416	—		$53,437
Kozek(1)	$37,000	$7,750	$22,180	$45,347	$124		$112,401
Covey (2)	—	$23,149	$17,550	$44,190	—	$1,742,984	$1,827,873

(1) Due to the role change described above, Mr. Kozek is no longer an executive officer, as of June 20, 2017.
(2) Mr. Covey had a termination date as of March 31, 2017.

2018 Proxy Statement	53

Grants of Plan-Based Awards Table — 2017

The following table provides information for each of our NEOs with respect to annual and long-term incentive award opportunities, including the range of potential payouts under non-equity incentive plans for the year ended October 31, 2017. Specifically the table presents the 2017 grants of AI plan awards, performance RCUs, and share settled RSUs. All of the awards were granted under the 2013 PIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Troy A. Clarke
Performance RCU - EBITDA(4)	2/14/2017	900,000	1,800,000	2,250,000
Performance RCU - Market Share(4)	2/14/2017	225,000	450,000	562,500
AI Plan Award - Cash(5)		500,000	1,250,000	1,875,000
RSU	2/14/2017				49,126			1,349,982
Stock Option	2/14/2017					68,233	27.48	904,087
Walter G. Borst
Performance RCU - EBITDA(4)	2/14/2017	420,000	840,000	1,050,000
Performance RCU - Market Share(4)	2/14/2017	105,000	210,000	262,500
AI Plan Award - Cash(5)		224,952	562,380	843,570
RSU	2/14/2017				22,925			629,979
Stock Option	2/14/2017					31,842	27.48	421,907
Persio V. Lisboa
Performance RCU - EBITDA(4)	2/14/2017	280,000	560,000	700,000
Performance RCU - Market Share(4)	2/14/2017	70,000	140,000	175,000
AI Plan Award - Cash(5)		202,500	506,250	759,375
RSU	2/14/2017				15,283			419,977
Stock Option	2/14/2017					21,228	27.48	281,271
Performance RCU - EBITDA(4)	3/1/2017	40,000	80,000	100,000
Performance RCU - Market Share(4)	3/1/2017	10,000	20,000	25,000
RSU	3/1/2017				2,097			59,995
Stock Option	3/1/2017					2,919	28.61	40,136
William V. McMenamin
Performance RCU - EBITDA(4)	2/14/2017	100,000	200,000	250,000
Performance RCU - Market Share(4)	2/14/2017	25,000	50,000	62,500
AI Plan Award - Cash(5)		110,400	276,000	414,000
RSU	2/14/2017				5,458			149,986
Stock Option						7,581	27.48	100,448
Samara A. Strycker
Performance RCU - EBITDA(4)	2/14/2017	100,000	200,000	250,000

2018 Proxy Statement	54

Performance RCU - Market Share(4)	2/14/2017	25,000	50,000	62,500
AI Plan Award - Cash(5)		75,433	188,581	282,872
RSU	2/14/2017				5,458			149,986
Stock Option	2/14/2017					7,581	27.48	100,448
William R. Kozek
Performance RCU - EBITDA(4)	2/14/2017	280,000	560,000	700,000
Performance RCU - Market Share(4)	2/14/2017	70,000	140,000	175,000
AI Plan Award - Cash(5)		179,400	448,500	672,750
RSU	2/14/2017				15,283			419,977
Stock Option	2/14/2017					21,228	27.48	281,271
Steven K. Covey
AI Plan Award - Cash(5)		160,144	400,361	600,541

(1)
Restricted Stock Units. The amounts shown for RSUs represent the number of RSUs awarded to the NEO's in the fiscal year under our 2013 PIP, as described more fully under the Long-Term Incentives section of this proxy statement. RSUs generally vest over a three year period with 1/3rd of the award vesting on each of the first three anniversaries of the date on which they are awarded, so that in three years the RSUs are 100% vested. The RSUs will be settled in shares at the time they vest.

(2)
Stock Options. The amounts shown represent the number of stock options awarded to the NEO's in the fiscal year under our 2013 PIP, as described more fully under the Long-Term Incentives section of this proxy statement. The stock options generally vest over a three-year period with 1/3rd of the award vesting on each of the first three anniversaries of the date on which they are awarded, so that in three years the stock options are 100% vested. The stock options expire ten years after the date of grant.

(3)
The amounts shown do not reflect realized compensation by the NEOs. The amounts shown represent the value of the stock settled RSUs and stock options granted to the NEOs based on the grant date fair value of the awards as determined in accordance with FASB ASC Topic 718.

(4)
Performance RCUs - EBITDA and Performance RCUs - Market Share. The amounts shown represent the threshold, target and maximum number of performance RCUs that we awarded in the fiscal year to the NEOs under our 2013 PIP, as described more fully under the Long Term Incentive section of this proxy statement. The extent to which our NEOs will receive any amounts under the EBITDA performance award is based on the 3 year average Adjusted EBITDA target percentage achieved for 2017, 2018 and 2019, with a relative 3 year TSR modifier. The extent to which our NEOs will receive any amounts under the Market Share performance award is based on the 3 year average Market Share target percentage achieved for 2017, 2018 and 2019, with a relative 3 year TSR modifier. The RCUs represent a cash plan with each RCU representing $1. These amounts may not be paid to or realized by the NEOs. The RCUs cliff vest as to 100% of the units awarded on the 3 year anniversary of the date the award was granted, subject to the service conditions and performance conditions being met.

(5)
The amounts set forth in this row represent the estimated cash payments to be awarded to our NEO's under the Company's 2017 AI Plan. The actual cash payments will be based on achievement at 119.8% of target. For additional information regarding the 2017 cash AI awards, see the Annual Incentives section of this proxy statement. Under the AI plan, threshold is 40% of target, target is 100% and for purposes of this table maximum equals distinguished which is 150% of target.

2018 Proxy Statement	55

Outstanding Equity Awards at Year End 2017

The following table provides information on the holdings of stock options and stock awards by our NEOs as of the year ended October 31, 2017. The table includes unexercised and unvested stock option awards, performance stock options, unvested PSUs, unvested RSUs, and unvested performance shares. The vesting information for each grant is provided in the footnotes to this table, based on the stock option or stock award grant date. The market value of the stock awards is based on the closing price of our Common Stock as of October 31, 2017, which was $42.31 per share. For additional information about the stock option awards and stock awards, see the description of Long-Term Incentive Compensation section of this proxy statement.

			Option Awards(1)(4)			Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)(2)(4)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Troy A. Clarke	27,800	—	—	58.915	12/14/2017	19,259	814,848	—	—
	33,300	—	—	37.200	12/19/2018	92,910	3,931,022	—	—
	102,796	—	—	27.240	2/19/2020	49,126	2,078,521	—	—
	224,000	—	—	38.300	4/22/2020	—	—	—	—
	373,333	—	—	30.640	4/22/2020	—	—	—	—
	135,012	—	—	35.090	3/10/2021	—	—	—	—
	81,007	—	—	43.860	3/10/2021	—	—	—	—
	—	68,233	—	27.480	2/14/2027
Total:	977,248	68,233	—			161,295	6,824,391	—	—
Walter G. Borst	58,789	—	—	35.220	8/1/2020	12,857	543,980	18,973	449,539
	—	—	49,905	27.670	2/11/2022	50,000	2,115,500	18,974	401,395
	—	—	49,905	27.670	2/11/2022	22,925	969,957	—	—
	—	31,842	—	27.480	2/14/2027	—	—	—	—
Total:	58,789	31,842	99,810			85,782	3,629,437	37,947	850,934
Persio V. Lisboa	3,255	—	—	22.655	12/16/2018	9,362	396,106	12,649	299,700
	3,300	—	—	58.915	12/14/2017	33,333	1,410,319	12,649	267,590
	5,200	—	—	37.200	12/19/2018	15,283	646,624	—	—
	32,895	—	—	27.240	2/19/2020	2,097	88,724	—	—
	—	—	33,270	27.670	2/11/2022	—	—	—	—
	—	—	33,270	27.670	2/11/2022	—	—	—	—
	—	21,228	—	27.480	2/14/2027	—	—	—	—
	—	2,919	—	28.610	3/1/2027	—	—	—	—
Total:	44,650	24,147	66,540			60,075	2,541,773	25,298	567,290

2018 Proxy Statement	56

			Option Awards(1)(4)			Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)(2)(4)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
William V. McMenamin	1,202	—	—	22.655	12/16/2018	4,839	204,738	2,620	62,077
	3,300	—	—	58.915	12/14/2017	10,714	453,309	2,620	55,426
	3,300	—	—	37.200	12/19/2018	5,458	230,928	—	—
	9,663	—	—	27.240	2/19/2020	—	—	—	—
	—	—	6,892	27.670	2/11/2022	—	—	—	—
	—	—	6,891	27.670	2/11/2022	—	—	—	—
	—	7,581	—	27.480	2/14/2027	—	—	—	—
Total:	17,465	7,581	13,783			21,011	888,975	5,240	117,503
Samara A. Strycker	—	—	5,585	27.670	2/11/2022	4,250	179,818	2,123	50,302
	—	—	5,584	27.670	2/11/2022	9,524	402,960	2,123	44,912
	—	7,581	—	27.480	2/14/2027	5,458	230,928	—	—
Total:	—	7,581	11,169			19,232	813,706	4,246	95,214
William R. Kozek	27,045	—	—	31.190	6/17/2020	10,254	433,847	12,649	299,700
	—	—	33,270	27.670	2/11/2022	33,333	1,410,319	12,649	267,590
	—	—	33,270	27.670	2/11/2022	15,283	646,624	—	—
	—	21,228		27.480	2/14/2027	—	—	—	—
Total:	27,045	21,228	66,540			58,870	2,490,790	25,298	567,290
Steven K. Covey	20,000	—	—	58.915	12/14/2017	9,242	391,029	6,526	154,624
	32,895	—	—	27.240	2/19/2020	23,809	1,007,359	6,526	138,058
	—	—	23,764	27.670	2/11/2022	—	—	—	—
	—	—	23,765	27.670	2/11/2022	—	—	—	—
Total:	52,895	—	47,529			33,051	1,398,388	13,052	292,682

(1)
All stock options, other than performance stock options, became or will become exercisable under the following schedule: ⅓rd on each of the first three anniversaries of the date of grant. Performance stock options that expire on February 19, 2020 or February 11, 2022, vest on the three year anniversary of the date of grant if performance conditions have been met. The Compensation Committee has certified that the performance conditions have been met in full on the performance options that expire on February 19, 2020. The value of all performance shares listed above were based on achieving performance at maximum level.

(2)
Amounts in this column represent RSUs. In general RSUs become vested as to ⅓rd of the shares granted on each of the first three anniversaries of the date of grant or cliff vest three years after the date of grant, except that RSUs granted to our NEO's in 2016 for partial payment of 2015 AI vested over 3 years as follows: year 1 (60%), year 2 (30%) and year 3 (10%), for Mr. Clarke this award was in the amount of 48,146 shares, for Mr. Borst 32,142 shares, for Mr. Lisboa 23,404 shares, for Mr. McMenemin 12,096 shares, for Ms. Strycker 10,625 shares, for Mr. Kozek 25,633 shares and for Mr. Covey 23,104 shares.

(3)
Amounts in this column represent EBITDA Margin performance shares or Revenue Growth performance shares, which will be fully vested and eligible for payout three years from the date of grant provided applicable performance goals have been achieved. The value reported for each of the performance share awards was based on achieving performance goals at threshold level.

(4)
The vesting dates of outstanding unexercisable stock options, performance stock options, RSUs, EBITDA Margin performance shares and Revenue Growth performance shares at October 31, 2017 are listed below.

Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2018	Number of Shares Vesting and Vesting Date in 2019	Number of Shares Vesting and Vesting Date in 2020
Troy A. Clarke	Options	2/14/2017	68,223	22,745 on 2/14/2018	22,744 on 2/14/2019	22,744 on 2/14/2020
	RSUs	2/1/2016	19,259	14,444 on 2/1/2018	4,815 on 2/1/2019
	RSUs	4/22/2016	92,910	46,455 on 4/22/2018	46,455 on 4/22/2019
	RSUs	2/14/2017	49,126			49,126 on 2/14/2020

2018 Proxy Statement	57

Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2018	Number of Shares Vesting and Vesting Date in 2019	Number of Shares Vesting and Vesting Date in 2020
Walter G. Borst	Performance Options (EBITDA Margin)	2/11/2015	49,905	49,905 on 2/11/2018
	Performance Options (Revenue Growth)	2/11/2015	49,905	49,905 on 2/11/2018
	Options	2/14/2017	31,842	10,614 on 2/14/2018	10,614 on 2/14/2019	10,614 on 2/14/2020
	Performance Units (EBITDA Margin)	2/11/2015	18,973	18,973 on 2/11/2018
	Performance Units (Revenue Growth)	2/11/2015	18,974	18,974 on 2/11/2018
	RSUs	2/1/2016	12,857	9,642 on 2/1/2018	3,215 on 2/1/2109
	RSUs	2/10/2016	50,000	25,000 on 2/10/2018	25,000 on 2/10/2019
	RSUs	2/14/2017	22,925			22,925 on 2/14/2020
Persio V. Lisboa	Performance Options (EBITDA Margin)	2/11/2015	33,270	33,270 on 2/11/2018
	Performance Options (Revenue Growth)	2/11/2015	33,270	33,270 on 2/11/2018
	Options	2/14/2017	21,228	7,076 on 2/14/2018	7,076 on 2/14/2019	7,076 on 2/14/2020
	Options	3/1/2017	2,919	973 on 2/14/2018	973 on 2/14/2019	973 on 2/14/2020
	Performance Units (EBITDA Margin)	2/11/2015	12,649	12,649 on 2/11/2018
	Performance Units (Revenue Growth)	2/11/2015	12,649	12,649 on 2/11/2018
	RSUs	2/1/2016	9,362	7,021 on 2/1/2018	2,341 on 2/1/2019
	RSUs	2/10/2016	33,333	16,666 on 2/10/2018	16,667 on 2/10/2019
	RSUs	2/14/2017	15,283			15,283 on 2/14/2020
	RSUs	31/2017	2,097			2,097 on 3/1/2020
William V. McMenamin	Performance Options (EBITDA Margin)	2/11/2015	6,891	6,891 on 2/11/2018
	Performance Options (Revenue Growth)	2/11/2015	6,892	6,892 on 2/11/2018
	Options	2/14/2017	7,581	2,527 on 2/14/2018	2,527 on 2/14/2019	2,527 on 2/14/2020
	Performance Units (EBITDA Margin)	2/11/2015	2,620	2,620 on 2/11/2018
	Performance Units (Revenue Growth)	2/11/2015	2,620	2,620 on 2/11/2018
	RSUs	2/1/2016	4,839	3,629 on 2/1/2018	1,210 on 2/1/2019
	RSUs	2/10/2016	10,714	5,357 on 2/10/2018	5,357 on 2/10/2019
	RSUs	2/14/2017	5,458			5,458 on 2/14/2020
Samara A. Strycker	Performance Options (EBITDA Margin)	2/11/2015	5,584	5,584 on 2/11/2018
	Performance Options (Revenue Growth)	2/11/2015	5,585	5,585 on 2/11/2019
	Options	2/14/2017	7,581	2,527 on 2/14/2018	2,527 on 2/14/2019	2,527 on 2/14/2020
	Performance Units (EBITDA Margin)	2/11/2015	2,123	2,123 on 2/11/2018

2018 Proxy Statement	58

Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2018	Number of Shares Vesting and Vesting Date in 2019	Number of Shares Vesting and Vesting Date in 2020
	Performance Units (Revenue Growth)	2/11/2015	2,123	2,123 on 2/11/2018
	RSUs	2/1/2016	4,250	3,187 on 2/1/2018	1,063 on 2/1/2019
	RSUs	2/10/2016	9,524	4,762 on 2/10/2018	4,762 on 2/10/2019
	RSUs	2/14/2017	5,458			5,458 on 2/14/2020
William R. Kozek	Performance Options (EBITDA Margin)	2/11/2015	33,270	33,270 on 2/11/2018
	Performance Options (Revenue Growth)	2/11/2015	33,270	33,270 on 2/11/2018
	Options	2/14/2017	21,228	7,076 on 2/14/2018	7,076 on 2/14/2019	7,076 on 2/14/2020
	Performance Units (EBITDA Margin)	2/11/2015	12,649	12,649 on 2/11/2018
	Performance Units (Revenue Growth)	2/11/2015	12,649	12,649 on 12/11/2018
	RSUs	2/1/2016	10,254	7,690 on 2/1/2018	2,564 on 2/1/2019
	RSUs	2/10/2016	33,333	16,666 on 2/10/2018	16,667 on 2/10/2019
	RSUs	2/14/2017	15,283			15,283 on 2/14/2020
Steven K. Covey	Performance Options (EBITDA Margin)	02/11/2015	23,764	23,764 on 2/11/2018
	Performance Options (Revenue Growth)	02/11/2015	23,765	23,765 on 2/11/2018
	Performance Units (EBITDA Margin)	2/11/2015	6,526	6,526 on 2/11/2018
	Performance Units (Revenue Growth)	2/11/2015	6,526	6,526 on 2/11/2018
	RSUs	2/1/2016	9,242	6,931 on 2/1/2018	2,311 on 2/1/2019
	RSUs	2/10/2016	23,809	11,904 on 2/10/2018	11,905 on 2/10/2019

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Option Exercises and Stock Vested Table

The following table provides information regarding stock option exercises by our NEOs during the year ended October 31, 2017, including the number of shares of Common Stock acquired upon exercise and the value realized and the number of shares acquired upon the vesting of RSUs and PSUs and the value realized by the NEO before payment of any applicable withholding tax and broker commissions based on the fair market value (or market price) of our Common Stock on the date of exercise or vesting, as applicable. The PSUs were awarded under the Company’s Executive Stock Ownership Program. Upon separation of employment by our NEOs, the PSUs will be settled for a number of shares of our Common Stock on a one-for-one basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)(1)
Troy A. Clarke	—	—	77,174	1,980,327
Walter G. Borst	—	—	44,285	1,224,323
Persio V. Lisboa	—	—	31,264	864,755
William V. McMenamin	—	—	13,024	361,035
Samara A. Strycker	—	—	11,137	308,692
William R. Kozek	—	—	33,883	937,712
Steven K. Covey	40,703	300,487	30,213	896,513

(1)
The value realized upon vesting for our NEOs is attributable to the vesting of cash and share settled RSUs during the year ended October 31, 2017. In addition to the cash and share settled RSUs vesting in the year, Mr. Covey realized value upon the vesting of PSUs during the year.

Pension Benefits — 2017

The amounts reported in the table below equal the present value of the accumulated benefit at October 31, 2017 for the NEOs under each plan, based on the assumptions described in the footnote below the table:

Pension Benefits Table

Named Executive Officers	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Troy A. Clarke	SERP	7.0	5,965,738	—
Walter G. Borst	SERP	4.5	2,776,441	—
Persio V. Lisboa	SERP	19.0	1,627,588	—
William V. McMenamin	SERP	16.6	1,385,946	—
Samara A. Strycker	SERP	3.5	598,356	—
William R. Kozek	SERP	4.7	1,845,656	—
Steven K. Covey	SEPP	32.5	1,866,508	79,995
	MRO	32.5	4,485,322	192,940
	SERP	35.8	—	—

(1)
Unless otherwise noted, all present values reflect benefits payable at the earliest retirement date when the pension benefits are unreduced. Also unless otherwise noted, form of payment, discount rate (3.65%) and mortality (115% of RP2014 White Collar headcount-weighted table projected using Scale MP2017 with generational projection, modified to converge to 75% of long-term improvement rates by 2033) is based on assumptions from the guidance on accounting for pensions. Additionally, SERP benefits have only been offset by benefits under Navistar sponsored retirement programs. At actual retirement, these benefits will also be offset by benefits accumulated under programs for employment prior to Navistar.

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Historically, we have provided our employees with retirement income programs. Over the years, the programs have changed for various reasons. Effective January 1, 1996, we began transitioning from defined benefit retirement income programs to defined contribution retirement income programs as the primary vehicle to deliver those benefits. Effective January 1, 2014, we accelerated the transition by freezing the U.S. defined benefit retirement income programs. All U.S. employees now participate in our defined contribution retirement income programs.

The following briefly describes the various programs.

Navistar, Inc. Salaried Employees Pension Plan or ‘‘SEPP’.   The SEPP is a new funded and tax-qualified defined benefit retirement program. The SEPP was established effective December 30, 2016 to accept the transfer of certain net assets and accumulated benefits applicate to non-represented participants spun off from the Retirement Plan for Employees of IC Bus. Immediately upon the beginning of the SEPP plan year that began January 1, 2017 the Navistar, Inc. Retirement Plan for Salaried Employees or “RPSE” merged with and into the SEPP. Benefits earned by RPSE participants under the RPSE are preserved and will continue under the RPSE component of the SEPP. The RPSE component under the SEPP provides benefits primarily based on a formula that takes into account the employee’s years of service, final average earnings and a percentage of final average earnings per year of service (accrual rates). The table below summarizes the benefit accrual rates under the RPSE Component under the SEPP.

RPSE Benefit as Percent of Final Average Pay

	Prior to 1989	After 1988	Maximum
Rate of Benefit Accrual per Year of Service up to December 31, 2013	2.4%	1.7%	60%

The eligible earnings are averaged over the highest 60 consecutive months within the final 120 consecutive months prior to retirement. Eligible earnings include base compensation and specifically exclude AI plan compensation. Thus, any increase in payments under the AI plan will not increase benefits under the RPSE component of the SEPP. Such compensation may not exceed an IRS-prescribed statutory limit applicable to tax-qualified plans ($255,000 for 2013 since all U.S. defined benefit retirement income programs were frozen effective January 1, 2014).

The resulting benefit may commence at age 62 and is offset by a percentage of estimated or actual Social Security benefits. The percentage offset is equal to 1.7% for each year of service up to December 31, 2013, with a maximum offset equal to 60% of Social Security benefits.

The RPSE component of the SEPP is available only to employees who were hired prior to January 1, 1996 and is closed to new participants. Additionally, effective January 1, 2005, service has been limited to the service accrued as of December 31, 2004, for participants who were under age 45 as of January 1, 2005. Effective January 1, 2014, service is limited to the service accrued as of December 31, 2013 for those whose service was not already limited to December 31, 2004. Effective January 1, 2014, final average earnings are limited to the highest 60 consecutive months within the final 120 consecutive months prior to December 31, 2013. Additionally, the Social Security Offset will be based on the Social Security laws in effect on December 31, 2013. These limitations continue under the SEPP.

Benefits under the SEPP are subject to the limitations imposed under Section 415 of the IRC. The Section 415 limit for 2013 is $205,000 per year for a single life annuity payable at an IRS prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distributions, and different starting dates.

Of the NEOs, only Mr. Covey participated in the SEPP.

Navistar, Inc. Managerial Retirement Objective Plan or ‘‘MRO’’.   We offer the MRO to approximately 25 eligible managers and executive officers. The MRO provides for retirement benefits that are either not covered by or that are above those provided under our RPSE component of the SEPP. The MRO is unfunded and is not qualified for tax purposes.

Benefits payable under the MRO are equal to the excess of (i) the amount that would be payable in accordance with the terms of the SEPP, disregarding the limitations imposed under the IRC over (ii) the retirement benefit actually payable

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under the SEPP, taking such IRC limitations into account. Benefits under the MRO are generally payable at the same time and in the same manner as the SEPP, other than if a delay is required under IRC Section 409A.

A pro-rated portion of AI plan payments is included in the definition of eligible compensation and the amount included is also subject to a cap determined as a percentage of the executive officer’s annualized base salary. The pro-rated portion and the cap depend on the executive officer’s organizational level in the Company.

An executive must have been hired by us prior to January 1, 1996 to be eligible to participate in the MRO. Executive officers who were under the age of 45 as of December 31, 2004 no longer participate in the MRO. Instead, they now participate in the SRAP, which is described below. Normal retirement under the MRO is age 65 with at least 10 years of service. An executive may retire early with reduced benefits after having worked 10 years and is at least age 55 at retirement.

Service under the MRO is limited to the service accrued as of December 31, 2013 and final average earnings are limited to the highest 60 consecutive months within the final 120 consecutive months prior to December 31, 2013. Additionally the Social Security Offset will be based on the Social Security laws in effect on December 31, 2013. Effective January 1, 2014, all executives commenced participation in the SRAP, which is described below.

Of the NEOs, only Mr. Covey participated in the MRO in 2017.

Navistar, Inc. Supplemental Executive Retirement Plan or ‘‘SERP’’.   The SERP is designed as a pension supplement to attract and retain executive officers. Executive officers are eligible to participate in the SERP upon attainment of age 55 or upon their date of hire if later.

The SERP is unfunded and is not qualified for tax purposes. An eligible executive’s benefit under the SERP is equal to a percentage of his or her final average compensation. The final average compensation is computed similarly to that in the MRO plan except that the determination of final average earnings is not limited to earnings prior to December 31, 2013. The following table summarizes the determination of the total percentage of final average compensation, which is the sum of the accrual rates described below.

	Up to Age 55	On or After Age 55
Each Year of Age	1/2%	1%
Each Year of Service	1/2%	1%

In no event shall the total percentage be greater than 50%.

The resulting benefit is offset by 50% of the executive’s Social Security benefit, and any defined benefit pension plan (qualified or non-qualified) of the Company or any prior employer. The benefit is also offset by the actuarial equivalent of any of our defined contribution pension plans (qualified or non-qualified) or that of any prior employer that is funded by the employer’s contributions and is an integral part of the employer’s retirement program. Normal retirement age is 65. An executive may retire early with reduced benefits after having worked 5 years and is at least age 55.

All of the NEOs are eligible to participate in the SERP. However, because the 50% of final average compensation limit is lower than the target benefit provided under the MRO, generally no MRO participant will receive a benefit from the SERP.

Other Retirement Income Programs.   We also sponsor the Navistar, Inc. 401(k) Plan for Represented Employees or ‘‘REP’’ and the Navistar, Inc. Retirement Accumulation Plan or ‘‘RAP’’. Represented employees are allowed to defer a portion of their compensation to the REP up to the IRC limitations. All employees are allowed to defer a portion of their compensation to the RAP up to the IRC limitations. Employees who do not receive any additional service accruals under SEPP receive non-elective employer retirement contributions equal to a percentage of compensation ranging from 2% up to 6.5% based on their age at the beginning of the calendar year. Additionally, employees who do not participate in our retiree medical plan receive matching contributions equal to 50% of the first 6% of employee elective pre-tax deferrals. For those executives whose employer contributions would be limited by the IRC, the SRAP (described below) provides for contributions in excess of the IRC limitations. This plan is described in more detail within the Non-Qualified Deferred Compensation section of this proxy statement.

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All of the NEOs receive non-elective age-weighted contributions in the RAP and also participate in the SRAP.

We do not grant extra pension service.

Non-Qualified Deferred Compensation Plans

The table below provides information on the non-qualified deferred compensation in which our NEOs participated during the year ended October 31, 2017.

Non-Qualified Deferred Compensation Table

Named Executive Officers	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings In Last Fiscal Year(2) ($)	Aggregate Balance As of Last Fiscal Year End(3) ($)	Aggregate Withdrawals/Distributions(4) ($)
Troy A. Clarke	90,516	148,632	652,235	—
Walter G. Borst	61,235	221,834	656,254	—
Persio V. Lisboa	40,219	18,411	167,288	—
William V. McMenamin	19,060	40,654	175,187	—
Samara A. Strycker	11,416	940	15,540	—
William R. Kozek	45,347	7,729	119,010	—
Steven K. Covey	44,190	81,511	99,979	163,276

(1)	Our contributions represent any notional contribution credits to the SRAP during the year.

(2)
‘‘Aggregate Earnings in Last Fiscal Year’’ represent the notional interest credited during the year for participants in the SRAP, if applicable, plus the change in value from the beginning of the year to the end of the year in the PSUs and/or DSUs held by each NEO. For the SRAP, ‘‘Aggregate Earnings in Last Fiscal Year’’ is the interest credited to each NEO from the beginning of the year until the end of the year at a 7.5% interest crediting rate. ‘‘Aggregate Earnings in Last Fiscal Year’’ for purposes of the PSU is the aggregate change in value of the PSUs held during the year.

(3)
The ‘‘Aggregate Balance as of Last Fiscal Year End’’ consists of the sum of each NEO’s notional account balance in the SRAP at the end of the year and the value at year end of the outstanding PSUs and/or DSUs.

(4) Mr. Covey is receiving his SRAP as a monthly annuity of $564.72 (50% J&S). During 2017, Mr. Covey received a total of $3,968.09 from the SRAP. This includes a lump sum payment of $3,403.37 which represents the 6 months of payments that were deferred for 6 months plus interest in accordance with Section 409A of the IRC. In addition, he received a monthly payment of $564.72 for the month of October 2017. This also includes 3,601 Premium Shares that were converted to common stock on October 3, 2017 at a price of $44.24 per share.

We sponsor the following non-qualified deferred compensation programs:

Navistar, Inc. Supplemental Retirement Accumulation Plan or ‘‘SRAP’’.   The SRAP provides executive officers with contributions equal to the amount by which their annualized non-elective age-weighted contributions to the RAP are limited by the IRC. The SRAP is unfunded and is not qualified for tax purposes.

A bookkeeping account balance is established for each participant. The account balance is credited with notional contributions and notional interest. The SRAP does not permit any executive to electively defer any of his or her base compensation or bonus. However, any increase in payments under the AI plan will increase contributions to the SRAP because contributions are a function of compensation.

The interest crediting rate is 7.5% per annum compounded on a daily basis. This is the rate used to design the SRAP as a comparable replacement for the MRO. The interest crediting rate constitutes an ‘‘above-market interest rate’’ under the IRC.

An executive officer is eligible to participate in the SRAP if the executive officer was hired on or after January 1, 1996 or was hired prior to January 1, 1996 and subsequently ceased participation in the MRO.

Executive officers who were hired prior to January 1, 1996 and who subsequently ceased participation in the MRO received an adjustment to their notional contributions. The adjustment is a ‘‘Points Multiplier’’ designed to provide them

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with value from the SRAP comparable to what they would have received had they continued to participate in the MRO until they reached age 62.

Effective January 1, 2014, all executive officers were eligible for the SRAP due to the freezing of the MRO.

At retirement, each participant may elect to receive the bookkeeping account balance by either or some combination of (1) a lump-sum payment or (2) annual installments over a period of 2 to 20 years. However, if the executive officer also participated in the SERP, he or she must receive the SRAP account balance in the form of an annuity. This is a requirement under IRC Section 409A. The NEO cannot withdraw any amounts from such NEO's bookkeeping account balance until such NEO either retires or otherwise terminates employment with The Company.

All of the NEOs participate in the SRAP.

Premium Share Units or ‘‘PSUs’’.  In general, our Executive Stock Ownership Program as in effect during 2013 required all of our executive officers to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in Navistar by acquiring a designated amount of our Common Stock at specified times. Participants were required to hold such stock for the entire period in which they are employed by the Company. PSUs may have been awarded under the 2013 PIP to participants who completed their ownership requirement on an accelerated basis. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded. Each vested PSU will be settled by delivery of one share of Common Stock. Such settlement will occur within 10 days after a participant’s termination of employment or at such later date as required by IRC Section Rule 409A. All of the NEOs participate in the Executive Stock Ownership Program and were eligible to acquire PSUs. The Executive Stock Ownership Program was amended effective November 1, 2013 to eliminate an executive’s ability to earn PSUs.

Deferred Share Units or ‘‘DSUs’’.  Under our Executive Stock Ownership Program in effect for 2013 and prior years, executives were able to defer their cash bonus into DSUs. DSUs are credited into the participants' account at the then- current market price. The DSUs are generally distributed to the participant in the form of our Common Stock at the date specified by the participant at the time of his or her election to defer. During the deferral period, the participant had no right to vote the Common Stock, no right to receive any dividend declared on the Common Stock and no other rights as a stockholder. If an executive officer elected to defer a cash bonus, the number of shares shown for such NEO includes these DSUs. These DSUs vest immediately. The number of shares shown as owned for each NEO (and all Executive Officers as a group) also includes PSUs that were awarded pursuant to the Executive Stock Ownership Program. Our Executive Stock Ownership Program eliminated an executive’s ability to defer their cash bonus into DSUs. Likewise, under our Non-Employee Directors Deferred Fee Plan, directors may defer all or a portion of their annual retainer into DSUs. If a director elected to defer a portion of his annual retainer and/or meeting fees into DSUs, these DSUs are shown as owned.

Potential Payments Upon Termination or Change-in-Control

The amount of compensation payable to each of the NEOs upon voluntary termination, termination with or without cause, involuntary termination in the event of a Change in Control, or termination as a result of death, disability or retirement are shown in the Estimated Cash Payments Upon Termination table of this proxy statement. Unless otherwise indicated, the amounts shown assume that such termination was effective October 31, 2017, are based on the terms of the applicable plans and agreements that were in effect on October 31, 2017, assume that the executive officer has satisfied all relevant prerequisites for eligibility for such payments and benefits and are estimates of the amounts which would be paid out to the executive officer following his or her termination. The actual amounts of payments and benefits can only be determined at the time the relevant termination event occurs.

To assure stability and continuity of management, we entered into ESAs with each of our executive officers with the exception of our CEO who has an Employment Agreement.

Executive Severance Agreements or ‘‘ESAs’’

All of our NEOs, with the exception of Mr. Clarke who is covered by an employment agreement, are covered under an Executive Severance Agreement ("ESA"). The following summarizes certain of the material provisions:

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•	The expiration date of the agreement period post-Change in Control will be the date that occurs eighteen (18) months after the date of the CIC;

•
A CIC will not occur if certain ‘‘Excluded Persons’’ (including Mark H. Rachesky, Icahn Enterprises and employee or retirement benefit plans or trusts sponsored or established by the Company) become the ‘‘Beneficial Owner’’ of securities representing 50% or more of the combined voting power of the Company’s then-outstanding securities;

•	The level of ownership of securities required to trigger a CIC is 50% or more of the combined voting power of the Company’s then-outstanding securities;

•	A termination will be deemed to occur after a CIC if it occurs during the agreement period or during the eighteen (18) month period immediately following the CIC;

•
A diminution of authority sufficient to trigger a termination for ‘‘Good Reason’’ occurs if the executive officer experiences a decrease in his or her organizational level, a reduction in base salary by ten percent (10%) or more, or a change to his or her reporting structure that requires the executive to report to a supervisor whose organizational level is below the executive’s current organizational level;

•
The executive officer’s obligations (i) not to disclose confidential, secret, proprietary or privileged information pertaining to the business of the Company, (ii) to refrain from making any defamatory, disparaging, slanderous, libelous or derogatory statements about the Company and (iii) to cooperate and provide assistance to the Company in connection with litigation or any other matters, continue at all times during the agreement period of the ESA and at all times following the executive officer’s termination of employment for any reason;

•
The Compensation Committee may require the executive officer to repay incentive pay previously received from the Company if the Compensation Committee determines that repayment is due on account of a restatement of the Company’s financial statements or for another reason under the Company’s Clawback Policy;

•	Continued life insurance coverage provided for an 18 month period following termination;

•
The ESA will not become effective unless and until the executive officer signs a written release agreement in a form acceptable to the Company. In the event of a termination under the ESA, the executive officer’s eligibility for separation payments and benefits is conditioned on the executive officer’s timely signing, and not revoking, a written release agreement in a form acceptable to the Company; and

•	No payments are eligible for IRC Section 280G excise tax gross-up.

Summary of the Circumstances, Rights and Obligations Attendant to Each Type of Termination Under the ESA

All executive officers are ‘‘at-will’’ employees of the Company, except for the Company’s CEO who has an Employment Agreement. The ‘‘at-will’’ relationship between the executive officer and the Company means that either party may terminate the employment relationship at any time, and for any reason. Depending on the circumstances of the executive’s termination from the Company, the executive may be eligible for certain separation payments and benefits as summarized below. Under the 2013 PIP, individual equity award agreements, and the ESA:

•
Voluntary Termination by Executive and Involuntary (Termination for ‘‘Cause’’) by us:  We are not obligated to provide the executive with any additional or special compensation or benefits upon a voluntary termination by the executive or termination for ‘‘Cause’’ by us. All compensation, bonuses, benefits, and perquisites cease upon a voluntary termination by the executive or termination for ‘‘Cause’’ by us. In general, in the event of either such termination, an executive officer would:

•	Be paid the value of unused and accrued vacation;

•	Not be eligible for an AI payment if the termination occurred prior to year-end or if the termination occurred after year end and prior to the payment date;

•	Be able to exercise vested stock options for three months or twelve months depending on the date of grant, following a voluntary termination;

•	Forfeit any unvested time and performance-based stock options;

•	Forfeit any unvested restricted stock and time and performance-based RSUs;

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•	Forfeit any unvested cash-settled performance shares; and

•	Forfeit any unvested RCUs.

As defined in the ESA, ‘‘Cause’’ generally means the reason for the executive’s involuntary termination of employment was (i) willful misconduct involving an offense of a serious nature that is demonstrably and materially injurious to the Company, monetarily or otherwise, (ii) conviction of, or entry of a plea of guilty or nolo contendere to, a felony as defined by the laws of the United States of America or by the laws of the State or other jurisdiction in which the executive is so convicted, or (iii) continued failure to substantially perform required duties for the Company (other than a failure due to physical or mental disability).

The executive officer would not receive any cash severance in the event of either a voluntary termination of employment or involuntary termination for ‘‘Cause’’ by us.

•	Retirement and Early Retirement: If an executive officer terminates employment due to retirement, then the officer would generally be eligible to receive:

•	The value of unused and accrued vacation;

•	Monthly income from any defined benefit pension plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans;

•
Lump sum distributions from any defined contribution plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans; and

•	A pro-rata portion of cash-settled performance shares and RCUs.

Retirement and early retirement are defined in the respective plans in which the executive officer participates. In addition, if an executive meets the ‘‘qualified retirement’’ definition under our 2004 Performance Incentive Plan, as amended ("2004 PIP") and 2013 PIP or Award Agreement (as applicable) and holds outstanding stock options, he or she may exercise those stock options to the extent that those stock options are exercisable or become exercisable in accordance with their terms, at any time during the term of the option grant. If he or she holds restricted stock or RSUs, they will continue to vest according to the terms of the restricted stock grant. If he or she holds PSUs, vesting accelerates and the shares will be issued after retirement.

•
Termination Without ‘‘Cause’’ by us or “Good Reason” Termination by Executive:   If the employment of an executive officer is terminated either due to either an involuntary termination by us without ‘‘Cause’’ or by the executive for ‘‘Good Reason’’ (as defined below), in each case either before the date of a Change in Control (as defined in the ESA) or more than 18 months after the date of the most recent Change in Control, then the executive would generally be eligible to receive the following:

•
An amount equal to one-hundred to two-hundred percent (100% to 200%) of the total of (i) the executive’s annual base salary in effect at the time of termination and (ii) the executive’s AI plan award at target level (the ‘‘Severance Pay’’);

•
Continued health insurance for the 24-month period following termination; provided that for the first 12 month period, the executive shall pay for such coverage at no greater after tax costs to the executive than the after-tax cost to the executive officer immediately prior to the date of termination and for the remaining 12-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•
Pro-rata annual incentive for the number of months of fiscal year eligible participation which is based upon actual results and will only be paid if and at the same time that the Company pays AI plan awards to active employees;

•	Continued life insurance coverage for the18-month period following termination;

•	Outplacement services;

•	Retention of any flexible perquisite allowance actually paid to the executive officer on or before the time of termination;

•	A lump sum cash payment equal to the value of unused and accrued vacation;

•
Such pension and post-retirement health and life insurance benefits due to the executive officer upon his or her termination pursuant to and in accordance with the respective Company-sponsored benefit plans, programs, or policies under which they are accrued and/or provided (including grow-in rights as provided under the terms of the applicable plan, program or policy);

•	The right to exercise vested stock options for three months or twelve months, depending upon date of grant; and

•
Forfeit any unvested cash-settled performance shares, any unvested RCUs, any unvested time and performance based stock options and any unvested restricted stock, time and performance based RSUs or PSUs.

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As defined in the ESA, ‘‘Good Reason’’ means the occurrence of any of the following events or conditions: (i) we reduce the executive officer’s base salary by ten percent (10%) or more (either upon one reduction or during a series of reductions over a period of time); provided, that such reduction neither comprises a part of a general reduction for the executive officer’s then-current peers as a group (determined as of the date immediately before the date on which the executive officer becomes subject to such material reduction) nor results from a deferral of the executive officer’s base salary, (ii) a change to the executive's reporting structure that requires the executive to report to a supervisor whose organizational level is below the executive's current organizational level, or (iii) a demotion in position (including a decrease in organization level) resulting in the material diminution of the executive officer’s authority (including, but not limited to, the budget over which the executive officer retains authority), duties, or responsibilities within the Company except, in case of each of (i) or (ii), in connection with the involuntary termination of the executive officer’s employment for Cause.

•
Termination Related to a Change in Control:  If the employment of an executive officer is involuntarily terminated for any reason other than for "Cause" or if a "Constructive Termination" (as defined below) occurs within 18 months after a Change in Control, then the executive would generally be eligible to receive the following:

•
An amount equal to (i) a pro rata portion of the executive officer’s AI plan award at target level, which payment shall be in lieu of any payment to which the executive officer may otherwise have been entitled to receive under a Change in Control-sponsored incentive or bonus plan (the ‘‘CIC Prorated Bonus’’), plus (ii) a multiplier ranging from 150% to 300% of the sum of the executive officer’s annual base salary in effect at the time of termination and the executive officer’s AI award at target level (the ‘‘CIC Severance Pay’’). The CIC Severance Pay and the CIC Prorated Bonus shall be paid in a lump sum on the payment date;

•
Continued health insurance for the 24-month period following termination; provided that for the first 12 month period, the executive officer shall pay for such coverage at no greater after tax costs to the executive officer than the after tax cost to the executive officer immediately prior to the date of termination and for the remaining 12-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•	Continued life insurance coverage for the 18-month period following termination;

•	Outplacement services;

•	Tax counseling and tax preparation services;

•	Retention of any flexible perquisite allowance actually paid to the executive officer on or before the time of termination;

•	A lump sum cash payment equal to the value of unused vacation;

•
Acceleration of the exercisability of options that would otherwise have vested over a period of three years from the date of the Change in Control had the executive officer continued employment for that period;

•	Acceleration of the vesting of cash-settled performance shares and RCUs at the target performance level; and

•
A lump sum cash payment equal to the difference in (i) the actuarial present value of the executive officer’s non-tax-qualified pension benefits assuming the executive officer was 18 months older and had 18 more months of service, over (ii) the actuarial present value of the executive officer’s non-tax-qualified pension benefits at the date of termination. The lump sum payout of the supplemental pension benefits is offset by the value of any ongoing payments.

As defined in the ESA, ‘‘Constructive Termination’’ means the occurrence of any of the following events or conditions: (i) a material diminution in the executive officer’s authority (including, but not limited to, the budget over which the executive retains authority), duties or responsibilities, (ii) the executive officer’s base salary or total incentive compensation opportunity is reduced by ten percent (10%) or more, (iii) a material breach of the executive officer’s ESA, and (iv) the executive officer is required to be based anywhere more than 45 miles from the location of either the executive's office (if other than the Company’s headquarters) or Company’s headquartered offices.

The table below states the multiplier of the sum of annual base salary plus AI plan award at target level used in each NEO's severance formula under a termination without Cause by us or by the NEO for Good Reason as of October 31, 2017.

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NEO	Multiplier – Involuntary Not for Cause or Good Reason Termination	Multiplier – Change in Control
Troy A. Clarke(1)	200%	200%
Walter G. Borst	200%	300%
Persio V. Lisboa	200%	300%
William V. McMenamin	150%	300%
Samara A. Strycker	150%	200%
William R. Kozek	200%	300%
Steven K. Covey(2)	150%	300%

(1)
Mr. Clarke does not have an ESA. Per his Employment Agreement, in the event his employment with the Company is terminated (i) by the Company without Cause, or (ii) by executive due to Constructive Termination, as defined in his Employment Agreement, then in addition to accrued obligations, he is eligible for the sum of 200% of his base salary plus target annual incentive.

(2) Mr. Covey had a termination date as of March 31, 2017.

Disability and Death:  If an executive officer is disabled and is prevented from working for pay or profit in any job or occupation, he or she may be eligible for our ‘‘Non-Represented Employee Disability Benefit Program’’ which provides for short-term and long-term disability (‘‘LTD’’) benefits. Our executive officers are not covered under a separate program. While covered under LTD, an executive officer is eligible for 60 percent of his or her base salary reduced (or offset) by other sources of income, such as social security disability. In the event of a total and permanent disability as defined by this program, an executive officer may exercise outstanding stock options any time within three years after such termination. In the event an executive officer has restricted stock, or RSUs, the restricted stock or RSUs will continue to vest according to the terms of the grant. In the event an executive officer has PSUs, vesting accelerates and the shares are issued immediately. In addition, while classified as disabled, the executive officer continues to accrue benefits under the defined benefit plans.

In the event of an executive officer’s death, a beneficiary of the executive officer may exercise an outstanding stock option at any time within a period of two years after death. Restricted stock, RSUs or PSUs will vest as of the date of death and all restrictions lapse and the restricted stock, RSUs or PSUs will be immediately transferable to the executive officer’s beneficiary or estate. The executive officer’s beneficiary will also be eligible for a pro-rata payment under the AI plan based upon the number of months the executive officer was an active employee during the year. The executive officer’s beneficiary will also receive surviving spouse benefits under the defined benefit and defined contribution plans solely to the extent provided in those plans.

The table below shows the estimated cash payments that our NEOs would receive if their employment was terminated under various circumstances based on the terms of the plans and agreements that were in effect as of October 31, 2017.

Estimated Cash Payments Upon Termination

NEO	Severance Amount/Cash Payment ($)	Stock Options ($)(1)	Restricted Stock/Units ($)(2)	Performance Units ($)(3)	Benefit Continuation ($)(4)	Outplacement Counseling ($)(5)	Total ($)
Troy A. Clarke
Without Cause or Good Reason Termination(6)	4,500,000	—	1,073,489	—	47,182	19,000	5,639,671
Change in Control(6)(11)	5,750,000	1,011,895	7,083,032	4,750,000	47,182	19,000	18,661,109
Disability(7)	600,000	1,011,895	7,083,032	532,192	—	—	9,227,119
Death(8)	—	1,011,895	7,083,032	532,192	—	—	8,627,119
Voluntary and Involuntary for Cause Termination	—	—	—	—	—	—	—

2018 Proxy Statement	68

NEO	Severance Amount/Cash Payment ($)	Stock Options ($)(1)	Restricted Stock/Units ($)(2)	Performance Units ($)(3)	Benefit Continuation ($)(4)	Outplacement Counseling ($)(5)	Total ($)
Walter G. Borst
Without Cause or Good Reason Termination(9)	2,624,440	—	982,565	—	38,766	19,000	3,664,771
Change in Control(10)(11)	8,277,019	859,440	4,068,022	3,705,538	38,766	19,000	16,967,785
Disability(7)	449,904	859,440	4,068,022	634,190	—	—	6,011,556
Death(8)	—	859,440	4,068,022	634,190	—	—	5,561,652
Voluntary and Involuntary for Cause Termination	—	—	—	—	—	—	—
Persio V. Lisboa
Without Cause or Good Reason Termination(9)	2,362,500	—	514,151	—	35,404	19,000	2,931,055
Change in Control(10)(11)	4,145,493	612,950	2,659,818	2,570,358	35,404	19,000	10,043,023
Disability(7)	405,000	612,950	2,659,818	445,077	—	—	4,122,845
Death(8)	—	612,950	2,659,818	445,077	—	—	3,717,845
Voluntary and Involuntary for Cause Termination	—	—	100,063	—	—	—	100,063
William V. McMenamin
Without Cause or Good Reason Termination(9)	1,104,000	—	729,171	—	9,869	19,000	1,862,040
Change in Control(10)(11)	2,772,459	165,899	960,099	696,704	9,869	19,000	4,624,030
Disability(7)	276,000	165,899	960,099	112,411	—	—	1,514,409
Death(8)	—	165,899	960,099	112,411	—	—	1,238,409
Voluntary and Involuntary for Cause Termination	—	—	—	—	—	—	—
Samara A. Strycker						—
Without Cause or Good Reason Termination(9)	797,184	—	179,818	—	2,948	19,000	998,950
Change in Control(10)(11)	1,251,494	155,757	813,706	629,648	2,948	19,000	2,872,553
Disability(7)	205,725	155,757	813,706	102,305	—	—	1,277,493
Death(8)	—	155,757	813,706	102,305	—	—	1,071,768
Voluntary and Involuntary for Cause Termination	—	—	—	—	—	—	—

2018 Proxy Statement	69

NEO	Severance Amount/Cash Payment ($)	Stock Options ($)(1)	Restricted Stock/Units ($)(2)	Performance Units ($)(3)	Benefit Continuation ($)(4)	Outplacement Counseling ($)(5)	Total ($)
William R. Kozek
Without Cause or Good Reason Termination(9)	2,093,000	—	433,847	—	46,205	19,000	2,592,052
Change in Control(10)(11)	3,588,000	572,960	2,490,790	2,470,358	46,205	19,000	9,187,313
Disability(7)	358,800	572,960	2,490,790	422,794	—	—	3,845,344
Death(8)	—	572,960	2,490,790	422,794	—	—	3,486,544
Voluntary and Involuntary for Cause Termination	—	—	—	—	—	—	—
Steven K. Covey
Without Cause or Good Reason Termination(9)(12)	1,524,452	81,743	1,129,022	118,152	17,329	19,000	2,889,698

(1)
The per share value for options is equal to the difference between the option exercise price and the closing price as of the last day of the fiscal year (October 31, 2017), which was $42.31 per share. Performance options were assumed using current forecasting models, the value actually received is contingent on actual performance achieved. Please refer to the Outstanding Equity Awards Table of this proxy statement for more information on this subject as the amounts in these columns represent awards that have already been granted to the NEOs in previous years. The value in the table actually realized by the terminated executive could be higher or lower than what is set forth in the table due to the price at the time the terminated executive exercises the option, if the terminated executive does, in fact timely exercise.

(2)
The value of restricted stock, RSU or PSU is based on the October 31, 2017 closing price of $42.31 per share. Please refer to the Outstanding Equity Awards Table of this proxy statement for more information on this subject as the amounts in this column represent awards that have already been granted to the NEOs in previous years. Amounts indicated for voluntary and involuntary for Cause termination represent deferred shares that have already been earned.

(3)
This amount includes the value of all un-vested cash-settled performance RSUs and/or RCUs based on current forecasting models with respect to the attainment of the applicable performance goal. The value to be received is contingent on actual performance achieved. The RSUs were valued on October 31, 2017, based on a closing price of $42.31.

(4)
Benefits include 12 months continued health care coverage with an option to purchase an additional 12 months at the cost of coverage rate. Benefits also include 18 months of continued life insurance coverage for all NEOs (per their ESAs) terminated without Cause, with Good Reason or following a Change in Control.

(5)	This amount represents our cost for NEO outplacement counseling and services.

(6)
Mr. Clarke does not have an ESA. In the event Mr. Clarke’s employment and service with the Company terminate for any reason, including due to his death or disability, Mr. Clarke will be entitled to unpaid and accrued payments and benefits.

If Mr. Clarke’s employment and service with the Company is terminated by the Company without Cause or by Mr. Clarke due to a Constructive Termination, as defined in his Employment Agreement, then in addition to his accrued obligations and the accelerated vesting of his options, subject to Mr. Clarke's execution of a release (without revocation), Mr. Clarke will be entitled to the following:

1.	A lump sum severance payment equal to 200% of the sum of his base salary and AI target;

2.	Twelve months continued health care coverage with an option to purchase an additional 12 months at the cost of coverage rate;

3.	24 months continued life insurance coverage;

4.	Outplacement services;

5.	Retention of any remaining flexible perquisite allowance already paid;

6.	Company-paid tax counseling and tax forms preparation services up to and including the taxable year of Mr. Clarke in which the termination occurred; and

7.	Pro-rata portion of the earned AI award that would have been payable to Mr. Clarke for the Company’s fiscal year in which the termination occurred, based on actual performance effective October 31
If Mr. Clarke’s employment and service with the Company is terminated by the Company without Cause or by Mr. Clarke due to a Constructive Termination, in either case, during the 24 months after the date of the then-most recent "Change in Control" as defined in his Employment Agreement, Mr. Clarke will be entitled to the same benefits referenced above in items 1-7 except with respect to item 7 above, instead of the pro-rata portion of the AI award it will be the pro-rata portion of the target AI award.

(7)
This amount is 60% of annualized base salary as of October 31, 2017 and is not offset by other sources of income, such as Social Security. It represents the amount that would be paid annually over the term of the disability.

2018 Proxy Statement	70

(8)
Surviving spouse benefits are payable under the applicable pension plan. Mr. Covey is a participant in the defined benefit pension plan that provides a surviving spouse benefit. Messrs. Clarke, Borst, Lisboa, McMenamin and Kozek, as well as Ms. Strycker, participate in our defined contribution plans and a defined benefit plan that provides a surviving spouse benefit.

(9)	This calculation, as described in the ESA, is 150 to 200 percent of the sum of the NEO’s annual base salary plus AI target.

(10)	The Change in Control calculation, as defined in the ESA, is 300% of the sum of the executive’s annual base salary plus AI target plus pro-rata AI.

(11)
Included in the Severance Amount/Cash Payment figure above for Change in Control is the lump sum cash payment equal to the difference in (i) the actuarial present value of the NEOs non-tax qualified pension benefits assuming the executive was 18 months older and had 18 months more of service, over (ii) the actuarial present value of the NEOs' non-tax qualified pension benefits at the date of termination. The figures are as follows: for Mr. Borst $3,777,979, Mr. Lisboa $95,493 , Mr. McMenamin $288,459 and Mr. Kozek $2,531,975. The figure for Mr. Clarke is $0 as Mr. Clarke's Employment Agreement does not have a provision for this lump sum cash payment. The figure for Ms. Strycker is $0 since she does not met the eligibility requirement for a non-tax qualified pension benefit even with the 18 months of additional age and service. The figure for Mr. Covey is $0 as he has reached the maximum rate of accrual under the non-tax qualified pension benefit.

(12) Mr. Covey had a termination date as of March 31, 2017.

2018 Proxy Statement	71

Compensation Risk

The Company performed, and the Compensation Committee reviewed, a risk assessment to determine whether our compensation policies, practices, plans and programs were ‘‘reasonably likely to have a materially adverse effect’’ on the Company. Approximately 30 compensation-related topics were reviewed during 2017, including but not limited to, programs governed by the 2013 PIP. A matrix was created for management's use that summarized the program reviewed, as well as associated mitigating factors. Management discussed the analysis internally and with our compensation consultant, and discussed final results with the Compensation Committee. The Company and the Compensation Committee believe that the following are factors that mitigate the likelihood of excessive risk taking.

General Description
•
Compensation Committee approval of overall compensation philosophy and plan design

•
Compensation mix of base salary, short-term and long-term incentives

•
Market competitive analysis conducted using the comparator group

•
Market analysis based on individual job

Executive Stock Ownership Plan
•
Aligns executives' interests with stockholders

•
Ownership requirement of 1x base pay for executives, 3x base pay for senior executives and 6x base pay for CEO

•
Holding periods for at least one year following the vesting date of equity awards; even after ownership requirements have been attained

2017 Annual Incentive Plan	• Design focused on key financial performance metrics enabling our strategy and driving results for our employees, customers and stockholders
2017 Long-Term Incentive Awards
•
Performance-based equity awards are made at the discretion of the Compensation Committee and are intended to focus participants on the long-term growth of the Company

•
LTI awards are calculated based on actual grant date values

•
LTI values primarily based upon external market data

Executive Severance Agreements ("ESAs")
•
The Change-in-Control definition in our ESAs excludes funds affiliated with designated board members

•
Good Reason in our ESAs requires a decrease in the executive's base salary as outlined in the ESA, organizational level or a change to his or her reporting structure that requires the executive to report to a supervisor whose organizational level is below the executive's current organizational level

•
Agreement period post Change in Control is 18 months

Other Controls and Procedures
•
Capital expenditure approval policies and procedures that control the possibility of engaging in unintended risk

•
Sarbanes Oxley / Internal Controls procedures and processes adopted by the Company

•
Clawback policy that requires the repayment of short and long-term incentive based compensation as a result of a financial restatement or intentional misconduct

2018 Proxy Statement	72

Compensation of Directors

Director Fees and Equity Compensation for 2017

In recent years, our non-employee director pay has been low in comparison to our peer group of companies. In 2017, during our annual review of director compensation, our analysis of competitive survey data and peer group proxy information confirmed that our non-employee director total direct compensation was still below median, with our total cash compensation and our total equity compensation being slightly below median. We also noted that our committee chair retainers and fees are competitive. Notwithstanding these findings, the Board determined not to make any changes to non-employee director compensation at this time.

The following table describes components of non-employee director compensation in effect during fiscal and calendar 2017 (unless otherwise noted):

Compensation Element	Calendar Year 2017 Compensation Program
Annual Retainer:	$120,000 retainer; $100,000 paid in cash, $20,000 paid in restricted stock
Additional Chairman of the Board Annual Retainer:	$140,000, eliminated as of February 14, 2017, upon the retirement of our then Chairman and the subsequent appointment of our CEO as the new Chairman of the Board
Lead Director Additional Annual Retainer:	$25,000, effective as of February 14, 2017
Committee Chairman Additional Annual Retainer:	$20,000 for Audit Committee $10,000 for Compensation Committee $10,000 for Finance Committee $10,000 for Nominating and Governance Committee
Committee Member Additional Annual Retainer:	None
Attendance Fees:	None
Stock Options:	5,000 shares annually (the exercise price is equal to the fair market value of our Common Stock on the date of grant).
Other Benefits:
We also pay the premiums on directors’ and officers’ liability insurance policies covering the directors and reimburse directors for expenses related to attending Board and committee meetings and director continuing education seminars.

Special Committees:	Determined on a case by case basis.

The following table provides information concerning the compensation of our non-employee directors for 2017. Directors who are employees of the Company receive no compensation for their services as directors or as members of the Board or a committee thereof. For a complete understanding of the table, please review the footnotes and the narrative disclosures that follow the table.

2018 Proxy Statement	73

2017 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)(2)(3)	Stock Awards ($)(2)(3)(4)(5)(6)	Option Awards ($)(5)(6)(7)	All Other Compensation ($)	Total ($)
José María Alapont	100,009	19,991	80,450	—	200,450
Stephen R. D'Arcy	114,249	19,991	80,450	—	214,690
Jeffrey A. Dokho(8)(9)	64,834	—	—	—	64,834
Matthias Gründler	70,115	10,660	—	—	80,775
Michael N. Hammes	22,805	14,994	80,450	—	118,249
Vincent J. Intrieri	20,720	104,280	80,450	—	205,450
James H. Keyes	66,419	14,994	80,450	—	161,863
Stanley A. McChrystal	—	144,921	80,450	—	225,371
Samuel J. Merksamer	74,565	20,000	80,450	—	175,015
Daniel A. Ninivaggi	19,320	6,440	—	—	25,760
Mark H. Rachesky	—	125,000	80,450	—	205,450
Andreas Renschler	70,115	10,660	—	—	80,775
Michael F. Sirignano	—	130,000	80,450	—	210,450
Dennis A. Suskind	100,009	19,991	80,450	—	200,450
Dennis D. Williams(8)(9)	55,166	—	—	—	55,166

(1)
Amounts in this column reflect fees earned by our non-employee directors in 2017. Effective February 14, 2017, Mr. Hammes and Mr. Keyes retired from the Board; effective February 28,2017, Mr. Gründler and Mr. Renschler were appointed to the Board; effective April 17, 2017, Mr. Williams retired from the Board and Mr. Dokho was appointed to the Board; effective August 14, 2017, Mr. Merksamer retired from the Board and Mr. Ninivaggi was appointed to the Board. The fees for each of these directors were pro-rated for the time they served on the Board during 2017.

(2)
Under our Non-Employee Directors Deferred Fee Plan (the ‘‘Deferred Fee Plan’’), our directors who are not employees receive an annual retainer, payable quarterly, at their election, either in shares of our Common Stock or in cash. A director may elect to defer any portion of such compensation until a later date in DSUs or in cash. Each such election is made prior to December 31st for the next succeeding calendar year or within 30 days of first joining the Board. Vincent J. Intrieri, Stanley A. McChrystal, Samuel J. Merksamer, Daniel A. Ninivaggi, Dr. Mark H. Rachesky, and Michael F. Sirignano elected to defer the receipt of some or all of their compensation received for their retainer fees in 2017. Mr. Intrieri deferred receipt of 100% of his quarterly retainer fees in calendar year 2017 and received 3,169.776 DSUs, through September 30, 2017. General McChrystal deferred receipt of 100% of his quarterly retainer fees in DSUs and has received 4,390.857 DSUs through September 30, 2017. Mr. Merksamer deferred 100% of his first quarter retainer normally paid in restricted stock and received 812.348 DSUs. Mr . Ninivaggi deferred receipt of 50% of the cash portion of his retainer evenly between DSUs and deferred cash and received 88.792 DSUs and $6,440 through September 30, 2017. Dr. Rachesky deferred receipt of 100% of his quarterly retainer fees, except the portion payable in restricted stock, in calendar year 2017 and received 3,018.283 DSUs through September 30, 2017. Mr. Sirignano deferred receipt of 100% of his quarterly retainer fees in calendar year 2017 and has received 3,983.495 DSUs through September 30, 2017. The amount of DSUs for Mr. Intrieri, General McChrystal, Mr. Merksamer, Mr. Ninivaggi, Dr. Rachesky, and Mr. Sirignano has been credited as stock units in an account under each of their names at the then current market price of our Common Stock. Mr. Ninivaggi's deferred cash has been credited in an account in his name and will earn interest quarterly at the then prime rate. The units issued to Mr. Intrieri, General McChrystal, and Mr. Merksamer during 2017 will be converted into Common Stock and issued within 60 days after their separation from service on the Board. The DSUs and deferred cash issued to Mr. Ninivaggi during 2017 will be issued in two annual installments commencing within 60 days of his departure from the Board. The units issued to Dr. Rachesky and Mr. Sirignano during 2017 will be converted into Common Stock and issued within 60 days after January 1, 2018.

(3)
Effective April 1, 2017, each non-employee director received 812 shares of restricted stock in lieu of $20,000 of their first quarter retainer, except for Mr. Gründler, and Mr. Renschler, who were appointed to the Board on February 28, 2017, and received a pro-rated amount of 433 shares; and, Mr. Hammes and Mr. Keyes who both retired on February 14, 2017, and received a pro-rated amount of 609 shares; and Mr. Intrieri, General McChrystal, Mr. Merksamer and Mr. Sirignano who each elected to defer receipt of their shares in DSUs, as described in footnote 2 above. The grant date fair value of the restricted stock and DSUs was determined in accordance with FASB ASC Topic 718. Mr. Dokho and Mr. Williams do not personally receive compensation for their service on the Board, as noted under footnotes 5 and 8 below, and Mr. Ninivaggi was not a member of the Board when the first quarter retainers were paid. For additional information regarding assumptions underlying valuation of equity awards see the consolidated financial statements in our Annual Report on Form 10-K for the year ended October 31, 2017.

(4)
The aggregate number of shares subject to stock awards granted by the Company that were outstanding for each non-employee director as of October 31, 2017, including DSUs owned by Mr. Intrieri, Mr. Keyes, General McChrystal, Mr. Ninivaggi, Dr. Rachesky and Mr. Sirignano is indicated in the table below. All of these stock awards and DSUs are 100% vested:

2018 Proxy Statement	74

Name	Total Number of Stock Awards Outstanding (#)
José María Alapont	568
Stephen R. D'Arcy	812
Jeffrey A. Dokho	—
Matthias Gründler	303
Michael N. Hammes	5,870
Vincent J. Intrieri	7,269
James H. Keyes	14,317
Stanley A. McChrystal	32,273
Samuel J. Merksamer	4,264
Daniel A. Ninivaggi	88
Mark H. Rachesky	24,634
Andreas Renschler	303
Michael F. Sirignano	22,255
Dennis A. Suskind	812
Dennis D. Williams	—

(5)
At the request of the UAW, the UAW representative director, Jeffrey Dokho, who was appointed to the Board on April 17, 2017 and succeeded Dennis D. Williams who retired from the Board on the same day, does not receive stock or stock option awards. Mr. Gründler, Mr. Ninivaggi and Mr. Renschler were not members of the Board when the stock option grants were made.

(6)
The values in this column reflect the grant date fair value as determined in accordance with FASB ASC Topic 718. For additional information see the consolidated financial statements in our Annual Report on Form 10-K for the year ended October 31, 2017 regarding assumptions underlying valuation of equity awards.

(7)	The number of options granted in 2017 and the aggregate number of stock options outstanding for each non-employee director as of October 31, 2017 are indicated in the table below.

Name	Total Stock Option Awards Outstanding at 2017 Year End (#)	Option Awards Granted During 2017 (#)	Grant Price ($)	Grant Date Fair Value of Option Awards Granted During Year ($)(a)
José María Alapont	5,000	5,000	30.94	80,450
Stephen R. D'Arcy	5,000	5,000	30.94	80,450
Michael N. Hammes	29,733	5,000	30.94	80,450
Vincent J. Intrieri	25,000	5,000	30.94	80,450
James H. Keyes	37,600	5,000	30.94	80,450
Stanley A. McChrystal	30,000	5,000	30.94	80,450
Samuel J. Merksamer	25,000	5,000	30.94	80,450
Mark H. Rachesky	25,000	5,000	30.94	80,450
Michael F. Sirignano	15,000	5,000	30.94	80,405
Dennis A. Suskind	5,000	5,000	30.94	80,450

(a)
These amounts do not reflect compensation realized by our directors. The amounts shown represent the value of the stock options based on the grant date fair value of the award as determined in accordance with FASB ASC Topic 718. The stock options generally vest over a three year period with ⅓rd vesting on each of the first three anniversaries of the date on which they are awarded, so that in three years the stock options are 100% vested. The stock options granted on December 13, 2016 expire ten years after the date of grant. For additional information regarding assumptions underlying valuation of equity awards see the consolidated financial statements in our Annual Report on Form 10-K for the year ended October 31, 2017.

(8)
At the request of the UAW, the organization which recommended Mr. Dokho and Mr. Williams to the Board, the entire cash portion of Mr. Dokho's and Mr. Williams’ annual retainer, which for both was pro-rated for the time they served on the Board during the year, is contributed to a trust which was created in 1993 pursuant to a restructuring of our retiree health care and life insurance benefits.

(9)	As previously stated in footnotes 1 and 5, effective April 17, 2017, Mr. Williams retired from the Board and Mr. Dokho was appointed as the new UAW representative director on the Board.

2018 Proxy Statement	75

Share Ownership Requirements for Non-Employee Directors

To encourage directors to own our shares, $20,000 of each director’s annual retainer is paid in the form of restricted stock each year. The stock is priced as of the date the first quarterly disbursement of the annual retainer is due. The restricted stock portion of the annual retainer is provided pursuant to the 2013 PIP. For additional information regarding the 2013 PIP, see Note 17, Stock-based compensation plans, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended October, 31, 2017. Directors are expected to own shares equivalent to three times their annual cash retainer within five years of being designated as a Board member.

Deferred Fee Plan For Non-Employee Directors

Under our Non-Employee Directors Deferred Fee Plan, directors may defer fees otherwise payable in the form of cash or restricted stock. The amount otherwise payable in cash may be deferred in cash or in DSUs. Any amount deferred in cash is generally paid to the director, with interest at the prime rate, at the date specified by the director at the time of his election to defer. The amount otherwise payable in restricted stock may be deferred in DSUs. Any amount deferred in DSUs is credited into the director’s account at the then current market price. Such units are generally distributed to the director in the form of our Common Stock at the date specified by the director at the time of his election to defer. Elections to defer are made in the calendar year prior to the year in which the fees are earned.

Compensation Committee Interlocks and Insider Participation

Andreas H. Renschler, a member of the Compensation Committee of the Board, has an indirect material interest in related person transactions between the Company and VW T&B because he is the Chief Executive Officer of VW T&B. A description of the related person transactions between the Company and VW T&B during 2017 is set forth in the Related Party Transactions and Approval Policy portion of the Corporate Governance section of this proxy statement.

2018 Proxy Statement	76

EQUITY COMPENSATION PLAN INFORMATION

This table provides information regarding the equity securities authorized for issuance under our equity compensation plans as of October 31, 2017.

Plan Category(1)	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders	4,120,411	(2)	$35.40	(3)	2,344,455	(4)(5)
Equity compensation plans not approved by stockholders(6)	18,340	(6)(7)	N/A	(3)	—
Total	4,138,751		N/A		2,344,455

(1)
This table does not include information regarding our 401(k) plans. Our 401(k) plans consist of the following: Navistar, Inc. 401(k) Plan for Represented Employees and Navistar, Inc. Retirement Accumulation Plan. As of October 31, 2017, there were 915,205 shares of Common Stock held in these plans.

(2)
This number includes stock options, DSUs and PSUs (as described in the Executive Stock Ownership Program discussed below) granted under our 2004 PIP; and stock options, performance stock options, RSUs, DSUs, and PSUs granted under our 2013 PIP. Stock options awarded to employees for the purchase of Common Stock from the 2004 PIP and the 2013 PIP were granted at the fair market value of the stock on the date of grant, generally have a 10-year contractual life, except for options granted under the 2004 PIP after December 15, 2009 and options granted under the 2013 PIP between February 19, 2013 and December 12, 2017, which have a contractual life of 7-years, and generally become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. Performance stock options granted under the 2013 PIP generally do not become exercisable until after the three year anniversary of the date of grant and only if performance conditions are met. The terms of awards of RSUs granted under the 2013 PIP were established by the Board or committee thereof at the time of issuance. The 2004 PIP expired on February 18, 2013, and as such no further awards may be granted under the 2004 PIP. As of October 31, 2017, 1,034,592 stock option awards, 1,338 DSUs, and 14,143 PSUs remain outstanding for shares of Common Stock reserved for issuance under the 2004 PIP, and 2,402,986 stock options, including performance options, 618,487 RSUs, 36,387 DSUs and 12,478 PSUs remain outstanding for shares of Common Stock reserved for issuance under the 2013 PIP. For more information on the 2013 PIP see footnote 5 below.

(3)
RSUs, DSUs, and PSUs settled in shares do not have an exercise price and are settled only for shares of our Common Stock on a one-for-one basis. These awards have been disregarded for purposes of computing the weighted-average exercise price. For more information on DSUs and PSUs see the discussion in footnote 6 below entitled ‘‘The Ownership Program.’’ There were no options or warrants outstanding under the unapproved plans as of October 31, 2017.

(4)
Our 2004 PIP was approved by the Board and the Compensation and Governance Committee on October 21, 2003, and, subsequently by our stockholders on February 17, 2004. Our 2004 PIP was amended on December 14, 2004, which amendment was approved by stockholders on March 23, 2005. The plan was subsequently amended on December 13, 2005, April 16, 2007, June 18, 2007, May 27, 2008, December 16, 2008, January 9, 2009, December 15, 2009, and April 19, 2010. The 2004 PIP replaced, on a prospective basis, our 1994 PIP, the 1998 Supplemental Stock Plan, both of which expired on December 16, 2003, and our 1998 Non-Employee Director Stock Option Plan (collectively, the ‘‘Prior Plans’’). A total of 3,250,000 shares of Common Stock were reserved for awards under the 2004 PIP. On February 16, 2010, our stockholders approved an amendment to increase the number of shares available for issuance under the 2004 PIP from 3,250,000 to 5,750,000. Shares subject to awards under the 2004 PIP, or the Prior Plans after February 17, 2004 and before February 19, 2013, that were canceled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to the participant again became available for awards.

(5)
The 2013 PIP was approved by the Board and the Compensation Committee on December 11, 2012 and by our stockholders on February 19, 2013. Our 2013 PIP was amended on February 11, 2015. The 2013 PIP replaced on a prospective basis the 2004 PIP and the Prior Plans, and awards may no longer be granted under the 2004 PIP or the Prior Plans. A total of 3,665,500 shares of Common Stock were reserved for awards under the 2013 PIP. Shares subject to awards under the 2013 PIP, the 2004 PIP or the Prior Plans after February 19, 2013, that are canceled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to the participant again become available for awards. This number represents the remaining number of unused shares from the year ended October 31, 2017, which are available for issuance.

(6)
The following plans were not approved by our stockholders: The Executive Stock Ownership Program (the ‘‘Ownership Program’’), and The
Non-Employee Directors Deferred Fee Plan (the ‘‘Deferred Fee Plan’’), except that any DSUs awarded out of the Deferred Fee Plan on or after September 30, 2013, are now issued out of the 2013 PIP. Below is a brief description of the material features of each plan, but in each case the information is qualified in its entirety by the text of such plans.

The Ownership Program.  On June 16, 1997, the Board approved the terms of the Ownership Program, and on April 17, 2001, October 15, 2002, August 30, 2004, December 16, 2008 and January 9, 2009, the Board approved certain amendments thereto. In general, the Ownership Program

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requires all of our officers and senior managers to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in Navistar by acquiring a designated amount of our Common Stock at specified timelines. Participants are required to hold such stock for the entire period in which they are employed by the Company. Participants may defer their cash bonus or defer salary into DSUs. These DSUs vest immediately. There were 2,365 DSUs deferred under the Ownership Program (albeit 1,338 DSUs were granted under the 2004 PIP and 1,027 DSUs were granted under the 2013 PIP) and outstanding as of October 31, 2017. PSUs may also be awarded to participants who complete their ownership requirement on an accelerated basis. PSUs vest as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. There were 29,712 PSUs earned under the Ownership Program (albeit 3,091 PSUs were granted under the Ownership Program, 14,143 PSUs were granted under the 2004 PIP and 12,478 PSUs were granted under the 2013 PIP) and outstanding as of October 31, 2017. Each vested DSU and PSU will be settled by delivery of one share of Common Stock. Such settlement will occur within 10 days after a participant’s termination of employment. DSUs and PSUs are no longer granted under the Ownership Program or the 2004 PIP, but instead are granted under the 2013 PIP. Effective November 1, 2013, the Ownership Program was amended and restated to, among other things, eliminate an executive’s ability to earn PSUs or defer their cash bonus into DSUs.
The Deferred Fee Plan.  Under the Deferred Fee Plan, directors may elect to receive all or a portion of their annual retainer fees (in excess of their mandatory one-fourth restricted stock grant (as discussed above)) and meeting fees in cash or restricted stock, or they may defer payment of those fees in cash (with interest) or in DSUs. Deferrals in the deferred stock account are valued as if each deferral was vested in Common Stock as of the deferral date. As of October 31, 2017, there were 50,609 outstanding DSUs under the Deferred Fee Plan (including 35,360 DSUs awarded under the 2013 PIP).

(7)	Includes 3,091 PSUs granted under the Ownership Program and 15,249 deferred stock units granted under the Deferred Fee Plan; all of which were outstanding as of October 31, 2017.

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PROPOSAL 3 — APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE MEASUREMENTS AND GOALS SET FORTH IN OUR 2013 PERFORMANCE INCENTIVE PLAN
On February 19, 2013, the stockholders of the Company approved our 2013 Performance Incentive Plan, including the performance measurements and goals set forth therein. The 2013 Performance Incentive Plan was amended on February 11, 2015. Our 2013 Performance Incentive Plan, as amended, is referred to in this proxy statement as the "2013 PIP."
In accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, we are now requesting stockholder re-approval of the material terms of the performance measurements and goals set forth in the 2013 PIP. We are submitting this proposal to the stockholders at this time in accordance with the requirements of Section 162(m) of the Code and the rules of the New York Stock Exchange.
Specifically, re-approval of the material terms of the performance measurements and goals under the 2013 PIP is required under Section 162(m) of the Code to preserve the Company’s deduction for compensation relating to certain awards granted under the 2013 PIP to certain executive officers. The Board believes that re-approval of the material terms of the performance measurements and goals under the 2013 PIP is necessary to meet the Company’s objectives of attracting, motivating and retaining employees, directors and consultants. The performance measurements and goals were approved by our stockholders when the 2013 PIP was originally adopted and have not been changed since then. You are not being asked to approve any amendments to the 2013 PIP.
The 2013 PIP is an “omnibus” type of equity compensation plan that provides the Company the means by which to grant annual incentive compensation ( i.e., bonuses) as well as long-term incentive compensation to its key employees. The types of awards that are used for employees under the 2013 PIP are primarily performance-based cash and stock awards, restricted stock and stock unit awards settled in cash or Common Stock, stock appreciation rights (“SARs”) and stock options, although the 2013 PIP also permits the grant of any other type of award that is based on, measured with respect to, convertible into or exchangeable for Common Stock or the cash equivalent of Common Stock. The 2013 PIP also allows the Company to provide equity compensation to its non-employee directors.
Below is a description of the material features of the 2013 PIP.
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ PROPOSAL 3.
Material Features of the 2013 PIP
The following is a summary of the material features of the 2013 PIP and is qualified in its entirety by reference to the complete text of the 2013 PIP, which is attached to this proxy statement as Appendix C. Terms used herein but not otherwise defined shall have the meaning ascribed to them in the 2013 PIP.
Eligibility. All employees, including the Company’s executive officers, and any consultants of the Company and its subsidiaries, and all non-employee directors are eligible to be considered for awards under the 2013 PIP. As of December 1, 2017, there were 11 non-employee directors and approximately 3200 employees and 20 consultants eligible to participate in the 2013 PIP.

Administration. The Compensation Committee has been designated by the Board to administer all awards under the 2013 PIP for employees and consultants, and the Nominating and Governance Committee, or the Board itself, has been designated by the Board to administer all awards under the 2013 PIP for non-employee directors (as applicable, the “Committee”). The Committee has the discretion to determine the individuals who will participate in the 2013 PIP, the size and types of the awards, the performance criteria or other vesting conditions at which awards will be earned, and the terms and conditions of such awards, subject to certain limitations set forth in the 2013 PIP. In addition, the Committee has full and final authority to interpret the 2013 PIP. The 2013 PIP also permits the Board to delegate authority to one or more individuals, who are not necessarily members of the Compensation Committee, to make grants to certain classes of employees as determined by the Board.
Shares Authorized under the 2013 PIP. No more than 3,665,500 shares of Common Stock may be issued under the 2013 PIP, all of which may be issued as incentive stock options. Shares subject to awards under the 2013 PIP, or the 2004 PIP (under which there are 4,085,051 shares subject to outstanding awards) and the Executive Stock Ownership Program (under which there are 3,091 shares subject to outstanding awards) that are canceled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated

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without a delivery of shares to the participant again become available for awards under the 2013 PIP. In the event of a recapitalization, stock split or combination, stock dividend, spin-off, merger, consolidation, reorganization or other similar event or transaction affecting the Company’s Common Stock, the Committee will make substitutions or adjustments to the aggregate number, class and/or issuer of the securities under the 2013 PIP, to the annual limits on awards, to the number, class and/or issuer of securities subject to outstanding awards and to the exercise price of outstanding stock options and SARs, in each case in a manner that reflects equitably the effects of such event or transaction. As of December 18, 2017, 3,318,474 shares of Common Stock remain available for issuance under the 2013 PIP.
New Plan Benefits. Future benefits under the 2013 PIP are not currently determinable. Moreover, the benefits to any director, officer, employee or consultant from future equity awards will not increase by reason of approval of these proposals. Whether future awards will be made will depend on Committee action, and the value of any future equity awards will ultimately depend on the future price of the Common Stock, among other factors, and will be subject to such vesting conditions as the Committee determines from time to time. However, the following table sets forth information with respect to awards granted under the 2013 PIP during the last completed fiscal year. The information with respect to performance-based restricted cash units is based on the target number of units awarded.

Name and Position	Performance-Based Restricted Cash Units ($)	Time Based Restricted Cash Units ($)	Time Based RSUs (#)	Stock Options (#)
Troy A. Clarke President and Chief Executive Officer	2,250,000	—	49,126	68,233
Walter G. Borst Executive Vice President and Chief Financial Officer	1,050,000	—	22,925	31,842
Persio V. Lisboa President, Operations	800,000	—	17,380	24,147
William V. McMenamin President, Financial Services and Treasurer	250,000	—	5,458	7,581
Samara A. Strycker Senior Vice President and Corporate Controller	250,000	—	5,458	7,581
William R. Kozek President, Truck and Parts	700,000	—	15,283	21,228
Steven K. Covey Former Senior Vice President and General Counsel	—	—	—	—
All executive officers as a group	5,400,000	—	121,705	163,915
All Non-Employee Directors as a group	—	—	5,332	50,000
Non-executive officer employees, as a group	4,325,000	50,000	346,250	86,950
In accordance with SEC rules, the following table lists all options granted to the individuals and groups indicated below since the adoption of the 2013 PIP in February 2013. The option awards listed below for the covered executives and directors include the option awards listed in the executive and director compensation tables beginning on page 52 and 74, respectively, of this proxy statement and are not additional awards. As of December 18, 2017, the closing price of Navistar stock on the NYSE was $42.19 per share.

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Persons or Groups of Persons	Options
Troy A. Clarke President and Chief Executive Officer	1,391,053
Walter G. Borst Executive Vice President and Chief Financial Officer	269,642
Persio V. Lisboa President, Operations	155,262
William V. McMenamin President, Financial Services and Treasurer	40,333
Samara A. Strycker Senior Vice President and Corporate Controller	18,750
William R. Kozek President, Truck and Parts	146,493
Steven K. Covey Former Senior Vice President and General Counsel	107,972
All executive officers as a group (includes all Section 16 Officers and Mr. Covey and Mr. Kozek)	2,134,864
All current Non-Employee Directors as a group	110,000
Each nominee for election as a director (not included in the above group)	—
Each associate of any such director, executive officer or nominees	—
Each other person who received or is to receive 5% of such options, warrants or rights	—
All employees, including all current officers who are not executive officers, as a group	1,882,669

Effective Date; Term of the 2013 PIP. The effective date of the 2013 PIP is February 19, 2013. The term of the 2013 PIP is ten years from February 19, 2013 and will expire on February 19, 2023. No awards may be granted under the 2013 PIP after February 18, 2023, but awards made before that date may continue to be exercisable and/or to vest after that date, and will otherwise be governed by the terms of the 2013 PIP.
Awards under the 2013 PIP. At the discretion of the Committee, (i) employees may be granted awards under the 2013 PIP in the form of annual incentive awards (i.e. bonuses) and long-term incentive awards (i.e. stock options, restricted stock or stock unit awards, SARs or other awards) as described below and (ii) non-employee directors and consultants may be granted awards in the form of non-qualified stock options, restricted stock or stock units awards, SARs or other stock based awards as described below. Such awards may be granted singly, in combination, or in tandem.
Minimum Vesting Conditions. Subject to certain exceptions, no stock option granted under the 2013 PIP, which vests on the basis of a participant’s continuous service with the Company or its subsidiaries, will vest in full prior to the third anniversary of the grant of such stock option; provided that the Committee may grant no more than 10% of the shares reserved for issuance as stock options under the 2013 PIP without reference to this minimum vesting condition.
Stock Options. The 2013 PIP provides for the granting of incentive stock options, which are intended to meet the requirements of Section 422 of the Code, to employees and non-qualified stock options to employees, non-employee directors and consultants. A stock option is a right to purchase a specified number of shares of Common Stock at a specified exercise price. All stock options granted under the 2013 PIP must have an exercise price per share that is not less than 100% of the fair market value of the Common Stock on the date of grant and a term of no more than ten years. The exercise price, number of shares, term and conditions of exercise, whether an option will qualify as an incentive stock option under the Code or a non-qualified stock option, and other terms of a stock option grant will be determined by the Committee as of the grant date.
Stock options granted under the 2013 PIP will generally expire twelve months after the termination of a participant’s employment or service with the Company or its subsidiaries (or if sooner upon the original expiration date of the stock option). Notwithstanding the foregoing, if the participant’s service with the Company or its subsidiaries is terminated for cause, all unexercised stock options will terminate upon such termination of service. If a participant dies while employed by or serving the Company or its subsidiaries or after retirement, all outstanding stock options will fully vest, and may be exercised by the personal representatives or distributees, for a period of two years after the date of death (or if sooner upon the original expiration date of the stock option).

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The exercise price of any stock option must be paid in full at the time the stock option is exercised in cash, by means of net settlement or in Common Stock owned by the participant or by a combination of cash and Common Stock. In addition, the participant must remit an amount in cash or Common Stock sufficient to satisfy tax withholding requirements or choose to net settle the stock option exercise.
Restricted Stock and Stock Units. The 2013 PIP also provides for the granting of stock awards to employees, consultants and non-employee directors that consist of grants of restricted Common Stock or units denominated in Common Stock which may be settled in cash or Common Stock. The terms, conditions and limitations applicable to any award of restricted stock or stock unit will be decided by the Committee. Notwithstanding the general minimum vesting conditions of the 2013 PIP or the vesting conditions applicable to any award of restricted stock or stock units, such awards may vest on an accelerated basis upon the death, disability or qualified retirement (if applicable) of a participant. Participants holding restricted stock awarded under the 2013 PIP will be entitled to receive dividends, if and when declared by the Board; however, dividends issued with respect to stock unit awards may either be (a) credited in the form of additional stock unit awards or deferred cash, or (b) paid promptly in cash, as determined by the Committee.
SARs. The 2013 PIP also provides for the granting of SARs to employees, consultants and non-employee directors. A SAR is a right to receive a payment, in cash or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock over a specified grant price. A SAR may be granted to the holder of a stock option with respect to all or a portion of the shares of Common Stock subject to such stock option (a “tandem” SAR) or may be granted separately. The holder of a tandem SAR may elect to exercise either the stock option or the SAR, but not both. All SARs granted under the 2013 PIP must have an exercise price per share that is not less than the fair market value of the Common Stock on the date of grant and a term of no more than ten years. The grant price, term, number of shares, terms and conditions of exercise, and other terms of a SAR grant will be fixed by the Committee as of the grant date.
Other Stock-Based Awards. The 2013 PIP also provides for the granting of other stock-based awards to employees, consultants and non-employee directors that the Committee deems consistent with the purposes of the 2013 PIP. An "other stock-based award" is a grant of any other type of award that is based on, measured with respect to, convertible into or exchangeable for Common Stock. The terms and conditions of a grant of an other stock-based award will be fixed by the Committee as of the grant date
Annual Incentive Awards. The 2013 PIP also provides for the granting of annual incentive awards (payable in cash or equity) to employees contingent on attainment of performance or other objectives established by the Committee at the beginning of each fiscal year. Generally, the terms, conditions and limitations applicable to any incentive award will be decided in the discretion of the Committee. Payment of any such annual incentive award may be made in cash or equity, as determined in the sole discretion of the Committee. At the discretion of the Committee, amounts payable in respect of annual incentive awards granted under the 2013 PIP may be deferred.
Performance Measures. At the discretion of the Committee, any of the above-described awards to employees may be contingent on attainment of performance goals which are based on one or more of the following pre-established criteria: (a) income measures, including without limitation, gross profits, operating income, earnings before or after taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, earnings before interest and taxes and cost reductions; (b) return measures (including, without limitation, return on assets, capital, investment, equity, or sales); (c) cash flow, cash flow return on investments, which equals net cash flows divided by stockholders equity; (d) revenues from operations; (e) total revenue; (f) cash value added; (g) economic value added; (h) share price (including, without limitation, growth measures and total shareholder return); (i) sales growth; (j) market share; (k) the achievement of certain quantitatively and objectively determinable non-financial performance measures (including, without limitation, growth strategies, strategic initiatives, product development, product quality, corporate development, and leadership development); and (l) any combination of, or a specified increase in, any of the foregoing (the “Performance Measures”). The Performance Measures may be expressed in either absolute terms or relative to the performance of one or more companies (or an index of multiple companies) identified by the Committee.
Where applicable, Performance Measures will be expressed in terms of attaining a specified or relative level of the particular criteria or attaining a specified or relative increase (or decrease) in the particular criteria and may be applied to the performance of the employee or the Company as a whole, at a subsidiary level or at an operating unit level, or a combination thereof, all as determined by the Committee. Generally, the terms, conditions and limitations applicable to any award that is subject to the attainment of the Performance Measures will be decided by the Committee. Performance Measures may include varying levels of performance at which different percentages of the award will be made (or specified vesting will occur). The achievement of Performance Measures will be subject to certification by the Committee. The Committee has the authority to make equitable adjustments to the Performance Measures. In no event will the performance period for any performance-based equity award be less than one year.

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Additionally, at the time specific Performance Measures are established, the Committee may provide that adjustments will be made to those Performance Measures to take into account, in any objective manner, the impact of one or more of the following: (a) gain or loss from all or certain claims and/or litigation and insurance recoveries, (b) the impairment of tangible or intangible assets, (c) stock-based compensation expense, (d) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (e) restructuring activities reported in the Company’s public filings, (f) investments, dispositions or acquisitions, (g) loss from the disposal of certain assets, (h) gain or loss from the early extinguishment, redemption, or repurchase of debt, (i) changes in accounting principles, or (j) any other item, event or circumstance that would not cause an Award to fail to constitute for the Performance-Based Exception. Such adjustment may relate to the Company, any subsidiary, or any operating unit, as determined by the Committee at the time the Performance Measures are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time Performance Measures are established.
At the discretion of the Committee, certain awards granted under the 2013 PIP that are subject to the attainment of one or more of the Performance Measures will be intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) generally disallows deductions for compensation in excess of $1,000,000 for some executive officers unless the compensation qualifies as performance-based compensation. The 2013 PIP contains provisions consistent with the Section 162(m) requirements for performance-based compensation. However, the Committee may award non-deductible compensation when such grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.
Employee Award Limitations. Under the 2013 PIP, no individual employee may be granted during any fiscal year:

•	Stock Options and/or SARs that are exercisable for more than 1,000,000 shares of Common Stock in the aggregate;

•	Restricted stock and/or stock units covering or relating to more than 1,000,000 shares of Common Stock in the aggregate; or

•
Other awards, which, if denominated in shares of Common Stock, covering or relating to more than 1,000,000 shares of Common Stock in the aggregate or if denominated in cash, having a value, as determined on the date of grant, in excess of $4,000,000.

•	Cash incentive awards having a value, as determined on the date of grant, in excess of $4,000,000.
Transferability. Awards made under the 2013 PIP may not be assigned or otherwise encumbered, except as provided by the participant’s last will and testament and by the applicable laws of descent and distribution.

Prohibition on Repricing. The 2013 PIP contains a provision prohibiting changing the exercise price (or base price) on any award of options or SARs or to issue either of such awards with a discount, which prohibition would not apply to adjustments made to such awards upon a change in the Company’s capitalization as described above.
Change in Control. The 2013 PIP provides that upon both (x) the occurrence of a Change in Control (as defined in the 2013 PIP) and (y) either immediately before the date on which the Change in Control occurred or during the 36 month period after the date of the then-most recent Change in Control, should certain termination events occur with respect to a 2013 PIP participant, then all of such participant’s restricted stock, stock unit awards and other awards will be immediately vested and free of all restrictions, and all outstanding unexercised stock options and SARs will become immediately exercisable and remain fully exercisable for a period of three years from the date of the Change in Control, or the original term of such award, if sooner.
Additionally, upon or immediately prior to (and contingent on) the occurrence of a Change in Control, the Committee may, in its sole discretion, take any or all of the following actions with respect to outstanding Awards:

•	accelerate the vesting of outstanding Awards, in whole or in part;

•	terminate all Stock Options and SARs, after providing a specified period to permit exercise of such Awards;

•
cancel any Stock Option or SAR in exchange for a payment in cash of an amount equal to (i) the product of (A) the difference, if any, between the then current fair market value of one share of Common Stock and the per share exercise or base price of such Stock Option or SAR and (B) the number of shares underlying the unexercised portion of such Award; provided, however, that if the per share exercise or base price of such Award equals or

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exceeds the then current fair market value of one share of Common Stock, such Award shall be canceled with no payment due the participant;

•
settle any outstanding stock unit or deferred compensation Award or cancel either such award in exchange for a payment in cash of an amount equal to the product of (A) the then current fair market value of one share of Common Stock and (B) the number of shares underlying such Award; or

•
substitute cash for the Common Stock underlying any outstanding stock unit or deferred compensation Award in an amount equal to the product of (A) the then current fair market value of one share of Common Stock and (B) the number of shares underlying such Award, but retain the original vesting and payment schedule applicable to such Award.

Amendment, Modification, and Termination. The Committee may amend, modify, or terminate the 2013 PIP, at any time, except that stockholder approval is required for any amendment that would (i) increase the number of shares of Common Stock available for issuance under the 2013 PIP or increase the limits applicable to awards under the 2013 PIP; (ii) lower the exercise price of a stock option or SAR grant value below 100% of the fair market value of the Common Stock on the date of grant; (iii) remove the prohibition on repricing set forth in the 2013 PIP; or (iv) require stockholder approval as a matter of law or under rules of the NYSE.
Federal Income Tax Consequences. The following is a brief summary of the federal income tax aspects of awards that may be made under the 2013 PIP based on U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This discussion is not to be construed as tax advice. Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.
Restricted Stock and Stock Units Awards. Generally, the grant of restricted stock has no federal income tax consequences at the time of grant. Rather, at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code), the grantee will recognize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk of forfeiture ceases over the participant’s cost for such stock (if any). A grantee may, however, elect to be taxed at the time of the grant. The Company generally will be entitled to a tax deduction at the time and in the amount that the grantee recognizes ordinary income.
In general, no taxable income is realized by a participant in the 2013 PIP upon the award of stock units. Such participant generally would include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered free of any substantial risk of forfeiture. The Company generally will be entitled to a tax deduction at the time and in the amount that the grantee recognizes ordinary income.
Stock Options and SARs. Some of the stock options issuable under the 2013 PIP may constitute incentive stock options within the meaning of Section 422 of the Code, while other options granted under the 2013 PIP may be non-qualified stock options. Generally, in the case of an incentive stock option, the optionee will not recognize any income for U.S. federal income tax purposes upon the grant of the incentive stock option. However, upon the exercise of an incentive stock option, the difference between the exercise price of the incentive stock option and the fair market value of the Common Stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. An optionee will generally realize taxable income upon the sale of shares acquired by exercise of an incentive stock option. If certain holding period requirements have been satisfied with respect to outstanding shares so acquired, taxable income will constitute long-term capital gain and the Company will not be entitled to a tax deduction. If the holding periods are not met (a “disqualifying disposition”), the optionee generally will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares on the date of exercise over the exercise price, or the excess of the amount realized on the sale of the shares over the exercise price. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the optionee.
In the case of the exercise of a non-qualified stock option, the optionee will generally not be taxed upon the grant of an option. Rather, at the time of exercise of the non-qualified stock option, the optionee will generally recognize ordinary taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company is generally entitled to a deduction at the time and in an amount equal to the income recognized by the optionee. A grant of SARs has no federal income tax consequences at the time of grant. Upon exercise of SARs the amount of any cash (or property) received by the holder under the 2013 PIP will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a corresponding deduction for federal income tax purposes.

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Cash Incentive Awards. The recipient of a cash incentive award normally will recognize ordinary income at the time the payment is received, and the Company will be entitled to a corresponding deduction for federal income tax purposes.
Section 162(m). Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers. “Qualified performance-based compensation” is not counted against the $1,000,000 deductibility limit. Under the 2013 PIP, stock options or SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition, awards that are conditioned upon achievement of certain performance goals may satisfy the requirements for treatment as “qualified performance-based compensation.” A number of other requirements must be met, however, in order for those awards to so qualify. Accordingly, there can be no assurance that awards under the 2013 PIP will be fully deductible under all circumstances.
General. In addition to ordinary income tax, amounts that are treated as wages will be subject to payroll tax and withholding by the Company.

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PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is asking our stockholders to ratify the Audit Committee’s appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2018. KPMG has been the Company’s auditors since 2006. For additional information regarding the Company’s relationship with KPMG, please refer to the Audit Committee Report and the Independent Registered Public Accounting Firm Fee Information contained below.

If the appointment of KPMG as our independent registered public accounting firm for 2018 is not ratified by our stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for 2018 will stand, unless the Audit Committee finds other good reason for making a change.

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives will also be available to respond to questions at the Annual Meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ PROPOSAL 4.

AUDIT COMMITTEE REPORT

Management of the Company has the primary responsibility for the integrity of the accounting, auditing and financial reporting practices of the Company, including the system of internal controls. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. In this regard, the Audit Committee meets periodically with management, the internal auditors and our independent registered public accounting firm. The Audit Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in conducting any such investigations. The Audit Committee is responsible for selecting and, if appropriate, replacing our independent registered public accounting firm.

The Audit Committee discussed with KPMG the overall scope and execution of the independent audit and reviewed and discussed the audited financial statements with management. Discussions about the Company’s audited financial statements included KPMG’s judgments about the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with KPMG other matters required by Public Company Accounting Oversight Board Auditing Standards. KPMG provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee discussed the independence of the independent registered public accounting firm with management and KPMG. The Audit Committee concluded that KPMG’s independence had not been impaired.

Based on the above-mentioned review and discussions with management and KPMG, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended October 31, 2017 for filing with the SEC. In addition, the Audit Committee engaged KPMG to serve as the Company’s independent registered public accounting firm for 2018.

Members of the Audit Committee
Stephen R. D'Arcy (Chairman),
Jeffrey A. Dokho, Daniel A. Ninivaggi and Michael F. Sirignano

2018 Proxy Statement	86

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION

The following table presents aggregate fees billed or expected to be billed by KPMG, our independent registered public accounting firm, for audit services and fees for professional services incurred for the fiscal years ended October 31, 2017 and 2016, on our behalf:

	2017(1)	2016(1)
Audit fees	$10.4	$11.1
Audit-related fees	0.4	0.1
Tax fees	0.1	0.2
All other fees	—	—
Total fees	$10.9	$11.4
(1) In millions.

A description of the types of services provided in each category is as follows:

Audit Fees — These are fees for professional services for the audit of our annual consolidated financial statements, limited review of our quarterly consolidated financial statements, and services that are normally provided in connection with statutory and regulatory filings. This includes fees for the audit of NFC.

Audit-Related Fees — These are fees for the assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including procedures related to our and NFC’s financing transactions.

Tax Fees — These are fees for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees — These are fees for permissible services provided by KPMG that do not meet the above categories. For 2016 and 2017, the Company did not incur any other fee.

The Audit Committee pre-approved all audit and non-audit services provided to us in accordance with the Audit Committee’s pre-approval policy. In accordance with the Audit Committee’s pre-approval policy, the Audit Committee annually considers for pre-approval all proposed audit and non-audit services which are known early in the year to be performed in the coming year by our independent registered public accounting firm and the estimated fees for such services. Additional fees related to certain audit-related or non-audit services proposed to be provided by our independent registered public accounting firm may be pre-approved by management, so long as the fees for such additional services individually or in the aggregate do not exceed $400,000 in any 12-month period, and are reported to the Audit Committee at the next regularly scheduled committee meeting. Other proposed audit-related or non-audit services (not within the scope of the approved engagement) may be considered and, if appropriate, pre-approved by the chair of the Audit Committee if the related additional fees are estimated to be less than $250,000, otherwise the Audit Committee must pre-approve all additional audit-related and non-audit services to be performed by our independent registered public accounting firm. In making its decision to utilize our independent registered public accounting firm, the Audit Committee considers whether the provision of such services is compatible with maintaining that firm’s independence and to that end receives certain representations from the firm regarding their independence and permissibility under applicable laws and regulations related to non-audit services provided by the firm to us.

2018 Proxy Statement	87

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than ten percent of a registered class of our equity securities to file reports of holdings and transfers of Company stock with the SEC and to provide copies of those reports to Navistar. Based solely on our review of copies of those reports received by us or written representations that all such reports were timely filed, we believe that our directors, executive officers and greater than ten percent beneficial stockholders made all required filings with the following exception: Stephen R. D'Arcy, a director, purchased 1,000 shares of Navistar common stock on December 21, 2016 and the Form 4 reporting the transaction was filed late with the SEC on December 27, 2016.

Availability of Form 10-K and Annual Report to Stockholders

As permitted by the SEC, we are delivering our Proxy Statement and Annual Report via the Internet. On or about December 20, 2017, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote their shares online or by telephone. If you wish to request a printed or electronic copy of this Proxy Statement and our Annual Report, you should follow the instructions included in the Notice. The Notice is not a proxy card or ballot. You may review Company filings with the SEC by visiting the Company’s website at http://www.navistar.com/navistar/investors/financials/sec.

Matters Raised at the Meeting not Included in this Proxy Statement

We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

2018 Proxy Statement	88

ADMISSION AND TICKET REQUEST PROCEDURE

Admission

Admission is limited to stockholders of record on December 18, 2017 or a stockholder’s authorized proxy holder or a representative. In each case, the individual must have an admission ticket and valid photo identification to be admitted to the Annual Meeting. In addition, stock ownership will be verified.

Admission Ticket for Registered Holders

•	If your shares of Common Stock are registered in your name and you received your proxy material by mail, an admission ticket is attached to your proxy card.

•
If your shares of Common Stock are registered in your name and (i) you received or accessed your proxy materials electronically over the Internet, and you plan on attending the Annual Meeting, click the appropriate box on the electronic proxy card or (ii) follow the telephone instructions and when prompted, ‘‘if you plan to attend the meeting in person,’’ press 1, and an admission ticket will be held for you at the registration desk at the Annual Meeting. You will need a valid photo identification to pick up your ticket.

Admission Ticket for Beneficial Holders

•
If your shares of Common Stock are held in a bank or brokerage account, you may obtain an admission ticket in advance by submitting a request by mail to our Corporate Secretary, 2701 Navistar Drive, Lisle, Illinois 60532 or by facsimile to (630) 753-7546.

Ticket Request Deadline

Ticket requests for all Beneficial Holders and for Beneficial Holders and Registered Holders appointing a representative to attend and/or vote on his/her behalf, must include all information specified in the applicable table below and be submitted in writing and received by the Company on or before February 12, 2018. No requests will be processed after that date.

To Submit Request

Submit requests by mail to our Corporate Secretary, 2701 Navistar Drive, Lisle, Illinois 60532 or by facsimile to (630) 753-7546. Ticket requests by telephone will not be accepted.

2018 Proxy Statement	89

Authorized Proxy Representative

A registered stockholder may appoint, and a beneficial stockholder may request that its registered holder (i.e., its broker or bank) appoint, a representative to attend the Annual Meeting and/or vote on his/her behalf. The admission ticket must be requested by the stockholder but will be issued in the name of the authorized representative. Individuals holding admission tickets that are not issued in their name will not be admitted to the Annual Meeting. Stockholder information specified below and a written proxy authorization must accompany the ticket request.

Registered Stockholders (if appointing a representative to attend and/or vote on his/her behalf)	Beneficial Holders
For ownership verification provide:	For ownership verification provide:
• name(s) of stockholder	• a copy of your January brokerage account statement showing Navistar stock ownership as of the record date (12/18/17);
• address
• phone number
• social security number and/or stockholder account number; or	• a letter from your broker, bank or other nominee verifying your record date (12/18/17) ownership; or
• a copy of your proxy card showing stockholder name and address	• a copy of your brokerage account voting instruction card showing stockholder name and address
Also include:	Also include:
• name of authorized proxy representative, if one appointed	• name of authorized proxy representative, if one appointed
• address where tickets should be mailed and phone number	• address where tickets should be mailed and phone number

2018 Proxy Statement	90

2016 Aon Hewitt US TCM Total Compensation Executive Regression - Participant List - Appendix A

2U Inc
3M Company
A. O. Smith Corporation
Abbott Laboratories
AbbVie Inc.
Activision Blizzard
Acushnet Company
Adobe Systems Incorporated
ADT Corp
Aegion Corp.
Agilent Technologies, Inc.
Allegion S&S US Holding Company Inc
Alliant Energy Corporation
ALSAC-St. Jude's
Altria Group, Inc.
Ameren Corporation
American Air Liquide Inc.
American Blue Ribbon Holdings, LLC
American Electric Power Company, Inc.
American Heart Association
American Signature, Inc
AMSTED Industries Incorporated
Amway Corp.
Andersen Corporation
Anheuser-Busch Companies, Inc.
ANN INC.
Applied Materials, Inc.
Arkansas Electric Cooperatives
Armstrong World Industries, Inc.
Ascena Retail Group, Inc.
AT&T Inc.
Aurora Health Care, Inc.
Automatic Data Processing, Inc.
Avery Dennison Corporation
Avis Budget Group, Inc.
Avon Products, Inc.
BAE Systems, Inc.
Bain & Company, Inc.
Ball Corporation
Baxter International Inc.
Beam Suntory Inc.
Beckman Coulter, Inc.
Belden Inc.
Black Angus Steakhouse
Black Hills Corporation
Bloomin Brands
Blue Diamond Growers

BNSF Railway Company
Boddie Noell Enterprises Inc
Bojangles Restaurants, Inc.
BorgWarner Inc.
Brady Corporation
BreitBurn Energy Partners L.P.
Bristol-Myers Squibb Company
Broadcom Corporation
Broadridge Financial Solutions, Inc.
Brunswick Corporation
Buckeye Partners, L.P.
Bush Brothers & Company
Cafe Rio Inc
Callaway Golf Company
Calpine Corporation
Calumet Specialty Products Partners, L.P.
Campbell Soup Company
Capella Education Company
Cardtronics, Inc.
Career Education Corporation
CareFusion Corporation
Cargill, Incorporated
Caterpillar Inc.
CBRE
CDW Corporation
CenterPoint Energy, Inc.
CF Industries, Inc.
Chart Industries, Inc.
Chicago Bridge & Iron Company N.V.
Chipotle Mexican Grill, Inc.
Chrysler Group LLC
CHS Inc.
Church & Dwight Company, Inc.
Ciena Corporation
Clearwater Paper Corporation
Cleco Corporation
CMS Energy Corporation
Colgate-Palmolive Company
ConAgra Foods, Inc.
Consolidated Edison
Convergys Corporation
Cooper-Standard Holdings Inc.
Covanta Holding Corporation
Crestwood Midstream Partners LP
Cubic Corporation
Cummins Inc.
Curtiss-Wright Corporation
Daimler Trucks North America LLC
Dairy Queen
Darden Restaurants, Inc.
Deere & Company
Deloitte & Touche L.L.P.
Delphi Corporation

Denso International America, Inc.
Dex Media
Diageo North America, Inc.
Diamond Foods, Inc.
Dine Equity Inc.
Direct Energy Services Inc
Dolby Laboratories, Inc.
Dole Packaged Foods, LLC
Dollar General Corporation
Dot Foods, Inc.
Dover Corporation
Drew Marine USA Inc
Dst Systems, Inc.
DTE Energy Company
Duke Energy Corporation
Dunkin' Brands, Inc.
E. I. du Pont de Nemours and Company
Eastman Kodak Company
Eaton Corporation
Ecolab Inc.
EDF Renewable Energy (also known as enXco, Inc.)
Edison International
Edwards Lifesciences
Eli Lilly and Company
Elkay Manufacturing Company
Emerson Electric Co.
Enbridge Energy Partners
Energy Transfer Partners, L.P.
EnergySolutions
EnLink Midstream (formerly Crosstex Energy)
Enterprise Products Partners L.P.
Equifax Inc.
ESCO Technologies Inc.
Essilor of America, Inc.
Express Scripts, Inc.
Federal Aviation Administration
Fellowes, Inc.
Ferrara Candy Company
Ferrellgas Partners, L.P.
FirstEnergy Corp.
Fiserv, Inc.
Florida Municipal Power Agency
Flowserve Corporation
Fortune Brands Home & Security
Freescale Semiconductor, Inc.
GAF Materials Corporation
GATX Corporation
Gemological Institute of America
General Dynamics Corporation
General Mills, Inc.
General Motors Company
Genesis Energy LLC
GNC Corporation

Gordon Food Service
Great River Energy
Gruma Corporation
H&R Block
H. P. Hood Inc.
H.B. Fuller Company
Halliburton Company
Hallmark Cards, Inc.
Hamra Enterprise
Hanesbrands Inc.
Harland Clarke
Haworth, Inc.
HCA Holdings, Inc.
HD Supply
Hendrickson
Herman Miller, Inc.
Hillshire Brands
Hilton Worldwide
HNTB¹
Hooters of America
Hormel Foods Corporation
Hubbell Incorporated
Huntington Ingalls Industries
Hyatt Hotels Corporation
Hy-Vee, Inc.
Illinois Tool Works Inc.
IMS Health Inc.
Ingersoll-Rand plc
Ingram Industries Inc.
Ingredion (Former Name Corn Products International, Inc.)
International Paper Company
Intersil
Iron Mountain Incorporated
ITT Corporation
J. C. Penney Company, Inc.
J. R. Simplot Company
James Hardie
Johns Manville Corporation
Johnson & Johnson
Johnson Controls, Inc.
Jones Lang LaSalle Incorporated
Joy Global Inc.
Kellogg Company
Kelly Services, Inc.
Kimberly-Clark Corporation
Kinder Morgan, Inc.
Kohler Company
Kohl's Corporation
KONE, Inc.
Krispy Kreme Doughnuts Inc
Kronos Incorporated
L.L. Bean, Inc.

L-3 Communications Holdings, Inc.
Lafarge North America Inc.
Lam Research
Land O'Lakes
Laureate Education, Inc.
Leggett & Platt, Incorporated
Leidos Holdings, Inc.
Lennox International Inc.
Linear Technology
Lockheed Martin Corporation
L'Oreal USA, Inc.
Lowe's Companies, Inc.
Magellan Midstream Partners, L.P.
Markwest Energy Partners
Marriott International, Inc.
Martin Marietta Materials, Inc.
Mary Kay Inc.
Masco Corporation
Mattel, Inc.
McCormick & Company, Incorporated
McDonald's Corporation
McKesson Corporation
Mead Johnson Nutrition Company
Mednax, Inc
Mercedes Benz USA LLC
Merck & Co., Inc.
MGE Energy, Inc.
Milliken & Company
Mittal Steel USA Inc.
Mohawk Industries, Inc.
Mondelez International, Inc.
Mueller Water Products, Inc.
Navigant Consulting, Inc.
Navistar International
NCR Corporation
Nestle Purina Petcare Company
Nestle USA, Inc.
New York Power Authority
NewMarket Corporation
NewPage Corporation
NIKE, Inc.
Nintendo of America, Inc.
NiSource Inc.
Nordstrom, Inc.
Northrop Grumman Corporation
Northshore University Healthsystem
Northwest Natural Gas Company
NorthWestern Corporation
Novo Nordisk Inc.
NRG Energy, Inc.
NuStar Energy LP
Office Depot, Inc.
OGE Energy Corp.

Oglethorpe Power Corporation
Olin Corporation
On The Border Mexican Grill
One Gas, Inc.
ONEOK, Inc.
Oracle Corporation
Owens Corning
P.F. Chang's China Bistro,Inc.
Packaging Corporation of America
Papa John's International, Inc.
Papa Murphy's International
Parker-Hannifin Corporation
Pentair, Inc.
Pernod Ricard USA
PG&E Corporation
Pinnacle West Capital Corporation
Pitney Bowes Inc.
PJM Interconnection LLC
PNM Resources, Inc.
Polaris Industries Inc.
PolyOne Corporation
ProBuild Holdings, Inc.
Public Company Accounting Oversight Board
Public Service Enterprise Group Incorporated
Public Utility District 1 of Chelan County
PVH Corp.
Quad-Graphics, Inc.
Quest Diagnostics Incorporated
Randstad North America L.P.
Raytheon Company
Realogy Corporation
Recommunity Recycling
Regis Corporation
Revlon, Inc.
Reynolds American Inc.
Rich Products Corporation
Rio Tinto Alcan
Rite Aid Corporation
Robert Bosch LLC
Robert Half
Rockwell Automation, Inc.
Rolls-Royce North America Holdings Inc.
Rowan University
Ryder System, Inc.
S. C. Johnson & Son, Inc.
Sabic Innovative Plastics US LLC
Sabre Industries, Inc.
Samsung Electronics America, Inc.
Sandia National Laboratories
SCANA Corporation
Scholle Corporation
Schreiber Foods, Inc.
Science Applications International Corporation

Scientific Games Inc.
Sears Holdings Corporation
SemGroup Corp
Seminole Electric Cooperative, Inc.
Sempra Energy
Simpson Manufacturing Co., Inc.
Sodexo, Inc.
Sonic Corp.
Sonoco Products Company
Spectra Energy Corp
Sports Authority Inc.
SPX Corporation
Stage Stores, Inc.
Standard Motor Products, Inc.
Staples, Inc.
Steelcase Inc.
Summit Midstream Partners, LP
SUPERVALU INC.
Sypris Solutions, Inc.
SYSCO Corporation
Target Corporation
TE Connectivity Ltd.
Tecumseh Products Company
Teds Montana Grill
Teledyne Technologies Incorporated
Tenneco Inc.
Terex Corporation
Texas Instruments Incorporated
TGI Friday's¹²³
The Bama Companies, Inc
The Clorox Company
The Coca-Cola Company
The Estee Lauder Companies Inc.
The Hershey Company
The Krystal Company
The Marcus Corporation
The Marmon Group LLC
The MITRE Corporation
The Nielsen Company
The Ohio State University
The ServiceMaster Company
The Sherwin-Williams Company
The Stanley Works
The Timken Company
The Valspar Corporation
The Walt Disney Company
The Wendy's Company
The Williams Companies, Inc.
Timken Steel
TreeHouse Foods, Inc
Trinchero Family Estates
True Value Company
Trugreen Chemlawn

Tyson Foods, Inc.
UIL Holdings Corporation
Unilever United States Inc.
United Continental Holdings, Inc.
United Launch Alliance, LLC
United Parcel Service
United Stationers Inc.
United Technologies Corporation
USD Partners LP
USG Corporation
Valero Energy Corporation
Valmont Industries, Inc.
VF Corporation
Viad Corp
Visteon Corporation
Vulcan Materials Company
W. L. Gore & Associates, Inc.
W.W. Grainger, Inc.
Wabash National Corporation
Waste Management, Inc.
Waters Corporation
Wegmans Food Markets, Inc.
Wellhead Electric Company, Inc.
WESCO International, Inc.
Westinghouse Electric Company LLC
White Castle System Inc.
WhiteWave Foods
Wisconsin Electric Power Company
Wolters Kluwer U.S.
Woodward Inc.
World Wrestling Entertainment
Wyndham Worldwide Corporation
Xylem, Inc
Yazaki North America, Inc.
YKK Corporation of America

TowersWatson
2016 CDB General Industry Executive Compensation
Survey Report - U.S. Participant List - Appendix B

A.O. Smith	Berry Plastics	Cintas
AbbVie	Best Buy	Clearwater Paper Corporation
Accenture	Big Lots	Coca-Cola
ACH	Biogen, Inc.	Coca-Cola Enterprises
Adecco	Blount International	Colgate-Palmolive
ADT Security Services	BMC Software	Columbia Sportswear
Agilent Technologies	Bob Evans Farms	Comcast
Agrium	Bombardier Transportation	CommScope
Aimia	BorgWarner	Communications Systems
Air Products and Chemicals	Boston Scientific	Compass
Alcoa	Brembo	ConAgra Foods
Alexander & Baldwin	Bridgestone Americas	Continental Automotive Systems
Alexion Pharmaceuticals	Bristol-Myers Squibb	Convergys
Altria Group	Broadridge Financial Solutions	Cooper Standard Automotive
Amadeus North America	Brown-Forman	Corning
American Express Global Business Travel	Brunswick	Cott Corporation
American Sugar Refining	Bunge	Covestro
Americas Styrenics	Burlington Northern Santa Fe	Cox Enterprises
AmerisourceBergen	Bush Brothers & Company	Crown Castle
AMETEK	CA Technologies	CSC
Amgen	Cablevision Systems	CSX
AMSTED Industries	Cabot	Cubic
Amway	Calgon Carbon	Cumberland Gulf Group
Andersons	Capsugel	Curtiss-Wright
Ansell	Cardinal Health	Cushman & Wakefield
Arby's Restaurant Group	Cargill	CVR Energy
Archer Daniels Midland	Carlson	D&B
Arkema	Carnival	Danaher
ARM	Casey's General Stores	Darden Restaurants
Armstrong World Industries	Catalent Pharma Solutions	Dean Foods
Arrow Electronics	Catalyst Paper Corporation	Dell
Asbury Automotive Group	CDI	Delta Air Lines
Ashland	CDK Global	Deluxe
AstraZeneca	CDW	Dematic Group
AT&T	Celanese	Dentsply Sirona
Automatic Data Processing	Celestica	DHL Supply Chain
Avnet	CenturyLink	Diageo North America
Axiall Corporation	Cepheid	Diebold
BAE Systems	CEVA Logistics	DJO Global, Inc.
Baker Hughes	CGI Technologies and Solutions	Domtar
Ball	CH2M Hill	Donaldson
Barrick Gold of North America	Charter Communications	Dot Foods
Beam Suntory	Chemours Company	Dow Chemical
Bechtel Nuclear, Security & Environmental	Chemtura	DuPont
Beckman Coulter	Chicago Bridge & Iron (CB&I)	E.W. Scripps
Becton Dickinson	CHS	Eastman Chemical
Bemis	Cimpress	Eastman Kodak

eBay	Hasbro	Keysight Technologies
Ecolab	HAVI Group	Keystone Foods
Edwards Lifesciences	HD Supply	Kimberly-Clark
Eisai	Hearthside Food Solutions	Kinross Gold
Elementis	Henry Schein	Koch Industries
Eli Lilly	HERC	Kodak Alaris
Encana Services Company	Herman Miller	Kohler
Endo	Hershey	L-3 Communications
EnPro Industries	Hertz	Lafarge North America
Epson America	Hexcel	Land O'Lakes
Equifax	Hexion	Lear
Ericsson	Hilton Worldwide	Ledcor Group of Companies
ESCO	Hitachi Data Systems	Leggett and Platt
Estee Lauder	HNI	Lehigh Hanson
Esterline Technologies	HNTB	Leidos
Experian Americas	Hoffmann-La Roche	Lend Lease
Express Scripts	Hormel Foods	Lenovo
Federal-Mogul	Host Hotels & Resorts	Leprino Foods
Ferrovial	Houghton Mifflin Harcourt Publishing	Level 3 Communications
FIS	HP Inc.	Lexmark
Flowers Foods	Hunt Consolidated	LG Electronics
Flowserve	Husky Injection Molding Systems	Liberty Global
Fluor	IBM	Lifetouch
FOCUS Brands	IDEX Corporation	Lincoln Electric
Ford	IDEXX Laboratories	Lockheed Martin
Forsythe Technology	iHeartMedia	Lonza
Frontier Communications	IMS Health	L'Oreal
Fujitsu	INEOS Olefins & Polymers USA	Lubrizol
G&K Services	Ingenico	Lutron Electronics
GAF Materials	Ingevity	LyondellBasell
Gap	Ingredion	Magellan Midstream Partners
Garmin	Intel	Makino
Gates	Intelsat	Marriott International
General Atomics	International Flavors & Fragrances	Mars Incorporated
General Cable	International Game Technology	Martin Marietta Materials
General Dynamics	International Paper	Mary Kay
General Mills	Irvine	Masco
General Motors	Itron	Materion Corporation
Gilead Sciences	J. Crew	Mattel
Glatfelter	Jabil Circuit	Matthews International
GlaxoSmithKline	Jack in the Box	McCain Foods USA
GLOBALFOUNDRIES	Jacobs Engineering	McKesson
Goodyear Tire & Rubber	JetBlue Airways	McLane Company
Graco	Johns Manville	Medtronic
Green, Tweed and Co.	Johnson & Johnson	Merck & Co
H.B. Fuller	K. Hovnanian Companies	Meredith
Hallmark Cards	KB Home	Meritor
Halozyme Therapeutics	KBR	Merrill
Hanesbrands	Kellogg	Metrie
Haribo	Kelly Services	Mettler-Toledo
Harley-Davidson	Kennametal	Micron Technology
Harman International Industries	Kerry Group	Microsoft
Harsco	Keurig Green Mountain	MillerCoors

Molex	Quintiles	Starbucks
Molson Coors Brewing	R.R. Donnelley	Steelcase
Monsanto	Rackspace	Stolt-Nielsen
Mosaic	Ralph Lauren	Stryker
Motorsport Aftermarket Group	Rayonier Advanced Materials	Sucampo Pharmaceuticals
MTS Systems	Regency Centers	SunCoke Energy
Multi-Color	Regeneron Pharmaceuticals	SunOpta
Mylan	Revlon	SuperValu Stores
Navigant Consulting	Reynolds Packaging	SWM International (Schweizer-Mauduit)
Navistar International	Ricoh Americas	Sysco Corporation
NBTY	Rio Tinto	Takeda Pharmaceuticals
NCR	Ritchie Brothers Auctioneers	Talisman Energy USA
Neoris	Rockwell Automation	Target
New York Times	Rockwell Collins	Taubman Centers
Newell Rubbermaid	Rolls-Royce North America	TE Connectivity
Newmont Mining	Royal Caribbean Cruises	TeleTech
Nike	Ryder System	Tempur Sealy
Nissan North America	S.C. Johnson & Son	Teradata
Norfolk Southern	Sabre Corporation	Terex
Nortek	Sage Software	Textron
Northrop Grumman	SAIC	Thermo Fisher Scientific
Novartis	Saint-Gobain	ThyssenKrupp
Novelis	Samsung	Tiffany & Co.
Nu Skin Enterprises	Sanofi	Time Warner
Nuance Communications	SAS Institute	Time Warner Cable
Occidental Petroleum	Sasol USA	Timken
Orbital ATK	Scholastic	TimkenSteel
Oshkosh	Schreiber Foods	T-Mobile USA
Osram Sylvania	Schwan Food Company	Tobii Dynavox
Outerwall	Scotts Miracle-Gro	Toro
Owens Corning	Scripps Networks Interactive	Total System Service (TSYS)
Oxford Instruments America	Sealed Air	TransUnion
Panasonic of North America	Sensient Technologies	Travel Leaders Group
PAREXEL	ServiceMaster Company	Travelport
Parker Hannifin	SGS - Societe Generale de Surveillance	Tribune Media
Parmalat	Sherwin-Williams	TripAdvisor
Parsons Corporation	Siemens	TRW Automotive
PayPal	Smith & Nephew	Tupperware Brands
PepsiCo	Snap-on	Tyson Foods
Pfizer	Snyder's Lance	Underwriters Laboratories
Philip Morris	Sodexo	Unilever United States
Pitney Bowes	Sonic Corp	Unisys
Polaris Industries	Sonoco Products	United States Cellular
PolyOne	Sony	United States Steel
Potash	Sony Electronics	United Technologies Corporation (UTC)
Praxair	Southwest Airlines	UPS
PulteGroup	Spirit AeroSystems	USG Corporation
Puratos	SPX Corporation	Valero Energy
Purdue Pharma	SPX FLOW	Vantiv
Quaker Chemical	St. Jude Medical	Vectrus
Qualcomm	Stanley Black & Decker	Ventura Foods
Quest Diagnostics	Stantec	Verizon

Vertex Pharmaceuticals	Walt Disney	Wilsonart
Viacom	Waste Management	Wood Mackenzie
Viad	Watts Water Technologies	Worthington Industries
Vista Outdoor	Welltower	Xilinx
Visteon	Wendy's Group	Xylem
Vizient	West Pharmaceutical Services	YP
Vulcan Materials	Westinghouse Electric	Zebra Technologies
VWR International	WestRock	Zimmer Biomet
W.R. Grace	Weyerhaeuser
Walmart	Whirlpool

Appendix C

2013 Performance Incentive Plan

NAVISTAR INTERNATIONAL CORPORATION

2013 PERFORMANCE INCENTIVE PLAN
(Amended and Restated as of February 11, 2015)

SECTION 1

ESTABLISHMENT OF THE PLAN

The Board of Directors of Navistar International Corporation approved the establishment of the Navistar International Corporation 2013 Performance Incentive Plan ("Plan") on December 11, 2012. The Plan was approved by the Stockholders of the Corporation on February 19, 2013. Upon approval of this Plan, the Corporation ceased making new grants under the Navistar 2004 Performance Incentive Plan, as amended (“the 2004 Plan”). The Plan was subsequently amended on February 11, 2015.

SECTION 2

PURPOSE OF THE PLAN

The purpose of the Plan is to enable the Corporation and its subsidiaries to attract and retain highly qualified Employees, Consultants, and Non-Employee Directors, and additionally to provide key Employees the opportunity to earn incentive awards commensurate with the quality of individual performance, the achievement of performance goals and ultimately the increase in stockholder value.

SECTION 3

DEFINITIONS

For the purposes of the Plan, the following words and phrases shall have the meanings described below in this Section 3 unless a different meaning is plainly required by the context.

(1) "Annual Incentive Award" means an award of cash, shares of Common Stock, Restricted Stock or Stock Units, in each case, as determined by the Committee.

(2) "Award" means an award made under the Plan.

(3) "Award Agreement" means an agreement entered into by the Corporation and a Participant setting forth the terms and provisions applicable to an Award granted to a Participant.

(4) "Board of Directors" means the Board of Directors of the Corporation.

(5) "Change in Control" shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than employee or retiree benefit plans or trusts sponsored or established by the Corporation or Navistar, Inc., is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, (ii) the following individuals cease for any reason to constitute more than three-fourths of the number of directors then serving on the Board of Directors : individuals who, on the date hereof, constitute the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by the vote of at least two-thirds (2/3) of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; (iii) any dissolution or liquidation of the Corporation or Navistar, Inc. or sale or disposition of all or substantially all (more than 50%) of the assets of the Corporation or of Navistar, Inc. occurs; or (iv) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation, contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board of Directors immediately prior to the first public announcement relating to such Control Transaction shall immediately thereafter, or within two (2) years, cease to constitute a majority of the Board of Directors. Notwithstanding the foregoing, the sale or disposition of any or all of the assets or stock of Navistar Financial Corporation shall not be deemed a Change in Control.

(6) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(7) "Committee" means (i) with respect to Awards to Employees and Consultants, the Compensation Committee of the Board of Directors or another committee appointed by the Board of Directors, and (ii) with respect to Awards to Non-Employee Directors, the Nominating and Governance Committee of the Board of Directors, or another committee appointed by the Board of Directors or the Board of Directors themselves. To the extent deemed necessary or appropriate by the Board of Directors, each Committee member will be an “outside director” as defined in regulations under Section 162(m) of the Code and/or a “non-employee director” as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended. The Board of Directors may appoint different Committees to perform different functions under the Plan and, in that case, any reference herein to “the Committee” will mean the Committee appointed by the Board of Directors to perform the particular function being discussed. For example, the Board of Directors may appoint one or more individuals in accordance with 8 Del. C. 1953, § 157(c) to serve as the Committee for the sole purpose of approving Awards to specified classes of Participants.

(8) "Common Stock" means the common stock of the Corporation.

(9) "Consultant" means a person engaged under a written contract with the Corporation or any subsidiary of the Corporation to provide consulting or advisory services (other than as an Employee or a Non-Employee Director) to such entity, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Corporation from offering or selling Common Stock to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act of 1933, as amended, or, if the Corporation is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, registration on a Form S-8 (Registration Statement Under the Securities Act of 1933).

(10) "Corporation" means Navistar International Corporation.

(11) "Employee" means a person employed by the Corporation or any subsidiary of the Corporation, including its officers. Unless the Committee provides otherwise in an applicable Award Agreement, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Corporation or between the Corporation or any subsidiary of the Corporation. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.

(12) "Exercise Price" means: (i) in the case of a Stock Option, the amount for which one share of Common Stock may be purchased upon exercise of the Stock Option, or (ii) in the case of a SAR, the price above which Common Stock appreciation is measured, in either case as specified in the applicable Award Agreement.

(13) "Fair Market Value" means, as applied to a specific date, the price of a share of Common Stock that is based on the opening, closing, actual, high, low or average selling prices of share of Common Stock reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a share of Common Stock on the most recent date on which shares of Common Stock were publicly traded. Notwithstanding the foregoing, if shares of Common Stock are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a share of Common Stock as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

(14) "Fiscal Year" means the fiscal year of the Corporation.

(15) "Freestanding SAR" means any SAR that is granted independently of any Stock Option.

(16) "Grant Date" means, as determined by the Committee, (i) the date as of which the Committee approves an Award, or (ii) such later date as may be specified by the Committee. The Grant Date of a Stock Option will, unless the Committee expressly determines otherwise, be the day on which the Committee approves the grant of such Stock Option.

(17) "Incentive Stock Option" means a right, as evidenced by an Award Agreement to purchase a certain number of shares of Common Stock at Fair Market Value for a period of no longer than ten (10) years from the Grant Date which option is designed to meet the requirements set out under Section 422 of the Code.

(18) "Non-Employee Director" means as of the Grant Date of an Award an individual who is a director of the Corporation and is neither a Consultant nor an Employee.

(19) "Nonqualified Stock Option" means a right, as evidenced by an Award Agreement to purchase a certain number of shares of Common Stock at Fair Market Value for a period of not more than ten (10) years from the Grant Date which option is stated not to be Incentive Stock Options under the Code.

(20) “Other Award” means an Award (other than a Stock Option, SAR, Restricted Stock or Stock Unit Award) based on, measured with respect to, convertible into or exchangeable for Common Stock, which Award is evidenced by an Award Agreement and granted pursuant to Section 8 of the Plan.

(21) "Participant" means an Employee, Consultant, or Non-Employee Director who has been granted an Award under this Plan.

(22) "Performance-Based Exception" means the performance-based exception from the tax deductibility limitation imposed by Section 162(m) of the Code as set forth in Section 162(m)(4)(C) of the Code or any successor provision.

(23) "Performance Measure" means the performance measurement provided by Section 6.

(24) "Performance Period" means the period during which performance goals must be met for purposes of the Performance Measure.

(24) "Plan" means the Navistar International Corporation 2013 Performance Incentive Plan as set forth herein and as it may be amended hereafter from time to time.

(25) "Qualified Retirement" for an Employee shall have the meaning set forth in the applicable Award Agreement; provided that, if the applicable Award Agreement does not define Qualified Retirement, the Employee will not be deemed eligible for Qualified Retirement for purposes of this Plan. Qualified Retirement for a Non-Employee Director means retirement under the retirement policy of the Board of Directors, as in effect from time to time.

(26) "Restricted Stock" means an Award of Common Stock, as evidenced by an Award Agreement and granted pursuant to Section 11(3), of the Plan.

(27) "Stock Appreciation Right" or "SAR" means an Award, evidenced by an Award Agreement and granted either alone or in connection with a related Stock Option, pursuant to Section 10 of the Plan.

(28) "Stock Option" means either an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

(29) "Stock Units" mean a right to receive Common Stock (or cash equal to the fair market value of Common Stock) upon or following the satisfaction of specified conditions, as evidenced by an Award Agreement and granted pursuant to Section 11 of the Plan.

(30) "Tandem SAR" means a SAR granted with respect to a share of Common Stock pursuant to Section 10 hereof in connection with a related Stock Option, under which: (a) the exercise of the SAR with respect to the share shall cancel the right to purchase such share under the related Stock Option, and (b) the purchase of the share under the related Stock Option shall cancel the right to exercise the SAR with respect to such share.

SECTION 4

ELIGIBILITY

Consultants, Employees and Non-Employee Directors are all eligible to receive Awards.

SECTION 5

ANNUAL INCENTIVE AWARDS

(1) The Committee will designate Employees eligible to receive Annual Incentive Awards hereunder, the performance criteria applicable to such Awards, the amount payable upon fulfillment of such performance criteria (and, if applicable, for performance above or below targeted levels of performance) and all other terms and conditions applicable to such Awards. The Committee shall set the performance criteria for each year's Annual Incentive Awards no later than the 90th day of the Fiscal Year. The performance criteria shall be determined in the discretion of the Committee, provided that an Award under this Section that is intended to qualify for the Performance-Based Exception shall use performance criteria described in Section 6(1).

(2) As soon as practical following the end of the Fiscal Year, the Committee will certify performance achieved against the performance criteria established at the beginning of the Fiscal Year.

(3) The Committee, in its sole discretion, may adjust any Annual Incentive Award otherwise earned based on an assessment of individual performance, but in no event may any such adjustment result in an increase of an Award intended to qualify for the Performance-Based Exception. The Committee shall determine the amount of any such adjustment by taking into account such factors as it deems relevant including, without limitation: (a) performance against other financial or strategic objectives; (b) its subjective assessment of the Participant's overall performance for the year; and (c) prevailing levels of total compensation among similar companies.

(4) Performance criteria for Annual Incentive Awards will not be adjusted within a Fiscal Year except under circumstances approved by the Committee and, in the case of Annual Incentive Awards intended to satisfy the Performance-Based Exception, in a manner consistent with that exception.

(5) Payment of an Annual Incentive Award will be made in cash, shares of Common Stock, Restricted Stock, Stock Units or a combination of any of the foregoing, as determined in the sole discretion of the Committee to the Participant by March 15 of the calendar year following the end of the Fiscal Year to which the Annual Incentive Award relates, subject to any deferral in payment permitted or required by the Committee under such rules and procedures it may establish.

(6) It shall be presumed unless the Committee determines to the contrary, that all Awards to Employees under this Section are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Annual Incentive Award to qualify for the Performance-Based Exception the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate. For the purpose of complying with the Performance-Based Exception, the maximum Award under this Section paid to any one Employee during any one Fiscal Year shall not exceed $4,000,000, if paid in cash or 1,000,000 shares of Common Stock, if paid in equity.

SECTION 6

PERFORMANCE MEASUREMENT

(1) The Performance Measures that determine the degree of payout and/or vesting of Awards designed to qualify for the Performance-Based Exception may be measured at the Corporation level, at a subsidiary level, or at an operating unit level and shall be chosen from among: (a) income measures (including, but not limited to, gross profits, operating income, earnings before or after taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation, and amortization, earnings per share, cost reductions); (b) return measures (including, but not limited to, return on assets, capital, investment, equity, or sales); (c) cash flow or cash flow return on investments, which equals net cash flows divided by owners equity; (d) revenues from operations; (e) total revenue; (f) cash value added; (g) economic value added; (h) share price (including, but not limited to, growth measures and total shareholder return); (i) sales growth; (j) market share; (k) the achievement of certain quantitatively and objectively determinable non-financial performance measures (including, but not limited to, growth strategies, strategic initiatives, product development, product quality, corporate development, and leadership development); and (l) any combination of, or a specified increase in, any of the foregoing. The Performance Measures may be expressed in either absolute terms or relative to the performance of one or more companies (or an index of multiple companies) identified by the Committee.

(2)    Adjustments to Performance Measures. The Committee may provide, at the time Performance Measures are established, that adjustments will be made to those performance goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (a) gain or loss from all or certain claims and/or litigation and insurance recoveries, (b) the impairment of tangible or intangible assets, (c) stock-based compensation expense, (d) extraordinary, unusual or infrequently occurring events reported in the Company's public filings, (e) restructuring activities reported in the Company's public filings, (f) investments, dispositions or acquisitions, (g) loss from the disposal of certain assets, (h) gain or loss from the early extinguishment, redemption, or repurchase of debt, (i) changes in accounting principles, or (j) any other item, event or circumstance that would not cause an Award to fail to constitute for the Performance-Based Exception. An adjustment described in this Section may relate to the Corporation, any subsidiary, or any operating unit, as determined by the Committee at the time the Performance Measures are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time Performance Measures are established.

(3) The Committee shall have the discretion to adjust the determination of the degree of attainment of the pre-established goals; provided that the Awards that are designated to qualify for Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward). In no event shall the Performance Period for any performance-based equity Award be less than one year.

(4) In the case of any Award that is granted subject to the condition that a specific Performance Measure be achieved, no payment under such Award shall be made prior to the time the Committee certifies in writing that that the Performance Measure has been achieved. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a share of Common Stock from the date the Award is made.

(5) Notwithstanding the foregoing or any other provision of this Plan, the Committee may provide that any Award intended to satisfy the Performance-Based Exception may become vested and/or payable, in whole or in part, in the event of the Participant's death or disability, a Change in Control or under other circumstances consistent with the Section 162(m) of the Code.

SECTION 7

STOCK OPTIONS

(1) The Committee may grant Nonqualified Stock Options to any person eligible to be a Participant. The Committee may grant Incentive Stock Options only to Employees. In order to provide a limitation on the number of shares as provided for in Section 162(m) of the Code and the regulations thereunder, Stock Option grants shall be limited to a maximum of 1,000,000 shares per Fiscal Year for any Employee reduced by the number of SARs granted to that Employee in that year.

(2) The Committee will document the terms of the Stock Option in an Award Agreement to include the Grant Date and Exercise Price, as well as any other terms that it may desire. The Exercise Price under a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value. Subject to adjustment pursuant to Section 12, the Exercise Price of outstanding Stock Options fixed by the Committee shall not be modified.

(3) A Stock Option shall become exercisable in whole or in part upon satisfaction of the conditions specified in the Award Agreement, provided, however, that, except as otherwise provided in subparts (7), (8), (9) or (10) of this Section, no Stock Option vesting on the basis of continued service shall vest in full prior to the commencement of the third anniversary of the Grant Date.

(4) In no event, however, may a Stock Option governed by the Plan be exercised after the expiration of its term. Except as provided herein or in the applicable Award Agreement, no Stock Option may be exercised at any time unless the Participant who holds the Stock Option is then employed by or in service with the Corporation or a subsidiary thereof. The option can be exercised in whole or in part through (i) cashless exercise, (ii) the Corporation withholding from the shares of Common Stock otherwise issuable upon exercise of the Stock Option a number of shares of Common Stock having a Fair Market Value equal, as of the date of exercise, to the Exercise Price of the Stock Option multiplied by the number of shares of Common Stock in respect of which the Stock Option shall have been exercised (“Net-Exercise”), or (iii) other arrangements through agents, including stockbrokers, under arrangements established by the Corporation by paying the amounts required by instructions issued by the Secretary of the Corporation for the exercise of the Stock Options. If an exercise is not covered by instructions issued by the Secretary of the Corporation, the purchase price is to be paid in full to the Corporation upon the exercise of a Stock Option (I) by cash including a personal check made payable to the Corporation, (II) by delivering at fair market value on the date of exercise unrestricted Common Stock already owned by the Participant, or (III) by any combination of cash and unrestricted Common Stock, and in any case, by payment to the Corporation of any withholding tax. Unless otherwise determined by the Committee, shares of Common Stock that otherwise would be delivered to the holder of a Stock Option may be delivered to the Corporation in payment of federal, state and/or local withholding taxes payable in connection with an exercise.

(5) The Participant who holds a Stock Option will have none of the rights of a stockholder with respect to the shares subject to that Stock Option until such shares are issued upon the exercise of that Stock Option.

(6) Neither the Corporation nor any subsidiary may directly or indirectly lend money to any Participant for the purpose of assisting the individual to acquire shares of Common Stock issued upon the exercise of Stock Options granted under the Plan.

(7) In the event of the termination of the employment or service of a Participant who holds an outstanding Stock Option, other than by reason of death, total and permanent disability or (in the case of an Employee or Non-Employee Director) a Qualified Retirement, the Participant may (unless the Stock Option shall have been previously terminated) exercise the Stock Option at any time within twelve (12) months of such termination, but not after the expiration of the term of the Award, to the same extent the Stock Option was exercisable at the date of such termination of employment or service. The transfer of a Participant between the Corporation and any of its subsidiaries will not constitute a termination as long as there is no interruption of employment or service. If the Participant is terminated for cause, as defined in the Navistar Inc. Income Protection Plan (or if the Participant is covered by a different severance plan or agreement, then as defined in such plan or agreement), the post-termination exercise period provided by this subsection shall not apply and the Stock Option shall cease to be exercisable and shall lapse as of the effective date of the termination.

(8) Except as provided in Section 7(11), in the event of a Qualified Retirement a Participant who holds an outstanding Stock Option may exercise the Stock Option to the extent the option is exercisable or becomes exercisable under the terms of the applicable Award Agreement.

(9) In the event of a total and permanent disability, as defined by the Corporation's long term disability programs, (or in the case of a Consultant or Non-Employee Director, as determined by the Committee), a Participant who holds an outstanding Stock Option may exercise the Stock Option, to the extent the Stock Option is exercisable or becomes exercisable under its terms, at any time within three (3) years after such termination or, if later, the date on which the option becomes exercisable with respect to such shares, but not after the expiration of the term of the option.

(10) In the event of the death of a Participant who holds an outstanding Stock Option, the Stock Option may be exercised by a legatee, or by the personal representatives or distributees, at any time within a period of two (2) years after death, but not after the expiration of the term of the option. If death occurs while employed by or in service with the Corporation or a subsidiary , or after a Qualified Retirement or during the three- year period specified in Section 9, Stock Options may be exercised to the extent of the remaining shares covered by Stock Options whether or not such shares were exercisable at the date of death. If death occurs during the twelve (12) month period specified in Section 7, Stock Options may be exercised to the extent of the number of shares that were exercisable at the date of death.

(11) Notwithstanding the other provisions of Section 7, no Stock Option which is not exercisable at the time of a Qualified Retirement shall become exercisable after such Qualified Retirement if, without the written consent of the Corporation, a Participant engages in a business, whether as owner, partner, officer, employee, or otherwise, which is in competition with the Corporation or one of its affiliates, and if the Participant's participation in such business is deemed by the Committee to be detrimental to the best interests of the Corporation. The determination as to whether such business is in competition with the Corporation or any of its affiliates, and whether such participation by such person is detrimental to the best interests of the Corporation, shall be made by the Committee in its absolute discretion, and the decision of the Committee with respect thereto, including its determination as to when the participation in such competitive business commenced, shall be conclusive.

(12) Notwithstanding any provision of the Plan to the contrary, under no circumstances whatsoever shall a Stock Option be exercisable during any period when the exercise of such Stock Option would violate Applicable Law, as defined in Section 22.

SECTION 8

OTHER AWARDS

(1) The Committee may grant Other Awards to persons eligible to be Participants on such terms and conditions as the Committee deems appropriate. Other Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Common Stock or cash, or in a combination of the two, as determined by the Committee.

(2) Other Awards intended to qualify for the Performance-Based Exception will vest or be earned based on satisfaction of Performance Measures specified by the Committee in accordance with Section 6. For Other Awards denominated in shares of Common Stock and intended to qualify for the Performance-Based Exception, the total number of shares subject to Other Awards granted to any one Employee during any one Fiscal Year shall not exceed 1,000,000 shares. For Other Awards denominated in cash and intended to qualify for the Performance-Based Exception, the maximum amount paid to any one Employee during any one Fiscal Year with respect to Other Awards shall not exceed $4,000,000.

SECTION 9

PROHIBITION ON REPRICING AND DISCOUNTED STOCK OPTIONS AND SARs

Notwithstanding any other provision in the Plan, no Stock Option or SAR may be amended or modified in any way that changes the Exercise Price of the Stock Option or SAR, and no Stock Option or SAR may be issued with an Exercise Price that is less than the Fair Market Value or in any other way discounted. This provision shall not limit any adjustments provided by Section 12 relating to adjustments upon changes in capitalization.

SECTION 10

STOCK APPRECIATION RIGHTS

(1) The Committee may, subject to the terms of the Plan, grant SARs to persons eligible to be Participants at any time and from time to time as shall be determined by the Committee. A SAR shall become exercisable in whole or in part upon satisfaction of the conditions specified in the Award Agreement, provided, however, that except as otherwise provided by the Committee, in the event of a Participant's death, disability, or Qualified Retirement no SAR vesting on the basis of continued service shall vest in full prior to the commencement of the third anniversary of the Grant Date.

(2) The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion in determining the number of SARs, subject to the terms of the Plan, and to determine the terms of the SARs. The Exercise Price of a Freestanding SAR shall equal the Fair Market Value. The Exercise Price of Tandem SARs shall equal the Exercise Price of the related Stock Option.

(3) Tandem SARs may be exercised for all or part of the shares of Common Stock subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option.

(4) With respect to a Tandem SAR granted in connection with an Incentive Stock Option, the Tandem SAR shall expire no later than the expiration of the Incentive Stock Option. (5) Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its discretion, imposes upon them, subject, however, to the terms of the Plan.

(5) The Participant who holds a SAR will have none of the rights of a stockholder with respect to the shares subject to that SAR until such shares are issued upon the exercise of that SAR.

(6) The term of SARs shall be determined by the Committee, in its discretion; provided that such term shall not exceed 10 years.

(7) Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying: (a) the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the Exercise Price, by (b) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, Common Stock with a Fair Market Value equal to the amount payable, or in a combination thereof.

(8) All awards to Employees under this Section are intended to qualify for Performance-Based Exception. For the purpose of complying with the Performance-Based Exception, the number of SARs that can be granted to any one Employee in any Fiscal Year shall not exceed 1,000,000, less the number of shares of Common Stock subject to Stock Options granted to such Employee during that Fiscal Year

SECTION 11

RESTRICTED STOCK AND STOCK UNITS

(1) Restricted Stock, or Stock Units, may be granted at any time to any person eligible to be a Participant.

(2) Awards of Restricted Stock or Stock Units may be made to Participants for the purpose of satisfying the stock ownership requirements described in the Navistar Executive Stock Ownership Program, as amended from time to time, or for any other purpose.

(3) Each Award of Restricted Stock or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. For avoidance of doubt, such conditions may include the achievement of Performance Measures specified by the Committee in accordance with Section 6. In no event will an Award of Restricted Stock or Stock Units that vests solely on the basis of continued service vest in full prior to the commencement of the third year anniversary of the Grant Date, except as otherwise provided below in Section 11(6) and 11(7), and except that any Award (or portion thereof) of Restricted Stock or Stock Units representing a Non-Employee Director's first quarterly retainer shall be immediately vested upon the Grant Date.

(4) The Participant will be entitled to all dividends paid with respect to all Restricted Stock awarded under the Plan during the period of restriction and will not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock. The Participant also will be entitled to vote Restricted Stock during the period of restriction.

(5) Pending the vesting a Restricted Stock Award, the shares of Common Stock subject thereto may not be sold, pledged, assigned, encumbered or otherwise transferred and a stop transfer order will be issued to the Corporation's transfer agent. Any certificates issued in respect of Restricted Stock will include a legend reflecting these transfer restrictions (as well as any other legends deemed appropriate by the Committee) and may be held in escrow by the Secretary of the Corporation (or his or her designee) pending the vesting of that stock.

(6) In the event a Participant dies while employed by the Corporation or a subsidiary, performing services as a Consultant, or serving as a Non-Employee-Director, the Restricted Stock or Stock Units will vest as of the date of death and all restrictions shall lapse and the Restricted Stock or Stock Units will be immediately transferable to the named beneficiary or to the Participant's estate. Any Restricted Stock or Stock Units that becomes payable after the Participant's death shall be distributed to the Participant's beneficiary or beneficiaries. A beneficiary designation may be changed by filing the prescribed form with the Secretary of the Corporation at any time before the Participant's death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Restricted Stock or Stock Units that becomes payable after the Participant's death shall be distributed to the Participant's estate.

(7) Unless otherwise provided for in the applicable Award Agreement, Restricted Stock granted to an Employee or Non-Employee Director will become nonforfeitable upon the Participant's eligibility for Qualified Retirement (and Restricted Stock granted to an Employee or Non-Employee Director who is already eligible for Qualified Retirement will be nonforfeitable immediately upon issuance), provided that such Restricted Stock will remain subject to the transfer restrictions described above in Section 11(5) in such proportions and until such dates as specified in the vesting schedule otherwise applicable to the Award. Similarly, unless otherwise provided for in the applicable Award Agreement, Restricted Stock will become nonforfeitable upon cessation of a Participant's employment with, or service to, the Corporation due to his or her total and permanent disability (as determined by the Committee), provided that such Restricted Stock will remain subject to the transfer restrictions described above in Section 11(5) in such proportions and until such dates as specified in the vesting schedule otherwise applicable to the Award. Stock Units will be subject to accelerated vesting and/or settlement in connection with a Participant's Qualified Retirement or disability to the extent specified in the applicable Award Agreement.

(8) Except as otherwise provided above with respect to death, disability, or Qualified Retirement or unless otherwise provided in the applicable Award Agreement or determined by the Committee, if Participant terminates employment or service as a Consultant or Non-Employee Director, any Restricted Stock or Stock Units that are not then vested will be forfeited to the Corporation.

(9) To the extent and in the manner specified in the applicable Award Agreement, dividend equivalents with respect to outstanding Stock Unit Awards may be (a) credited in the form of additional Stock Units or deferred cash, or (b) paid promptly in cash. Whether Stock Units include such dividend equivalent rights will be determined by the Committee, in its discretion.

(10) The total number of shares subject to Restricted Stock and Stock Unit Awards intend to qualify for the Performance-Based Exception and granted to any one Employee during any one Fiscal Year shall not exceed 1,000,000 shares.

(11) Notwithstanding the other provisions of Section 11, any Restricted Stock or Stock Unit that becomes otherwise nonforfeitable due to a Participant's eligibility for Qualified Retirement and that has not yet been released from transfer restrictions (in the case of Restricted Stock) or that has not yet been settled (in the case of a Stock Unit) will be forfeited if, without the written consent of the Corporation, a Participant engages in a business, whether as owner, partner, officer, employee, or otherwise, which is in competition with the Corporation or one of its affiliates, and if the Participant's participation in such business is deemed by the Committee to be detrimental to the best interests of the Corporation. The determination as to whether such business is in competition with the Corporation or any of its affiliates, and whether such participation by such person is detrimental to the best interests of the Corporation, shall be made by the Committee in its absolute discretion, and the decision of the Committee with respect thereto, including its determination as to when the participation in such competitive business commenced, shall be conclusive.

SECTION 12

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

Notwithstanding any other provision of the Plan, in the event of a recapitalization, stock split or combination, stock dividend, spin-off, merger, consolidation, reorganization or other similar event or transaction affecting the Common Stock, substitutions or adjustments will be made by the Committee to the aggregate number, class and/or issuer of the securities that may be issued under the Plan to the annual limits on Awards, to the number, class and/or issuer of securities subject to outstanding Awards and to the exercise price of outstanding Stock Options and SARs, in each case in a manner that reflects equitably the effects of such event or transaction.

SECTION 13

ADMINISTRATION OF THE PLAN

Full power, authority and discretion to construe, interpret and administer the Plan are vested in the Committee. Decisions of the Committee will be final, conclusive and binding upon all parties, including the Corporation, stockholders, Participants, and their beneficiaries. The foregoing will include, but will not be limited to, all determinations by the Committee as to (a) the selection of Employees, Consultants, and Non-Employee Directors for participation in the Plan, (b) the size, type and other terms of Awards, (c) the selection and adjustment of performance criteria, and (d) the extent to which performance criteria or other vesting conditions are satisfied, and (e) the waiver or amendment of any Award terms. Any person who accepts any Award hereunder agrees to accept as final, conclusive and binding all determinations of the Committee. The Committee will have the right, in the case of Employees or Consultants who are employed or engaged to perform services, respectively, outside the United States, or Non-Employee Directors not resident in the United States, to vary from the provision of the Plan to the extent the Committee deems appropriate in order to preserve the incentive features of the Plan.

SECTION 14

NON-ASSIGNMENT

Awards may not be assigned, alienated, or otherwise transferred. In case of a Participant's death, the amounts distributable to the deceased Participant under the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the designated beneficiary or beneficiaries. The amount distributable to a Participant upon death and not subject to such a designation shall be distributed to the Participant's estate. If there is any question as to the right of any beneficiary to receive a distribution under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Corporation will have no further liability to anyone with respect to such amount.

SECTION 15

WITHHOLDING TAXES

(1) A Participant may elect, subject to the provisions of the applicable Sections of the Plan and the terms of the Award, to pay any withholding tax due in connection with the exercise of any Stock Option or SAR or upon the vesting of Restricted Stock or the settlement of Stock Units or any other Award either (i) by cash including a personal check made payable to the Corporation or (ii) by delivering at fair market value, on the date that the amount of tax to be withheld is determined, unrestricted Common Stock already owned by the Participant, or (iii) by any combination of cash or unrestricted Common Stock. In addition, the Committee may permit, in the

Award Agreement or otherwise, that in the event that a Participant is required to pay to the Corporation any amount to be withheld in connection with the exercise, vesting or settlement of an Award denominated in shares of Common Stock, the Participant may satisfy such obligation (in whole or in part) by electing to have the Corporation withhold a portion of the shares of Common Stock otherwise to be issued upon exercise, vesting or settlement of such Award equal in value to the minimum amount required to be withheld. The value of the shares of Common Stock to be withheld shall be the Fair Market Value on the date that the amount of tax to be withheld is determined.

(2) The Corporation does not warrant the tax treatment of Awards. Accordingly, while the Corporation will endeavor to structure Awards to comply with or be exempt from the requirements of Section 409A of the Code, the Corporation will have no obligation to indemnify any Participant from any taxes or penalties incurred under Section 409A of the Code (or any other taxes or penalties).

SECTION 16

RIGHTS OF PARTICIPANT

To the extent that any Participant, beneficiary or estate acquires a right to receive payments or distributions under the Plan, such right will be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions to be made hereunder will be paid from the general assets of the Corporation. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create any contracted right or trust of any kind or fiduciary relationship between the Corporation and any Participant, beneficiary or estate.

SECTION 17

MODIFICATION, AMENDMENT OR TERMINATION

The Committee may modify, amend, or terminate the Plan at any time, provided that, unless the requisite approval of stockholders is obtained, no amendment shall be made to the Plan if such amendment would (i) increase the number of shares of Common Stock available for issuance under the Plan or increase the limits applicable to Awards under the Plan, in each case, except as provided in Section 12; (ii) lower the Exercise Price of the Stock Option or SAR grant value below 100% of the Fair Market Value except as provided in Section 12; (iii) remove the repricing restriction set forth in Section 9; or (iv) require stockholder approval as a matter of law or under rules of the New York Stock Exchange. No Plan amendment shall, without the affected Participant's consent, terminate or adversely affect any right or obligation under any Stock Option or other Award previously granted under the Plan.

SECTION 18

RESERVATION OF SHARES

(1) The total number of shares of Common Stock reserved and available for delivery pursuant to this Plan is 3,665,500, all of which will be available for issuance in respect to Incentive Stock Options. The number of shares of Common Stock authorized and available shall be increased by shares of Common Stock subject to an option or award under this Plan (or under the Navistar 1994 Performance Incentive Plan, the Navistar 1998 Supplemental Stock Plan, the 1998 Non-Employee Director Stock Option Plan or the 2004 Plan) that is cancelled, expired, forfeited, settled in cash or otherwise terminated after the date this Plan is approved by the stockholders of the Corporation without a delivery of shares to the award holder, including shares of Common Stock withheld to satisfy the exercise price of an option or a tax withholding obligation arising in connection with an award. For avoidance of doubt, any shares of Common Stock subject to the exercised portion of a SAR that are not actually issued in connection with that exercise will become available for issuance with respect to other Awards.

(2) Shares of Common Stock issued hereunder may be in whole or in part, as the Board of Directors or its duly authorized delegate shall from time to time determine authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Corporation.

(3) Notwithstanding any other provision of this Plan, Awards that do not meet the minimum three (3) year time-based vesting requirement elsewhere herein stated may be granted with respect to up to ten percent (10%) of the shares of Common Stock authorized for issuance under the first sentence of subsection (1) above.

SECTION 19

RIGHTS OF EMPLOYEES

Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional future Awards. Nothing in the Plan will confer on any Employee or Participant any right to continue in the employ of the Corporation or any of its subsidiaries or interfere with or prevent in any way the right of the Corporation or any of its subsidiaries to terminate an Employee or Participant's employment at any time for any reason.

SECTION 20

CHANGE IN CONTROL

(1) Notwithstanding any provision contained herein to the contrary other than Section 20(3), in the event of both (x) a Change in Control and (y) either immediately before the date on which a Change in Control occurs or during the 36 month-period after the date of the then-most recent Change in Control, an Employee experiences (1) a separation for “Constructive Termination” or an involuntary termination for any reason other than “Cause” (both, as defined in the Employee's Executive Severance Agreement) or (2) an involuntary termination for any reason other than “Cause” (as defined in the Corporation's Income Protection Plan for those Employees who are not a party to an Executive Severance Agreement), then (I) all awarded Restricted Stock, Stock Units, and Other Awards will immediately be free of all restrictions and performance contingencies and will be deemed fully earned and not subject to forfeiture and (II) all outstanding Stock Options and SARs will be immediately exercisable and shall continue to be exercisable for a period of three (3) years from the date of the Change in Control regardless of employment status, except that the term of any Stock Options and SARs shall not be extended beyond the end of the original term of the Award.

(2) Notwithstanding any provision contained herein to the contrary other than Section 20(3), in the event of both (x) a Change in Control and (y) either immediately before the date on which a Change in Control occurs or during the 36 month-period after the date of the then-most recent Change in Control, a Consultant or Non-Employee Director experiences a separation in service, all awarded Restricted Stock, Stock Units, and Other Awards will immediately be free of all restrictions and performance contingencies and will be deemed fully earned and not subject to forfeiture and all outstanding Stock Options and SARs governed by the Plan will be immediately exercisable and shall continue to be exercisable for a period of three (3) years from the date of the Change in Control regardless of service status, except that the term of any Stock Options and SARs shall not be extended beyond the end of the original term of the Award.

(3) Upon or immediately prior to (and contingent on) a Change in Control or any similar transaction, the Committee may, in its sole discretion, take any or all of the following actions with respect to outstanding Awards: (a) accelerate the vesting of outstanding Awards, in whole or in part; (b) terminate all Stock Options and SARs, provided that the Committee provides the Participant an opportunity to exercise such Stock Options or SARs, as the case may be, within a specified period following the Participant's receipt of a notice of such transaction and the Committee's intention to terminate such Stock Options and SARs effective immediately prior to such transaction; (c) cancel any Stock Option or SAR in exchange for a payment in cash of an amount equal to (i) the product of (A) the difference, if any, between the then current Fair Market Value of one share of Common Stock and the per share Exercise Price of such Stock Option or SAR and (B) the number of shares underlying the unexercised portion of such Stock Option or SAR; provided, however, that if the per share Exercise Price of such Stock Option or SAR equals or exceeds the then current Fair Market Value of one share of Common Stock, such Stock Option or SAR shall be canceled with no payment due the Participant; (d) if such transaction also either constitutes a change in the ownership or effective control of the Corporation or Navistar, Inc., or a change in the ownership of a substantial portion of the assets of the Corporation or Navistar, Inc. (as defined in Section 409A(a)(2)(A)(v) (or any successor thereto) of the Code and its governing regulations) settle any outstanding Stock Unit or Other Award subject to Section 409A or cancel either such Award in exchange for a payment in cash of an amount equal to (i) the product of (A) the then current Fair Market Value of one share of Common Stock and (B) the number of shares underlying such Award; or (e) substitute cash for the Common Stock underlying any Stock Unit or Other Award in an amount equal to (i) the product of (A) the then current Fair Market Value of one share of Common Stock and (B) the number of shares underlying such Award, but retain the original vesting and payment schedule applicable to such Award. If the Corporation is not publicly traded immediately before such transaction, the Committee may, in its sole discretion, determine the Fair Market Value of the Common Stock based solely on the amount of consideration to be paid in respect thereof only on the closing date of such transaction (in which case such Stock Option and SAR holders shall not participate in any post-closing payments, such as net working capital, debt and cash adjustments, earn outs or escrows); The application of the foregoing provisions shall be determined by the Committee in its sole and absolute discretion and shall be binding on Participants and all other persons.

SECTION 21

LIMITATION OF ACTIONS

Every right of action by or on behalf of the Corporation or any stockholder against any past, present or future member of the Board of Directors, officer or Employee arising out of or in connection with the Plan will, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer or Employee, cease and be barred by the expiration of three (3) years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises or (b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the annual meeting of stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate amount of Awards during such period; and any and all right of action by an Employee, Consultant, or Non-Employee Director (past, present or future) against the Corporation arising out of or in connection with the Plan shall, irrespective of the place where action may be brought, cease and be barred by the expiration of three (3) years from the date of the act or omission in respect of which such right of action arises.

SECTION 22

GOVERNING LAW

The Plan will be governed by and construed in accordance with applicable Federal laws and, to the extent not inconsistent therewith or pre-empted thereby, with the laws of the State of Delaware (without regard to the conflicts of laws provisions of that State or any other jurisdiction), including applicable regulations, rules, and such other applicable authorities thereunder (“Applicable Law”). Accordingly, for the avoidance of doubt, the receipt, exercise, issuance, and disposition, as appropriate, of any Award, Common Stock is expressly conditioned upon and subject to any and all limitations, restrictions, prohibitions, or such other conditions imposed by Applicable Law, including, but not limited to, applicable Federal and state securities law.

SECTION 23

EFFECTIVE DATE

The effective date of the Plan shall be February 19, 2013 (the "Effective Date"), subject to approval by the stockholders at the Corporation's Annual Meeting of stockholders to be held on February 19, 2013, or any adjournment thereof. The Plan shall continue in effect for ten (10) years from the Effective Date, until February 19, 2023. No Awards may be granted subsequent to February 19, 2023, but Awards theretofore granted may extend beyond that date in accordance with their terms.

NAVISTAR®

NAVISTAR INTERNATIONAL CORPORATION
2701 NAVISTAR DRIVE
LISLE, IL 60532

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 12, 2018. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 12, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
To reduce Navistar's printing and mailing costs and to save resources, you can consent to receive all future proxy materials electronically at http://www.navistar.com/navistar/investors.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E34541-P99915 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NAVISTAR INTERNATIONAL CORPORATION

The Board of Directors recommends that you vote FOR the following 10 Director Nominees:

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Troy A. Clarke
02) José María Alapont
03) Stephen R. D'Arcy
04) Matthias Gründler
05) Vincent J. Intrieri
06) Daniel A. Ninivaggi
07) Mark H. Rachesky, M.D.
08) Andreas H. Renschler
09) Michael F. Sirignano
10) Dennis A. Suskind

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Advisory Vote on Executive Compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. Vote to approve the material terms of the performance measures and goals set forth in our 2013 Performance Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. Vote to ratify the selection of KPMG LLP as our independent registered public accounting firm.	☐	☐	☐

The foregoing items of business are more fully described in the Proxy Statement accompanying this card. The Board of Directors of the Company has fixed the close of business on December 18, 2017, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Company's Board of Directors. The shares represented by this proxy will be voted in accordance with the instruction given by the undersigned Stockholder(s). **The Board of Directors recommends the following votes on the proposals above: "FOR" proposals 1, 2, 3 and 4.**

Non-Voting Items

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Authorized Signatures
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NAVISTAR®

ADMISSION TICKET

(Not Transferable)

NAVISTAR INTERNATIONAL CORPORATION

2018 Annual Meeting of Stockholders

Tuesday, February 13, 2018

9:00 a.m. Central Time

Navistar International Corporation

Corporate Headquarters

2701 Navistar Drive

Cyrus Hall Auditorium

Lisle, Illinois 60532

PHOTO IDENTIFICATION WILL BE REQUIRED

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side or their duly authorized representative and is not transferable.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E34542-P99915

NAVISTAR®

NAVISTAR INTERNATIONAL CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 13, 2018

At the Annual Meeting of Stockholders of Navistar International Corporation (the "Company") on February 13, 2018, or at any adjournments or postponements thereof, the undersigned hereby appoints the Chief Executive Officer, the Chief Financial Officer and the General Counsel, and each of them, proxies with power of substitution to vote, as indicated on the matters set forth on the reverse side hereof and in their discretion upon such other business as may properly come before the meeting.

This card also serves to instruct the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote the shares of the Company's stock credited to the accounts of the undersigned under any such plan at the close of business on December 18, 2017, as directed herein on the matters listed on the reverse side, and, in his or her discretion, on any other matters that may come before the meeting. To the extent that the trustee has not received the directions from the undersigned by February 9, 2018, the trustee will act in accordance with the defined contribution plan documents.

You are encouraged to specify your choices by marking the appropriate boxes. However, if you wish to vote in accordance with the Board of Directors' recommendations, simply sign and return this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE 10 NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL THAT THE BOARD HAS MADE A RECOMMENDATION IN FAVOR THEREOF.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE